As filed with the Securities and Exchange Commission on October 1, 1996
                                                    Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      MAGICWORKS ENTERTAINMENT INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------

                     DELAWARE                                   7922                                87-0425513
          (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                                                                                               BRAD KRASSNER
                                                                                   MAGICWORKS ENTERTAINMENT INCORPORATED
               930 WASHINGTON AVENUE                                                       930 WASHINGTON AVENUE
            MIAMI BEACH, FLORIDA 33139                                                  MIAMI BEACH, FLORIDA 33139
                  (305) 532-1566                                                              (305) 532-1566
         (ADDRESS, INCLUDING ZIP CODE, AND                                       (NAME, ADDRESS, INCLUDING ZIP CODE, AND
     TELEPHONE NUMBER, INCLUDING AREA CODE, OF                                    TELEPHONE NUMBER, INCLUDING AREA CODE,
     REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                                             OF AGENT FOR SERVICE)

                                                     COPY OF COMMUNICATIONS TO:

                                                         GARY EPSTEIN, ESQ.
                                                    GREENBERG, TRAURIG, HOFFMAN,
                                                   LIPOFF, ROSEN & QUENTEL, P.A.
                                                        1221 BRICKELL AVENUE
                                                        MIAMI, FLORIDA 33131
                                                           (305) 579-0500
                                                     (FACSIMILE) (305) 579-0717

           Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[_]
                                ---------------
           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                ----------------
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                 ---------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                       PROPOSED MAXIMUM
                                                      AGGREGATE OFFERING           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES REGISTERED               PRICE(1)            REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Common Stock, $.001 par value........                  $80,896,124                $27,909
-----------------------------------------------------------------------------------------------
Common Stock, $.001 par value(2).....                  $ 5,185,750                $ 1,981
-----------------------------------------------------------------------------------------------
Redeemable Warrants(3)...............                  $ 5,185,750                $ 1,789
-----------------------------------------------------------------------------------------------
Common Stock, $.001 par value(4).....                  $ 5,185,750                $    (5)
-----------------------------------------------------------------------------------------------
Placement Agent Warrants(6)..........                  $ 1,500,000                $   517
-----------------------------------------------------------------------------------------------
Common Stock, $.001 par value(7).....                  $ 1,500,000                $    (5)
-----------------------------------------------------------------------------------------------
Total................................                  $99,453,374                $32, 196
===============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of the average of the bid and asked sales prices of the Company's Common Stock on September 26, 1996, as reported on the OTC Bulletin Board.
(2) Represents shares of Common Stock issuable upon the conversion outstanding convertible notes ("Notes"), together with such indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions contained therein.
(3) Represents Redeemable Warrants that may be issued upon the prepayment of the Notes under certain circumstances.
(4) Represents shares of Common Stock issuable upon the exercise of Redeemable Warrants that may be issued upon conversion of the Notes in certain circumstances, together with such indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions contained therein.
(5) Pursuant to Rule 457(i), no fee is being paid.
(6) Represents outstanding warrants issued to the Placement Agent named herein.
(7) Represents shares of Common Stock issuable upon the exercise of 500,000 outstanding Placement Agent Warrants exercisable for into an aggregate of 500,000 shares of Common Stock, together with such indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions contained therein.

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      MAGICWORKS ENTERTAINMENT INCORPORATED


         (CROSS REFERENCE SHEET PURSUANT TO ITEM 501 OF REGULATION S-K)




          ITEM NUMBER AND CAPTION                         HEADING IN PROSPECTUS
---------------------------------------------------------------------------------------------------
1.     Forepart of the Registration Statement
       and Outside Front Cover Page of Prospectus......   Outside Front Cover Page

2.     Inside Front and Outside Back Cover Pages
       of Prospectus...................................   Inside Front and Outside Back Cover Pages

3.     Summary Information and Risk Factors............   Prospectus Summary; Risk Factors

4.     Use of Proceeds.................................   Use of Proceeds

5.     Determination of Offering Price.................   Cover Page; Plan of Distribution

6.     Dilution........................................   *

7.     Selling Security Holders........................   Selling Securityholders

8.     Plan of Distribution............................   Cover Page; Plan of Distribution

9.     Description of Securities to be Registered......   Description of Securities; Dividend Policy

10.    Interests of Named Experts and Counsel..........   *

11.    Information With Respect to the Registrant......   Prospectus Summary; Risk Factors;
                                                          Consolidation  Transactions and S Corporation
                                                          Distributions;  Dividend Policy; Capitalization;
                                                          Selected Combined Financial Data; Pro Forma
                                                          Selected Combined Pro Forma Financial Data;
                                                          Management's Discussion and Analysis of
                                                          Financial Condition and Results of Operations;
                                                          Business; Management; Principal Shareholders;
                                                          Certain Transactions;  Description of Securities;
                                                          Shares Eligible for Future Sale; Combined
                                                          Financial Statements

12.    Disclosure of Commission Position
       on Indemnification for Securities Act
       Liabilities....................................    *

-----------------------------

* Omitted because response is negative or inapplicable.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS
                    SUBJECT TO COMPLETION, OCTOBER 1, 1996
                                26,226,465 SHARES
                      MAGICWORKS ENTERTAINMENT INCORPORATED
                                  COMMON STOCK

                   This Prospectus relates to the offer and sale from time to time of 26,226,465 shares of Common Stock, $.001 par value (the "Shares"), along with 1,481,643 redeemable warrants ("Redeemable Warrants") that may be issued upon prepayment of the Notes (as defined below) in certain circumstances and 500,000 warrants issued in connection with the Private Placement, as defined below ("Placement Agent Warrants," and together with the Redeemable Warrants, the "Warrants") of Magicworks Entertainment Incorporated, a Delaware corporation (the "Company"), by certain securityholders of the Company (collectively, the "Selling Securityholders"). Of the 26,226,465 Shares offered hereby, 2,074,300 Shares were issued in connection with the Private Placement and 1,481,643 Shares are issuable upon conversion of outstanding Notes ("Note Shares") issued in connection with the Company's private placement (the "Private Placement") of
414.86 of its Units ("Units"), each Unit consisting of (a) an unsecured senior convertible note (collectively, the "Notes") in the principal amount of $12,500 and (b) 5,000 shares of Common Stock. Also included in the Shares of Common Stock offered hereby are 1,481,643 Shares underlying certain Redeemable Warrants ("Redeemable Warrant Shares") which may be issued in the future, as described below, and Shares underlying Placement Agent Warrants to purchase an aggregate of 500,000 Shares of Common Stock ("Placement Agent Warrant Shares") that expire in July, 2001 and have an exercise price of $3.50 per share which are held by Capital Growth International, L.L.C., the Company's placement agent in the Private Placement, and its designees ("Capital Growth"). The Shares, the Redeemable Warrants and the Placement Agent Warrants are sometimes referred to herein collectively as the "Securities." See "Description of Securities," and "Certain Transactions."


                   The Company will not receive any proceeds from this offering; however, the maximum gross proceeds payable to the Company from the exercise of all of the Warrants, if exercised in full, would be $6,935,751. The Company has agreed to bear the expenses of registration of the Securities under federal and state securities laws.

                   Currently there is no active trading market for the Common Stock. The Common Stock is quoted on the NASD over-the-counter market (the "OTC Bulletin Board") under the trading symbol "MAJK." The Company has applied for the listing of its Common Stock on the Nasdaq National Market ("NMS"). On September 4, 1996, the last reported bid price of the Common Stock was $3.50 per share. See "Price Range of Common Stock." Currently there is no public market for the Warrants, nor is one expected to develop.
                                ----------------
          SEE "RISK FACTORS" ON PAGES 7 THROUGH 10 FOR A DISCUSSION OF
       CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                                ----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                  The Company has been advised by the Selling Securityholders that the Securities offered hereby may be sold from time to time on the over-the-counter market or, after final approval is received from NASDAQ, on NMS, through brokers, dealers, underwriters or agents on terms to be determined at the times of such sales. The Company is registering the Securities pursuant to the Company's obligations under certain registration rights agreements and pursuant to requests by certain Selling Securityholders, but the registration of the Securities does not necessarily mean that any of the Securities will be offered or sold hereunder. To the extent required, the specified Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any such broker, dealer, underwriter or agent, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution."

                  The Selling Securityholders and any dealers or agents that participate in the distribution of the Securities offered hereby may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the sale of such Securities offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

           THE DATE OF THIS PROSPECTUS IS __________________ __, 1996

                              AVAILABLE INFORMATION

                  The Company intends to furnish to its stockholders annual reports containing financial statements audited by independent accountants, and such other periodic reports as it may determine to furnish or be required by law, including Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, such Registration Statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is hereby made to such Registration Statement, including the exhibits thereto. Copies of the Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the fees prescribed by the Commission, or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the Registration Statement can be obtained from the Commission's web site athttp://www.sec.gov. Quotations relating to the Company's Common Stock are expected, subject to customary conditions, to appear on NMS, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

                  THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND COMBINED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE NOTED, THE INFORMATION IN THIS PROSPECTUS GIVES EFFECT TO THE CONSUMMATION OF THE CONSOLIDATION AND THE MERGER.

                                   THE COMPANY

                  Magicworks Entertainment Incorporated (the "Company") acquires domestic and international stage and ancillary rights to theatrical productions, produces and promotes live entertainment, manages and books performances and shows, and merchandises a broad range of products associated with its productions and performers. The Company is also involved in the management of performing arts facilities. The Company has experienced significant growth over the past several years. Revenues and pre-tax income have increased from $7.5 million and $1.0 million, respectively, in 1992 to $42.7 million and $3.7 million, respectively, in 1995.

                  The Company's strategy has been to integrate the financing, production, booking and ancillary exploitation of live entertainment, which allows the Company to exercise control over all aspects of its productions, including theatrical production, booking, marketing and merchandising. Prior to 1992, the Company focused primarily on, and derived the majority of its profits from, the worldwide production of "The Magic of David Copperfield," as well as its management and booking agency and its merchandising business, and was not involved in other large scale productions. However, because artists and producers wishing to gauge the market's receptivity to their productions typically approached the Company in its capacity as booking agent early in a show's development process, the Company perceived an opportunity to participate in additional roles beyond its traditional management, booking agency and merchandising operations.

                  In 1992, the Company began to act as producer and co-producer of productions for which the Company believed market demand was strong, based on the responses to its booking inquiries. In some cases, in addition to production rights, the Company obtained other rights associated with the show, such as the ability to present the show in certain venues.

                  The Company's successful productions since 1992 have included "Ken Hill's The Phantom of the Opera" and "South Pacific," starring Robert Goulet, and its major current productions include "Jesus Christ Superstar," "The Magic of David Copperfield," "Hello, Dolly!" starring Carol Channing and "Deathtrap," starring Elliot Gould and Mariette Hartley. Further, the Company has the rights to produce and anticipates producing "Singin' in the Rain," "Gershwin on Ice" and "The Hunchback of Notre Dame."

                  The Company plans to continue to seek to acquire touring rights for well-established star musicals, and to utilize its management and booking division to determine the demand for live entertainment productions. Since the determination of demand is made in advance of any significant commitment by the Company, the Company believes that its success has been related in part to its ability to produce only those shows which appear prospectively to have limited risk and the potential for significant reward.

                  After obtaining the production rights to a show, the Company typically casts the lead role with recognized talent, and then solicits commitments from promoters in various locations in which the show could be presented. The promoters guarantee the Company a minimum amount of weekly revenues (which guarantee is often secured by a letter of credit) as well as a share of any profits above the guaranteed amount. The Company frequently receives a deposit from the local promoters, the amount of which is based on the Company's past relationship with the individual promoter. For foreign productions, the deposit is generally equivalent to the total amount of the guarantee. In this manner, the Company seeks to further minimize its production risk.

                  In addition to its production business, the Company acts as the management and booking agent for a variety of live entertainment events. As management and booking agent, the Company is retained by producers to arrange bookings for the tours of various theatrical presentations, musical acts and one person shows. The Company then markets the productions to presenters throughout the world, and is paid either a fixed fee or a percentage of proceeds for such bookings. These arrangements preclude the need for the Company to invest any of its own capital in its capacity as management and booking agent.

                  The Company currently acts as exclusive management and booking agent for over 23 shows, including "The Magic of David Copperfield," "Nutcracker on Ice," "Jesus Christ Superstar," by Andrew Lloyd Webber and Tim Rice, "The Pointer Sisters' Ain't Misbehavin'," "Hello, Dolly!" starring Carol Channing, "Three Tall Women," "She Loves Me," "Deathtrap," "Mame" and the national touring company of "A Chorus Line;" musical acts such as the Newport Jazz All-Stars and the Preservation Hall Jazz Band; and one-person shows such as Hal Holbrook in "Mark Twain Tonight," James Whitmore in "Will Rogers USA," Amanda Plummer in "The Belle of Amherst" and Kevin McCarthy in "Give 'Em Hell Harry!" Further, the Company has recently entered into an exclusive agreement to represent the musical "Big" for all U.S. and Canadian tour bookings (excluding New York, Los Angeles and Toronto).

                  The Company plans to continue to exploit its experience and contacts with performers, venues, presenters and sponsors by expanding its operations, as opportunities arise, in the areas of sports, speakers' bureaus, music, movies and television. Further, the Company believes that its relationships in the entertainment industry will facilitate its expansion into other areas, particularly with respect to facility management, production and presentation opportunities.

                  In addition, the Company perceives an opportunity to grow through the acquisition of local and regional entertainment producers, presenters, facilities owners and management companies. The Company believes that there are significant acquisition opportunities available due to the highly fragmented nature of the live entertainment industry.

                  In keeping with its strategy to further broaden its own business by acquiring entertainment related businesses, on August 28, 1996, the Company acquired all of the issued and outstanding capital stock of Movietime Entertainment, Inc. ("Movietime") in exchange for 1,199,999 shares of Common Stock. Movietime has developed and implemented an interactive telecommunications service that provides digital telephone delivery systems to movie theaters. Movietime's digital-based delivery system replaces the analog recording machines now in use at movie theaters with an interactive digital voicemail system that provides customized, site specific theater information such as show times, ticket prices, location and travel directions. The Company believes that the Movietime system enables a theater to increase ticket sales through improved customer service by significantly increasing the number of telephone calls able to reach the theater simultaneously. If Movietime achieves significant market penetration, the Company hopes to generate revenues by selling advertising time on the recorded announcements.


                               COMPANY BACKGROUND

                  The Company was incorporated under the laws of the State of Utah in February 1985 under the name "Marino Investments, Inc." In April 1988, the Company changed its name to "Rattlesnake Gold, Inc." and changed its state of domicile from Utah to Delaware. In June 1995, the Company changed its name to Shadow Wood Corporation. The Company was formed for the purpose of raising capital and acquiring suitable property, assets or business by means of completing a merger with, or acquisition of, any privately-held business enterprise. The Company had no material operations until July 1996. In July 1996, Magicworks Entertainment Incorporated, a Florida corporation ("MEI"), was merged (the "Merger") into the Company and the Company changed its name to "Magicworks Entertainment Incorporated."

                  MEI was formed in June 1996 as a holding company to facilitate the consolidation of the operations of each of Diamond Bullet Merchandising, Inc., a Florida corporation, Touring Artists Group, Inc., an Ohio corporation, Touring Artists Group, Inc., a Florida corporation, Performing Arts Management of North Miami, Inc., a Florida corporation, Magic Promotions, Inc., a Florida corporation, and Magic Promotion, Inc., an Ohio corporation, all of which shared common control, but which had operated previously as independent corporations (the foregoing corporations are referred to herein collectively as the "Constituent Corporations"). Concurrently with the initial closing of the Private Placement, 100% of the capital stock of each of the Constituent Corporations was acquired by the Company (the "Consolidation").

                  The Company was the surviving corporation in the Merger. Pursuant to the Merger, each outstanding share of common stock, $.001 par value per share, of MEI was converted into the right to receive one share of Common Stock. The Board of Directors and management of MEI were elected to corresponding positions with the Company. Simultaneously with the consummation of the Merger, the Company issued and sold 400.06 Units in connection with which it received net proceeds of $8,919,350. On September 27, 1996, the Company issued and sold an additional 14.8 Units pursuant to the Private Placement in connection with which it received additional net proceeds of $333,000.

                  Subsequent to the Merger, on August 28, 1996, the Company acquired (the "Movietime Acquisition") all of the outstanding capital stock of Movietime, pursuant to the merger (the "Movietime Merger") of MT Acquisition Sub Inc. ("MT Sub"), a newly-formed, wholly-owned subsidiary of the Company, with and into Movietime. The Movietime Acquisition was consummated pursuant to that certain Agreement and Plan of Merger dated August 28, 1996 (the "Movietime Agreement") among the Company, MT Sub, Movietime and all of the stockholders of Movietime (the "Movietime Stockholders"). Movietime was the surviving corporation in the Movietime Merger. Pursuant to the Movietime Merger, each share of Movietime common stock, par value $1.00 per share, was converted into the right to receive 2,962.96 shares of common stock, $.001 par value ("Common Stock"), of the Company rounded to the nearest whole number, resulting in the issuance of 1,199,999 shares of Common Stock to the Movietime Stockholders.

                  Unless the context requires otherwise, all references in this Prospectus to the Company shall mean the Company as successor by merger to the business of MEI and shall include its wholly-owned subsidiaries. The Company's executive offices are located at 930 Washington Avenue, Miami Beach, Florida 33139 and its telephone number is (305) 532-1566.


                                  THE OFFERING

Securities Offered.................... 26,226,465 shares of Common Stock, including 22,763,179 outstanding shares
                                       of Common Stock which may be sold by
                                       Selling Securityholders and up to
                                       3,463,286 Note Shares, Placement Agent
                                       Warrant Shares and Redeemable Warrant
                                       Shares which may be sold by the holders, respectively, of outstanding Notes, outstanding Placement Agent Warrants and Redeemable Warrants which may be issued in the future.

                                       1,981,643 Warrants, including 500,000
                                       Placement Agent Warrants which may be
                                       sold by the Selling Securityholders and
                                       up to 1,481,643 Redeemable Warrants that may be issued upon the prepayment of the Notes in certain circumstances.

Quotation............................  The Common Stock is quoted on the NASD
                                       Over-the-Counter market and the Company
                                       has applied for the listing of its
                                       Common Stock on NMS.

Trading Symbol.......................  "MAJK"

                         SUMMARY COMBINED FINANCIAL DATA

                  The summary combined financial information set forth below has been derived from the audited combined financial statements of Magic Promotion, Inc., an Ohio corporation ("MPIO") and Magic Promotions, Inc., each of which is a wholly-owned subsidiary of the Company, and should be read in conjunction with such financial statements and the notes thereto appearing elsewhere in this Prospectus. MPIO was deemed to be the acquiring entity in the Consolidation.(1)

                                                                                                     SIX MONTHS
                                               YEAR ENDED DECEMBER 31,                              ENDED JUNE 30,
                             -----------  --------------------------------------------------  --------------------------
                                 1991         1992         1993        1994           1995        1995           1996
                             -----------  -----------  -----------  -----------   -----------  -----------   ------------
STATEMENT OF OPERATIONS DATA:
Revenues:
         Production ........ $   494,197  $   580,222  $18,151,149  $23,313,026   $31,638,078  $14,721,453   $ 16,361,156
         Promotion .........   3,915,582    3,700,157   10,009,734    6,268,273     6,668,672    4,573,186      5,126,007
Total revenues..............   4,995,934    4,881,175   29,513,253   31,142,086    40,704,395   20,025,887     22,142,488
Total operating expenses....   3,832,519    4,341,893   25,580,228   28,119,157    36,102,025   16,309,408     19,702,695
Income from operations......   1,163,415      539,282    3,933,025    3,022,929     4,602,370    3,716,479      2,439,793
Net income..................   1,130,917      955,347    2,176,676    1,916,991     3,380,457    2,354,440      1,801,737
Pro forma net income(2) ....     689,859      582,762    1,327,772    1,169,365     2,062,079    1,436,208      1,099,060

                    SUMMARY COMBINED PRO FORMA FINANCIAL DATA

                  The following table summarizes certain selected unaudited pro forma financial data for the Company, giving effect to (i) the Consolidation and (ii) the Merger. The summary pro forma financial information set forth below has been derived from the combined financial statements of the Company, and should be read in conjunction with such financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                     YEAR ENDED DECEMBER 31,                         SIX MONTHS ENDED JUNE 30,
                                       ----------------------------------------------------   -------------------------------------
                                          1993          1994          1995         1995         1995          1996          1996
                                       -----------   ----------    ----------    -----------  ----------    ----------  -----------
STATEMENT OF OPERATIONS DATA:                                                   AS  ADJUSTED(3)                       AS ADJUSTED(3)
Revenues:
         Production .................. $18,250,149   $23,346,244   $31,638,078   $31,638,078  $14,721,453 $16,361,156  $16,361,156
         Promotion ...................  10,009,734     6,268,273     6,668,672     6,668,672    4,573,186   5,126,007    5,126,007
Total revenues........................  32,167,251    33,416,193    42,734,099    42,734,099   21,001,970  23,719,454   23,731,091
Total operating expenses..............  27,610,205    30,239,412    38,042,127    38,601,926   17,266,699  21,094,524   21,572,457
Income from operations................   4,557,046     3,176,781     4,691,972     4,132,173    3,735,271   2,624,930    2,158,634
Net income............................   3,020,557     2,128,198     3,684,808     2,601,604    2,597,327   2,601,604    1,256,939
Pro forma net income(2) ..............   1,842,540     1,298,201     2,247,733     1,586,978    1,584,369   1,586,978      766,733


                                                   JUNE 30, 1996
                                                   -------------
BALANCE SHEET DATA:
         Working capital..............               $  263,026
         Total assets.................                8,844,771
         Total liabilities............                5,571,967
         Total shareholders' equity...                3,272,804

----------------------------

(1) The Consolidation complies with the requirements of Staff Accounting Bulletin No. 48 ("SAB 48") and has therefore been accounted for at the historical cost bases of the transferors. The Movietime Acquisition has been accounted for as a pooling-of-interests in accordance with APB 16. See Note 1 to the Historical Supplemental Pooled Financial Statements of Magic Promotion, Inc. and Movietime Entertainment, Inc.
(2) Reflects the effect of an adjustment for income taxes on historical statement of operations data, assuming the Constituent Corporations had been treated as C corporations for income tax purposes, and assuming an effective income tax rate of 39% for the periods presented. See "Consolidation Transactions and S Corporation Distributions."
(3) As adjusted to give effect to (i) the Private Placement and the initial application of the net proceeds therefrom and (ii) the Movietime Acquisition.

                                  RISK FACTORS

                  THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY BEFORE MAKING AN INVESTMENT DECISION. THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") WHICH REPRESENT THE COMPANY'S EXPECTATION OR BELIEFS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING GROWTH IN REVENUES FROM THE COMPANY'S PRODUCTION AND PROMOTION ACTIVITIES AND THE SUFFICIENCY OF THE COMPANY'S CASH FLOW FOR ITS FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF FACTORS, INCLUDING THOSE DESCRIBED BELOW.

                  SIGNIFICANT REVENUES DERIVED FROM ONE SHOW. The Company derives a significant percentage of its total profits from "The Magic of David Copperfield" worldwide tours. The Company has a contract with Mr. Copperfield that expires on December 31, 1999. A termination of the Company's relationship with Mr. Copperfield, the inability of "The Magic of David Copperfield" to remain successful in the future, or the retirement or withdrawal of Mr. Copperfield from the entertainment business would have a material adverse effect on the Company's business.

                  AVAILABILITY OF THEATRICAL PRODUCTION RIGHTS. The success of the Company is dependent in part on the availability of production rights to quality theatrical properties and its ability to procure such rights. There can be no assurance that the Company will be able to secure the production rights to quality theatrical properties in sufficient numbers or on terms acceptable to the Company in the future.

                  RECOUPMENT OF PRODUCTION COSTS. The costs of producing, marketing and presenting live theatrical presentations are substantial and have increased in recent years. Creative and artistic personnel participate in the earnings, if any, of a production and reduce the amount realized by the Company. The success of any theatrical presentation is dependent on a number of factors outside the control of the Company, including public taste, which is unpredictable and subject to change, the existence and popularity of other theatrical presentations and other competing entertainment, price and weather conditions. There can be no assurance that the Company will be able to stage theatrical presentations in the future or that it will be able to recoup the costs associated with any such presentations.

                  AVAILABILITY OF FINANCING. The Company depends on a variety of financing sources, including credit facilities and limited partnerships or joint ventures on a show-by-show basis, in addition to funds generated from operations. The Company also has relied upon the guarantee of certain of its debts by certain of its executive officers. The Company anticipates that no further personal guarantees of the Company's indebtedness by its executive officers will be made. There can be no assurance that financing to fund the Company's future operations will be available on commercially reasonable terms, or at all. If financing is not available, the Company could be limited in its ability to compete favorably for attractive productions. Additionally, to the extent that the Company elects to utilize its own capital to finance theatrical productions, it will assume a greater degree of the financial risk associated with such productions.

                  FLUCTUATIONS IN OPERATING RESULTS. The Company's operating results have fluctuated significantly from year to year, primarily as a result of the number of its shows or events in production, the timing and staging of its productions, and its involvement in promotion as well as production in certain instances. In addition, the season for most of the Company's theatrical productions runs from September to June. Consequently, the Company's operating results have fluctuated significantly from year to year and also from quarter to quarter, and are expected to continue to do so in the future. It is likely that the Company's operating results will continue to fluctuate until such time, if ever, that the Company has a sufficient number of productions or diversifies sufficiently to eliminate such fluctuations. There can be no assurance that the Company will ever have a sufficient number of productions or will diversify sufficiently to produce a steady stream of revenues and earnings or that the Company's operating results will not continue to fluctuate.

                  COMPETITION. The Company competes for its audiences with other theatrical producers, some of whom may have greater financial and other resources than the Company, as well as with a wide range of other entertainment alternatives, including movies, sporting events and others. In addition, there is competition within the theatrical entertainment industry for directors, actors and rights to theatrical works. There are also significant competitors in the management and booking industry, and the merchandising industry ancillary to theatrical productions and concerts. There can be no assurance that the Company will be able to compete successfully.

                  LABOR RELATIONS. Many individuals associated with the Company's productions, including actors and directors, as well as the employees of the theaters in which the Company's presentations are presented, are members of guilds or unions which bargain collectively with producers on an industry-wide basis from time to time. The Company's operations are dependent on its ability to maintain harmonious relations with these guilds and unions.

                  DEPENDENCE ON MANAGEMENT AND OTHER KEY PERSONNEL. The Company is largely dependent on its executive officers and, in particular, Brad Krassner, its Co-Chairman of the Board and Chief Executive Officer, Joe Marsh, its Co-Chairman of the Board, and Lee Marshall, its President and Chief Operating Officer, all of whom were instrumental in the formation of the Company's management, booking and merchandising operations. Management of the Company will have substantial discretion in the selection, acquisition, production, marketing and management of the Company's productions. The success of the Company will depend upon the ability of its management to identify commercially viable theatrical productions, accurately estimate the costs of producing such properties, successfully negotiate for the allocation of associated profits, if any, and effectively administer the production and marketing of its theatrical properties. The loss of the services of any of the Company's executive officers or other key personnel could have a material adverse effect on the Company's business and prospects.

                  CONTROL BY MANAGEMENT. The Company's officers and directors own approximately 82.4% of the Company's outstanding Common Stock. Accordingly, they will be able to control the Company, elect all of the Company's directors, increase the authorized capital, dissolve, merge, sell the assets of the Company and generally direct the affairs of the Company.

                  LIMITED EXPERIENCE IN FACILITY MANAGEMENT; PROPOSED EXPANSION. The Company recently became engaged in facility management, in which it has limited experience. Furthermore, the Company may use a portion of the proceeds of the Private Placement to expand its operations and acquire companies in the live entertainment business. There can be no assurance that the Company will be successful in any or all of these endeavors. See "Business."

                  RISKS ASSOCIATED WITH ACQUISITION OF MOVIETIME ENTERTAINMENT, INC. There are a number of risks associated with Movietime: (a) the potential inability of the Company to expand Movietime's operations, for which expansion the Company expects to invest significant capital, (b) a decline in movie theater attendance, (c) the Company's potential inability to maintain favorable relations with Octel Communications Corporation ("Octel"), with which Movietime has a contract to provide equipment and services related to the provision of its MovieTime service to movie theaters, or Octel's inability to continue to provide satisfactory service under its agreement with the Company, (d) Movietime's potential inability to negotiate contracts to provide its MovieTime service to theaters, or to sell advertising time with respect to such service and (e) the interruption of telephone services. Movietime has commenced the servicing of contracts to provide its Movietime service with a number of movie theaters, although to date Movietime has incurred significant losses without generating meaningful revenues. Any or all of such risks could adversely affect the Company's operating results and financial condition.

                  AUTHORIZATION OF PREFERRED STOCK. The Company's Certificates of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, the Company may do so in the future.

                  NO PAYMENT OF CASH DIVIDENDS. The Company does not intend to declare any cash dividends with respect to its Common Stock in the foreseeable future. Instead, the Company intends to retain future earnings, if any, for use in its business operations. Furthermore, the Company is prohibited from paying cash dividends while the Notes are outstanding.

                  PAYMENT OF THE NOTES. The Notes are direct, senior obligations of the Company. The Company is required to pay interest and principal on the Notes, including amounts with respect to the mandatory sinking fund provisions contained therein, regardless of the Company's profitability at the time any such payments are due. The payment of such principal and interest could materially and adversely affect the Company's ability to meet its other obligations. If the Company is unable to make principal and interest payments on the Notes when due, or to make required sinking fund payments when due, the consequences to the Company would be material and adverse.

                  EXERCISE OF THE WARRANTS AND/OR THE CONVERSION OF THE NOTES INTO COMMON STOCK WILL HAVE DILUTIVE EFFECT. The Warrants will provide an opportunity for the holders thereof to profit from a rise in the market price of the Common Stock, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present shareholders. Holders of the Warrants or the Notes most likely would exercise such Warrants or convert the Notes and purchase the Common Stock underlying such securities at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by such Warrants or Notes, in which event the terms on which the Company may be able to obtain additional capital would be affected adversely.

                  NO PRIOR TRADING MARKET; DISCLOSURE RELATING TO LOW PRICED STOCKS. The Common Stock presently has no active trading market. The Common Stock is expected to be approved for quotation on NMS; however, there can be no assurance that a trading market will develop or, if developed, that it will be maintained. In addition, there can be no assurance that the Company will in the future meet the maintenance criteria for continued quotation of the Common Stock on NMS. If the Company were removed from NMS, trading, if any, in the Common Stock might thereafter have to be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, the Nasdaq SmallCap Market or NASD's OTC Electronic Bulletin Board. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the value of the Common Stock.

                  In addition, if the Common Stock is delisted from trading on an active trading market and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchase and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the Securities and Exchange Commission, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market. There can be no assurance that the Common Stock will not be delisted or treated as a penny stock.

                  SHARES ELIGIBLE FOR FUTURE SALE. 22,763,179 of the Company's 23,074,299 currently outstanding shares of Common Stock are "restricted securities" and, in the future, may be sold upon compliance with Rule 144, adopted under the Act. Rule 144 provides, generally, that a person holding "restricted securities" for a period of two years may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding Common Stock, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which non-affiliates of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for three years if there is adequate current public information available concerning the Company. All of the Shares held by the former shareholders of MEI (a total of 19,000,000 Shares) and the former shareholders of Movietime (a total of 1,199,999 Shares), all of the Shares issued to the investors in the Private Placement (a total of 2,074,300 Shares), all of the Shares issued to the placement agent in the Private Placement (a total of 488,820 Shares) and all of the Common Stock underlying the Notes, the Placement Agent Warrants and the Redeemable Warrants are being registered in the registration statement of which this Prospectus forms a part. However, the former shareholders of both MEI and Movietime have agreed not to resell their Shares (a total of 20,199,999 Shares) or any portion thereof for a period ending on August 30, 1997.

                  After reserving a total of 5,213,243 shares of Common Stock for issuance upon (i) the exercise of the Placement Agent Warrants, (ii) the conversion of the Notes and/or upon redemption of the Redeemable Warrants, and
(iii) the exercise of options to purchase up to an aggregate of 1,750,000 shares of Common Stock under the Company's 1996 Employee Stock Option Plan (the "Stock Option Plan") and Directors Stock Option Plan (the "Directors Plan" and together with the Stock Option Plan, the "Plans"), the Company will have at least 21,712,458 shares of authorized but unissued capital stock available for issuance without further stockholder approval. As a result, any issuance of additional shares of Common Stock may cause current shareholders of the Company to suffer significant dilution which may adversely affect the market for the securities of the Company. See "Description of Securities."

                  Prospective investors should be aware that the possibility of sales of shares of Common Stock in the future may depress the price of the Common Stock in any market which may develop and, therefore, the ability of any investor to market shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Common Stock which may have a negative effect on its price per share. See "Description of Securities."

                                   THE MERGER

GENERAL

                  In conjunction with the initial closing of the Private Placement on July 30, 1996, the Company consummated the Merger. The Company was the surviving entity in the Merger. Pursuant to the Merger, the Company issued one share of Common Stock for each share of common stock of MEI then outstanding, and changed its name from Shadow Wood Corp. to "Magicworks Entertainment Incorporated." In addition, the Company amended its Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 and to authorize 5,000,000, to shares of preferred stock, $.001 par value, to be issued in such series and with such rights, preferences and designations as determined by the Company's Board of Directors.

                  By virtue of the Merger, the Company has succeeded to all of the rights, duties and obligations of MEI, including, but not limited to, the contractual rights, duties and obligations arising under the Notes, the Placement Agent Warrants and all other obligations incurred in connection with the Private Placement. See "Certain Transactions."

                  Prior to the consummation of the Merger, the Company effectuated a reverse stock split on a 1 for 12.5 basis which reduced its issued and outstanding shares of common stock to 311,180 shares. All fractional shares were rounded up to the nearest whole share.


           CONSOLIDATION TRANSACTIONS AND S CORPORATION DISTRIBUTIONS

CONSOLIDATION TRANSACTIONS

                  MEI was formed in June 1996 as a holding company to facilitate the consolidation of the operations of each of Diamond Bullet Merchandising, Inc., a Florida corporation, Touring Artists Group, Inc., an Ohio corporation, Touring Artists Group, Inc., a Florida corporation, Performing Arts Management of North Miami, Inc., a Florida corporation, Magic Promotions, Inc., a Florida corporation, and Magic Promotion, Inc., an Ohio corporation, all of which shared common control, but which had operated previously as independent corporations (the foregoing corporations are referred to herein collectively as the "Constituent Corporations"). Concurrently with the initial closing of the Private Placement on July 30, 1996, 100% of the outstanding capital stock of each of the Constituent Corporations was acquired by the Company (the "Consolidation").

                  The Consolidation complies with the requirements of SAB 48 and has therefore been accounted for at the historical cost bases of the transferors.

                  On August 28, 1996, the Company consummated the Movietime Acquisition in accordance with the terms of the Movietime Agreement. As a result of the Movietime Acquisition, Movietime became a wholly-owned subsidiary of the Company. Brad Krassner, Lee Marshall and Joe Marsh, the Co-Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer and Co-Chairman of the Board of the Company, respectively, and Glenn Bechdel, a principal stockholder of the Company, owned an aggregate of approximately 44.4% of the common stock of Movietime outstanding immediately prior to the Acquisition. See "Certain Transactions."

                  The Movietime Acquisition has been accounted for as a pooling-of-interests in accordance with APB No. 16.

S CORPORATION DISTRIBUTIONS

                  Prior to the consummation of the Consolidation, MEI and the Constituent Corporations elected to be treated as S corporations for federal and state income tax purposes. As a result, MEI and the Constituent Corporations paid no federal or state income tax, and all earnings of MEI and the Constituent Corporations were subject to federal and state taxation directly at the shareholder level. The practice of MEI and the Constituent Corporations was to pay cash distributions to shareholders equal to the excess operating cash flow generated by the operations of the Constituent Corporations.

                  In the fiscal year ended December 31, 1995, the Constituent Corporations had retained undistributed earnings aggregating $5,625,113, of which $3,816,129 was distributed to the shareholders of the Constituent Corporations.

                  At July 30, 1996, the Company had retained and undistributed earnings of $1,340,043. During 1996, the Company made S corporation distributions aggregating $2,509,445 to the shareholders of MEI (including all of the shareholders of the Constituent Corporations). No further S corporation distributions will be made. Effective upon the consummation of the Consolidation, the Company ceased to be treated as an S corporation, and, accordingly, is now fully subject to federal and state income tax.


                                 USE OF PROCEEDS

                  The Company will not receive any proceeds from the sale of the Securities offered hereby. Management estimates that the aggregate expenses of this offering will be approximately $1.9 million, all of which will be borne by the Company.


                           PRICE RANGE OF COMMON STOCK

                  The Company has applied for the listing of the Common Stock on NMS. The Company's Common Stock is currently quoted on the OTC Bulletin Board under the symbol "MAJK". The following table sets forth the high and low bid prices of the Common Stock for the period indicated in 1996. Prior to the Merger, there was no active trading market for the Common Stock.


                            1996                    HIGH              LOW
-----------------------------------------------------------------------------

Third Quarter (July 30 through September 26)        $4.25            $3.50


                  On September 4, 1996, the last reported bid price of the Common Stock was $3.50 per share. As of that date, there were 235 holders of record of the Common Stock.

                                 DIVIDEND POLICY

                  Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Prior to the Consolidation, the Constituent Corporations had elected to be treated as S Corporations for federal and state income tax purposes, and paid cash distributions to their shareholders equal to their excess operating cash flow from operations. No further S Corporation distributions will be made. See "Consolidation Transactions and S Corporation Distributions." The Company does not anticipate the payment of any dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid. Further, the Notes provide that the Company will not (i) declare or pay any dividend or make any other distribution to the stockholders of the Company, except dividends or distributions payable in equity securities of the Company, or (ii) purchase, redeem or otherwise acquire or retire for value any equity securities of the Company, except (a) an equity security acquired upon conversion thereof into other equity securities of the Company and (b) any equity security issued to employees, directors or other performing services in accordance with agreements providing for such repurchase at original cost upon termination of employment, membership on the Board of Directors or other affiliation with the Company.

                                 CAPITALIZATION

                  The following table sets forth, as of June 30, 1996, the capitalization of the Company and the pro forma capitalization to give effect to the Consolidation and the Merger and the pro forma capitalization as adjusted to reflect (i) the consummation of the Private Placement and the receipt and application of the net proceeds therefrom and (ii) the Movietime Acquisition.

                                                                   JUNE 30, 1996
                                                  -------------------------------------------------
                                                                                     PRO FORMA, AS
                                                      ACTUAL        PRO FORMA(1)      ADJUSTED(2)
                                                  -------------   ---------------    --------------
Short-term debt.................................    $1,726,213       $2,438,474        $  2,438,474
                                                  -------------   ---------------    --------------

Long-term debt..................................       565,500       $  565,500        $  5,751,250
                                                  -------------   ---------------    --------------

Stockholders' Equity:

         Preferred Stock par value $.001 per
            share, 5,000,000 shares authorized,
            no shares issued and outstanding....            --               --                 --

         Common Stock par value $.001 per
            share, 50,000,000 shares authorized,
            21,874,300 shares issued and
            outstanding(3); 23,074,299 shares
            issued and outstanding as
            adjusted(3)(4)......................     $     100      $     1,189        $     23,074

Additional paid in capital......................       889,377        1,175,926           5,197,118

Retained earnings...............................     1,890,296        1,370,093           1,400,114
                                                  -------------   ---------------    --------------

Total stockholders' equity .....................     2,779,773        2,547,208           6,620,306
                                                  -------------   ---------------    --------------
Total capitalization............................    $5,071,486       $5,551,182         $14,810,030
                                                  =============   ===============    ==============

--------------------------------------

(1) Includes the results of each of the Constituent Corporations, Movietime and Shadow Wood.
(2) As adjusted to give effect to the Private Placement and the initial application of the net proceeds therefrom. Costs of $778,186 associated with the Notes will be amortized over the life of the Notes. If the Notes are retired prior to maturity the unamortized costs will be (a) charged to operations if the Notes are retired for cash or (b) charged against the Common Stock if the Notes are converted to Common Stock.
(3) Does not include shares issuable upon the conversion of the Notes, the exercise of the Placement Agent Warrants or the exercise of Redeemable Warrants that may be issued upon prepayment of the Notes in certain circumstances.
(4) As adjusted amount includes 1,199,999 Shares issued to the Movietime Stockholders in connection with the Movietime Acquisition.

                        SELECTED COMBINED FINANCIAL DATA

                  The selected combined financial data set forth below has been derived from the combined financial statements of Magic Promotion, Inc., an Ohio corporation ("MPIO"), and Magic Promotions, Inc., a Florida corporation, each of which is a wholly-owned subsidiary of the Company. MPIO was deemed to be the acquiring entity in the Consolidation. See Footnote 1, below. The combined financial statements as of and for the years ended December 31, 1995, 1994 and 1993 have been audited by Ernst & Young LLP, independent certified public accountants, and such combined financial statements and the report thereon are included in this Prospectus. See Note 1 to the Combined Financial Statements. The combined financial statements as of and for the years ended December 31, 1992 and 1991 and the six month periods ended June 30, 1995 and 1996 are derived from the unaudited combined financial statements of MPIO, which in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. Interim results are not necessarily indicative of results for the entire year. The following data does not include any pro forma adjustments for the Consolidation, the Merger or the acquisition of Movietime, but represents the actual combined operating results of MPIO. Pro forma financial data that includes financial information with respect to (i) the Consolidation, (ii) the Merger, and (iii) the acquisition of Movietime as though it had occurred at Movietime's commencement in June 1995 appears elsewhere herein.

                  The selected financial data information set forth below should be read in conjunction with the combined financial statements appearing elsewhere in this Prospectus, including the notes thereto.(1)

                                                               YEAR ENDED DECEMBER 31,                     SIX MONTHS ENDED JUNE 30,
                                            -------------------------------------------------------------- -------------------------
                                                 1991         1992       1993         1994         1995         1995        1996
                                            ------------- ---------- ------------  -----------  ----------- ----------- ------------
STATEMENT OF OPERATIONS DATA:                       (unaudited)                                                   (unaudited)
Revenues:
     Production...........................    $   494,197 $  580,222  $18,151,149  $23,313,026  $31,638,078 $14,721,453 $16,361,156
     Promotion............................      3,915,582  3,700,157   10,009,734    6,268,273    6,668,672   4,573,186   5,126,007
     Merchandising........................        191,067    293,938      876,740      687,755    1,160,519     518,745     297,632
     Other ...............................        395,088    306,858      475,630      873,032    1,237,126     212,503     357,693
                                            ------------- ---------- ------------  -----------  ----------- ----------- ------------
Total revenues............................      4,995,934  4,881,175   29,513,253   31,142,086   40,704,395  20,025,887  22,142,488
Operating expenses:
     Talent and other show................      2,789,278  3,307,594   23,561,001   25,871,621   33,346,544  14,922,179  17,974,772
     Salaries, wages and benefits.........        325,064    391,598      877,983      975,400    1,185,911     474,335     647,698
     Cost of goods sold...................        189,621    193,797      589,356      470,775      408,697     306,811     249,937
     General and administrative...........        528,556    448,904      551,888      801,361    1,160,873     606,083     830,288
                                            -------------  ---------  -----------  -----------  ----------- ----------- ------------
Total operating expenses..................      3,832,519  4,341,893   25,580,228   28,119,157   36,102,025  16,309,408  19,702,695
                                            -------------  ---------  -----------  -----------  ----------- ----------- ------------
Income from operations....................      1,163,415    539,282    3,933,025    3,022,929    4,602,370   3,716,479   2,439,793
Other income (expense):
     Interest income .....................              0          0        3,835       32,076      108,427      30,148       4,786
     Interest expense.....................       (32,498)    (24,898)     (16,369)     (19,590)     (60,488)     (8,394)   (156,870)
     From investments in noncombining
         productions......................              0    440,963      364,976      417,071      418,679     270,812      27,165
     Minority interests...................              0          0   (2,108,791)  (1,535,495)  (1,688,531) (1,654,605)   (513,137)
                                            -------------  ----------  ----------   ----------  ----------- ----------- ------------
Net income................................      1,130,917    955,347    2,176,676    1,916,991    3,380,457   2,354,440   1,801,737
Pro forma adjustment for income taxes(2)..       (441,058)  (372,585)    (848,904)    (747,626)  (1,318,378)   (918,232)   (702,677)
                                            -------------  ----------  ----------   ----------  -----------   -----------  ---------
Pro forma net income(2)...................     $  689,859 $  582,762  $ 1,327,772  $ 1,169,365  $ 2,062,079 $ 1,436,208 $ 1,099,060
                                            ============= ==========  ===========  ===========  =========== =========== ============

                                                  YEAR ENDED DECEMBER 31,                  AS OF JUNE 30,
                                      ----------------------------------------------    ----------------------
                                        1992      1993          1994         1995          1995         1996
                                      ---------- ---------   ----------    ---------    ---------    ---------
BALANCE SHEET DATA:
     Working capital..............   $1,006,052   $519,621   $1,310,604   $1,220,852   $1,210,079     $557,894
     Total assets.................    2,122,955  2,056,353    5,366,157    6,020,468    4,781,645    6,973,445
     Total liabilities............    1,510,042  1,015,389    3,765,103    4,531,993    2,395,529    4,193,672
     Total shareholders' equity...      612,913  1,040,964    1,601,054    1,488,475    2,386,116    2,779,773

------------------------------
(1) The Consolidation complies with the requirements of SAB 48 and has therefore been accounted for at the historical cost bases of the transferors. The Movietime Acquisition has been accounted for as a pooling-of-interests in accordance with APB No. 16.
(2) Reflects the effect of an adjustment for income taxes on historical statement of operations data, assuming the Constituent Corporations had been treated as C corporations rather than S corporations for income tax purposes, and assuming an effective income tax rate of 39% for the periods presented. See "Consolidation Transactions and S Corporation Distributions."

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA

                  The selected combined pro forma financial data of the Company set forth below shows the pro forma effect of (i) the Consolidation and (ii) the Merger. The combined financial statements as of and for the six month period ended June 30, 1996 are derived from the unaudited financial statements of the Company, which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The selected pro forma combined financial information is not necessarily indicative of the operating results or financial position that would have occurred had the events referred to above been consummated on the dates for which the consummation of such events is being given effect, nor is it necessarily indicative of future operating results or financial position.

                  The selected financial data set forth below should be read in conjunction with the combined financial statements of the Company appearing elsewhere in this Prospectus, including the notes thereto.

                                                     YEAR ENDED DECEMBER 31,                  SIX MONTHS ENDED JUNE 30,
                                              ----------------------------------- ----------- -------------------------
                                                 1993       1994         1995         1995        1995      1996         1996
                                              ----------- -----------  ---------- ----------- ----------- ----------- -------------
                                                                                 AS ADJUSTED(1)                       AS ADJUSTED(1)
STATEMENT OF OPERATIONS DATA:
Revenues:
     Production.............................. $18,250,149 $23,346,244 $31,638,078 $31,638,078 $14,721,453 $16,361,156 $16,361,156
     Promotion...............................  10,009,734   6,268,273   6,668,672   6,668,672   4,573,186   5,126,007   5,126,007
     Merchandising...........................   2,461,577   2,338,619   2,474,214   2,474,214   1,211,935   1,134,213   1,134,213
     Other...................................   1,445,791   1,463,057   1,953,135   1,953,135     495,396   1,098,078   1,109,715
                                              ----------- ------------ ---------- ----------- ----------- ----------- -----------
Total revenues                                 32,167,251  33,416,193  42,734,099  42,734,099  21,001,970  23,719,454  23,731,091
Operating expenses:
     Talent and other show running expenses..  23,254,751  25,449,871  32,945,744  32,945,744  14,698,421  17,925,381  17,925,381
     Salaries, wages and benefits............   1,333,330   1,529,300   1,890,938   2,056,339     819,250   1,032,670   1,132,383
     Cost of goods sold......................   1,860,777   1,824,102   1,462,364   1,462,364     847,952     876,917     876,917
     General and other operating expenses....   1,161,347   1,436,139   1,743,081   2,137,479     901,076   1,259,556   1,637,786
                                              ----------- -----------  ---------- ----------- ----------- ----------- -----------
Total operating expenses.....................  27,610,205  30,239,412  38,042,127  38,601,926  17,266,699  21,094,524  21,572,457
Income from operations.......................   4,557,046   3,176,781   4,691,972   4,132,173   3,735,271   2,624,930   2,158,634
Other income (expense):
     Interest income.........................       6,579      14,801     109,060     109,060      30,516       5,187       5,187
     Interest expense........................     (79,686)    (20,011)    (88,015)   (611,420)    (21,490)   (168,911)   (455,499)
     From investments in noncombined
       productions...........................     364,976     417,071     418,679     418,679     270,812      27,165      27,165
     Minority interests......................  (1,828,358) (1,460,444) (1,446,888) (1,446,888) (1,417,782)   (488,548)   (488,548)
Net income before taxes......................   3,020,557   2,128,198   3,684,808   2,601,604   2,597,327   1,999,823   1,256,939
Pro forma adjustment for income taxes(2).....  (1,178,017)   (829,997) (1,437,075) (1,014,626) (1,012,958)   (779,931)   (490,206)
Pro forma net income.........................   1,842,540   1,298,201   2,247,733   1,586,978   1,584,369   1,219,892     766,733
Weighted average common shares and
  common stock equivalents outstanding.......                                      23,074,299                          23,074,299
Pro forma net income per share...............                                           $0.07                               $0.03


                                              DECEMBER 31,                            JUNE 30,
                                      ----------------------------            -------------------------
                                          1993        1994          1995         1995        1996
                                       ---------    ---------    ---------    ---------    ---------
BALANCE SHEET DATA:
     Working capital................. $   10,735   $1,039,416   $  144,174   $1,065,209   $  263,026
     Total assets....................  3,270,656    6,206,271    7,610,297    5,448,114    8,844,771
     Total liabilities...............  1,881,671    4,305,966    5,801,313    2,842,953    5,571,967
     Total shareholders' equity......  1,388,985    1,900,305    1,808,984    2,605,161    3,272,804

------------------------------

(1) Includes the results of each of the Constituent Corporations, as adjusted to give effect to (i) the Private Placement and the initial application of the net proceeds therefrom and (ii) the Movietime Acquisition.
(2) Reflects the effect of an adjustment for income taxes on historical statement of operations data, assuming the Constituent Corporations had been treated as C corporations rather than S corporations for income tax purposes, and assuming an effective income tax rate of 39% for the periods presented. See "Consolidation Transactions and S Corporation Distributions."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                  MEI, the predecessor by merger to the Company, was formed in June 1996 as a holding company to facilitate the consolidation of the operations of each of the Constituent Corporations. Concurrently with the initial closing of the Private Placement, MEI consummated the Consolidation.

                  The Consolidation complies with the requirements of SAB No. 48 and has therefore been accounted for at the historical cost bases of the transferors. The Movietime Acquisition has been accounted for as a pooling-of-interests in accordance with APB No. 16.

                  The following discussion is based upon the combined financial statements of the Company. See the Combined Financial Statements of the Company.

GENERAL

                  The Company's revenues are derived principally from its production and promotion activities, which, in 1995, accounted for approximately 74.0% and 15.6%, respectively, of the Company's total revenues. Additional revenues are generated through the Company's merchandising division and its management and booking operations, which in 1995 accounted for 5.8% and 1.8% of revenues, respectively.

                  The Company's operating results have fluctuated significantly from quarter to quarter and year to year, primarily as a result of the number of shows or events in production, the timing and staging of productions, and the Company's involvement in promotion as well as production in certain instances. In addition, the season for most of the Company's theatrical productions runs from September to June. While the Company engages in other businesses and productions, including summer music tours, during the rest of the year, its operating results have fluctuated significantly from quarter to quarter and year to year, and may be expected to continue to do so in the future. Production revenue results from the sale to local promoters of shows produced by the Company in exchange for a guaranteed weekly fee, plus a percentage of box office receipts and other revenue. In cases where the Company participates in the promotion of a show it is producing, it becomes involved in the local presentation, enhancing its opportunity for profits and exposing itself to greater risk. In addition, the Company has derived a significant percentage of its revenues and profits to date from one production, "The Magic of David Copperfield." Although the percentage of revenues has decreased as the number of the Company's other productions has increased, "David Copperfield" remains the most significant component of the Company's earnings. This situation results in part from the successful expansion of the "David Copperfield" production in Europe and Asia, where the Company participates as a producer and a non-managing promoter. With respect to its share of promotion receipts when it is the non-managing promoter, the Company records its share of the net profits, but does not record the corresponding revenues or expenses.

                  The majority of the Company's operating expenses consist of preproduction and operating costs of its theatrical productions. Preproduction costs include pre-opening advertising, publicity and promotions, set construction, props, costumes, and salaries and fees paid to the cast, crew and musicians and creative participants during rehearsals. Preproduction costs incurred prior to the opening performance are capitalized to the balance sheet, net of amounts received from investors. These costs are then amortized over the guaranteed terms of the respective shows, which range from 12 to 24 months. Operating costs are expensed as incurred. As discussed above, with respect to revenues from promotions, when the Company participates in the promotion of a profitable production, the managing promoter remits to the Company its share of the net profits; accordingly, the Company's revenues are enhanced without any charge to expenses. When the Company is the managing promoter, it records both the associated revenues and expenses.

                  As is typical in the industry, the Company generally capitalizes its shows on an individual basis through limited partnerships and joint ventures. Of the principal Company productions discussed below, the Company owns a 50.0% interest in "Jesus Christ Superstar," a 57.1% interest in "Hello Dolly!," a 72.3% interest in "Man of La Mancha," a 77.9% interest in "She Loves Me," and a 33.3% interest in "Ain't Misbehavin'." The Company includes the accounts of the entities that own those productions in its consolidated financial statements, because the Company exercises significant control over their operating and financial policies. The portions not owned by the Company are presented as minority interests in the consolidated financial statements of the Company.

                  The following table sets forth the shows that the Company either produced or co-produced in each year from 1992 through 1995:

----------------------------------------------------------------------------------------------------------
       1992                     1993                           1994                      1995
Phantom of the Opera        Phantom of the Opera       Jesus Christ Superstar      Jesus Christ Superstar
David Copperfield           David Copperfield          Man of La Mancha            Hello, Dolly!
                            Jesus Christ Superstar     Hello, Dolly!               David Copperfield
                            Man of La Mancha           David Copperfield           Nutcracker on Ice
                                                       Nutcracker on Ice           She Loves Me
                                                                                   Ain't Misbehavin'

Total for 1992:  2          Total for 1993: 4          Total for 1994: 5           Total for 1995: 6
----------------------------------------------------------------------------------------------------------

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

                  Total revenues increased by $2.7 million, or 12.9%, to $23.7 million in the six months ended June 30, 1996, from $21.0 million in the six months ended June 30, 1995, primarily because of an increase in production revenue as discussed below. Revenues from production increased 11.1%, from $14.7 million to $16.4 million, largely as a result of the production revenues generated by the Styx/Lynyrd Skynyrd concert tour, which commenced in the six months ended June 30, 1996, and an increase in production revenues attributable to "Ain't Misbehavin'" and to "She Loves Me," as compared to the corresponding period in 1995, offset in part by the reduction in production revenues from each of "Jesus Christ Superstar," which had generated significant production revenues in the 1995 period in connection with certain dates played at Madison Square Garden, and "Hello Dolly!." In addition, promotional revenues increased by $6.5 million or 12.1% from $4.6 million to $5.1 million, largely as a result of the commencement of concert promotional activity on the part of the Company which did not exist in the prior period. The increase was also attributable in part to increased promotional revenue from David Copperfield as compared to the prior period and from the "Jesus Christ Superstar" dates played at Madison Square Garden.

                  Merchandising revenues decreased by $0.1 million, or 6.4%, to $1.1 million in the six months ended June 30, 1996 from $1.2 million in the six months ended June 30, 1995. The Company's merchandising revenue is largely dependent on the number of productions for which it has acquired merchandising rights. The Company maintains such rights for all its own productions and negotiates for merchandising rights to other touring shows. However, while the Company handled as many shows in the 1996 period, the increased revenue did not replace the unusually high level of sales for the New York production of "Jesus Christ Superstar" in the six months ended June 30, 1995.

                  As a percentage of revenues, operating expenses increased to 88.9% in the period 1996 from 82.2% in the corresponding period of 1995, primarily because of a reduction of revenues that was not accompanied by a corresponding reduction in expenses. The "Jesus Christ Superstar" production converted to a lower operating cost production on February 12, 1996, but the production was burdened by the higher costs of the original production for the first 6 weeks of the period, despite the fact that it was not running in "Class A" venues. Talent and other show running expenses increased $3.2 million, or 22.0%, to $17.9 million in the 1996 period from $14.7 million in the corresponding period in 1995, primarily because of the addition of the Styx/Lynyrd Skynyrd concert tour in the 1996 period, partially offset by the change in the "Jesus Christ Superstar" production during the last half of the first quarter of 1996, as discussed above. As a percentage of revenues, talent and other show expenses increased to 75.5% for the period ended June 30, 1996, from 70.0% in the corresponding 1995 period primarily as a result of the expenses incurred in connection with "The Pointer Sisters Ain't Misbehavin'" and "She Loves Me," neither of which was playing in the six month period ended June 30, 1995.

                  Salaries, wages and benefits during the six months ended June 30, 1996 increased by $0.2 million, or 26.1%, to $1.0 million from $0.8 million during the corresponding period in 1995 due to the hiring of five additional tour bus drivers, two additional promoters and five additional administrative employees. As a percentage of revenues, salaries, wages and benefits remained constant at 4% the six months ended June 30, 1995 and 1996.

                  Cost of goods sold relates to expenses involved in the generation of merchandising revenue, including costs of merchandise, producer, venue and vendor commissions, and shipping and other similar costs. As a percentage of merchandising revenue, the costs of goods sold rose slightly to 77.3% in the six months ended June 30, 1996 from 70.0% in the corresponding period in 1995, primarily because of increased vendor commissions paid in connection with "Jesus Christ Superstar." General and other operating expenses increased by $0.4 million, or 39.8%, to $1.3 million in the 1996 period from $0.9 million in the corresponding prior period. The primary reason for the increase was additional depreciation on the Company's buses, five of which were acquired in late 1995.

                  The Company incurred net interest expense of $163,724 in 1996 compared to net interest income of $9,026 in 1995, primarily as a result of its borrowings under a line of credit to support the operations of MovieTime and preproduction expenses in connection with the "She Loves Me," Styx/Kansas Tour, Lynyrd Skynyrd/Doobie Brothers Tour and "Deathtrap" productions and the writedown of accrued interest receivable during the period.

                  Expenses in respect of minority interests were significantly higher in the six months ended June 30, 1995, as compared to the six months ended June 30, 1996, as a result of the higher profit level in the relevant productions. In the six months ended June 30, 1995, the Company had $1.4 million of expense in respect of minority interests, and in the corresponding period in 1996, the Company only recorded $0.5 million of such expense. The Company records the portions of its productions which are not owned by the Company as minority interests.

                  As a result of the foregoing, net income decreased by $0.6 million, or 23.0%, to $2.0 million in the six months ended June 30, 1996 from $2.6 million in the corresponding period of 1995. Pro forma net income decreased $0.4 million to $1.2 million in the 1996 period, from $1.6 in the 1995 period.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

                  Revenues increased by $9.3 million, or 27.9%, to $42.7 million in 1995 from $33.4 million in 1994, primarily because the Company produced more shows in 1995, including "Jesus Christ Superstar," "David Copperfield," "Hello Dolly!," "She Loves Me" and "Ain't Misbehavin'." In 1994, the Company realized production revenues from full seasons of "David Copperfield" and "Jesus Christ Superstar" but only partial seasons of "Hello, Dolly!" and "Man of La Mancha."

                  While revenue from promotion stayed relatively constant ($6.7 million in 1995 compared to $6.3 million in 1994) as a result of the Company promoting approximately the same number of shows in both years, production revenue increased by $8.3 million (35.5%), from $23.3 million to $31.6 million. The increase resulted primarily from the addition of revenues from "Hello, Dolly!" (which opened at the end of 1994 and ran through January 1996), "She Loves Me" and "Ain't Misbehavin'" to the existing productions of "David Copperfield" and "Jesus Christ Superstar," partially offset by the loss of revenues from "Man of La Mancha." Revenue from "Hello, Dolly!" increased from $7.9 million in 1994 to $16.4 million in 1995, which offset the reduction in revenue from "Jesus Christ Superstar" from $14.7 million in 1994 to $10.4 million in 1995.

                  Merchandising revenues increased by $0.2 million, or 5.8%, to $2.5 million in 1995 from $2.3 million in 1994. The Company's merchandising revenue is largely dependent on the number of productions for which it has acquired merchandising rights. The Company maintains such rights for all its own productions and negotiates for merchandising rights to other touring shows. In 1995, the Company provided merchandising for eight shows, as opposed to nine shows in 1994. It was able to increase revenue, however, by increasing the number of tour dates for David Copperfield in 1995.

                  As a percentage of revenues, operating expenses decreased to 89.0% in 1995 from 90.5% in 1994, primarily because the 1995 results included revenues, but no expenses, from promotions in which the Company was not the managing promoter. Talent and other show running expenses increased $7.5 million, or 29.5%, to $32.9 million in 1995 from $25.4 million in 1994, primarily as a result of the significant increase in expenses for "Hello, Dolly!," from $7.3 million in 1994 to $14.6 million in 1995, reflecting the increased period of operation. As a percentage of revenues, talent and other show expenses remained relatively constant, at 77.1% in 1995 and 76.2% in 1994.

                  Salaries, wages and benefits increased by $.4 million, or 23.6%, to $1.9 million in 1995 from $1.5 million in 1994. The increase resulted from additional personnel, primarily in the booking operation, and additional personnel to oversee the "David Copperfield" tour. As a percentage of revenues, salaries, wages and benefits decreased to 4.4% as compared to 4.6% in 1994.

                  As a percentage of merchandising revenue, the costs of goods sold declined to 59.1% in 1995 from 78.0% in 1994, primarily because of a decrease in the unit cost of the merchandise in 1995. General and other operating expenses increased by $0.3 million, or 21.4%, to $1.7 million in 1995 from $1.4 million in 1994. The primary reason for the increase related to increased maintenance and repairs for tour buses and additional costs associated with the leasing of buses as compared to costs associated with Company-owned buses purchased in 1995.

                  Income from investments in limited partnership productions not produced by the Company remained stable at $0.4 million in 1995 and 1994.

                  The Company had net interest income of $21,045 in 1995 compared to net interest expense of $5,210 in 1994. The increase was primarily attributable to increased loans to affiliates.

                  Minority interest expense was constant at $1.5 million in 1995 and 1994. In 1995, the expense related primarily to the portions of "Hello, Dolly!," "She Loves Me," "Jesus Christ Superstar" and "Ain't Misbehavin'" not owned by the Company. In 1994, the expenses related to such interests in "Jesus Christ Superstar," "Hello, Dolly!" and "Man of La Mancha."

                  Net income increased by $1.6 million (73.1%) as a result of the foregoing, to $3.7 million in 1995 from $2.1 million in 1994. Pro forma net income increased by $0.9 million (73.1%) to $2.2 in 1995 from $1.3 in 1994.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

                  Revenues increased by $1.2 million, or 3.9%, to $33.4 million in 1994 from $32.2 million in 1993, primarily because the Company produced more shows in 1994, including "Jesus Christ Superstar," "David Copperfield," "Hello Dolly!" and "Man of La Mancha." In 1993, the Company realized production revenues from "David Copperfield," "Jesus Christ Superstar," "Man of La Mancha" and "Ken Hill's Phantom of the Opera."

                  While revenues from production increased from $18.3 million in 1993 to $23.3 million in 1994 as a result of the Company producing more performances in 1994, including $7.9 million in revenues from "Hello, Dolly!" which opened at the end of 1994, promotion revenues decreased by $3.7 million (37.4%), from $10.0 million to $6.3 million. The decrease resulted primarily from the fact that the Company promoted a successful subscription series in Mexico City during 1993, including "Man of La Mancha," "David Copperfield" and "Ken Hill's Phantom of the Opera," as well as certain first-class presentations of "Jesus Christ Superstar." During 1994, as a result of uncertainty involving the devaluation of the peso, the Company declined to present a series in Mexico City. It also did not recognize the same level of promotion revenues from its ongoing presentation of "Jesus Christ Superstar" in 1994.

                  Merchandising revenues remained relatively constant, decreasing by $0.1 million, or 5.0%, to $2.3 million in 1994 from $2.4 million in 1993. The Company's merchandising revenue is largely dependent on the number of productions for which it has acquired merchandising rights. The Company maintains such rights for all its own productions and negotiates for merchandising rights to other touring shows. In each of 1994 and 1993, the Company provided merchandising for nine shows.

                  As a percentage of revenues, operating expenses increased to 90.5% in 1994 from 85.8% in 1993, primarily because the 1993 results included revenues, but not expenses, from promotions in which the Company was not the managing promoter. Talent and other show running expenses increased $2.2 million, or 9.4%, to $25.5 million in 1994 from $23.3 million in 1993, primarily as a result of the inclusion of expenses for "Hello, Dolly!" of $7.3 million in 1994, reflecting its opening in late 1994. For the same primary reason, talent and other show expenses as a percentage of revenues increased from 72.3% in 1993 to 76.2% in 1994. The increase also reflected production costs related to "Hello Dolly!" in 1994.

                  Salaries, wages and benefits increased by $0.2 million, or 14.7%, to $1.5 million in 1994 from $1.3 million in 1993. The increase resulted from additional personnel. As a percentage of revenues, salaries, wages and benefits increased slightly to 4.6% in 1994 from 4.1% in 1993.

                  As a percentage of merchandising revenues, the costs of goods sold increased slightly to 78.0% in 1994 from 75.6% in 1993. General and other operating expenses increased by $0.3 million, or 23.7%, to $1.4 million in 1994 from $1.1 million in 1993.

                  Expenses in respect of minority interests decreased from $1.8 million in 1993 to $1.5 million in 1994. In 1993, the additional expense related primarily to the significant portions of "Jesus Christ Superstar" not owned by the Company in light of the significant contribution of that production to profits for that year. In 1994, the expenses related to such interests in "Jesus Christ Superstar," "Hello, Dolly!" and "Man of La Mancha."

                  As a result of the foregoing, net income decreased by $0.9 million (29.5%) to $2.1 million in 1994 from $3.0 million in 1993. Pro forma net income decreased by $0.5 million (29.5%) to $1.3 million in 1994 from $1.8 million in 1993.

LIQUIDITY AND CAPITAL RESOURCES

                  At June 30, 1996, the Company had working capital of $0.3 million compared to $1.1 million at December 31, 1995. Since inception, the Company has financed its operations primarily through borrowings, cash flow from operations and limited partnerships and joint ventures. In July 1996, the Company received net proceeds of $8,919,350 from the sale of the Units in the Private Placement, and in September 1996 it received additional net proceeds of $333,000 from the sale of 14.8 additional Units in the Private Placement. The Company's principal sources of liquidity are the net proceeds from the Private Placement and its cash flow from operating activities, which was $3.3 million for the year ended December 31, 1995. The Company believes that its positive cash flow, together with availability under its credit lines and the proceeds of the Private Placement, will be sufficient to satisfy its financial operating requirements for at least the next 12 months.

                  The Company has made significant distributions to its principals in prior periods ($3.8 million in 1995 in addition to salaries), a portion of which was distributed in respect of the tax liabilities of such individuals for the Company's operations as an S corporation. At July 30, 1996, the Company had retained and undistributed earnings of $1,340,043. During 1996, the Company made S corporation distributions aggregating $2,509,445 to the shareholders of MEI (including all of the shareholders of the Constituent Corporations). No further S corporation distributions will be made.

                  As is typical in the industry, the Company generally capitalizes its shows on an individual basis through limited partnerships and joint ventures. The limited partners or joint venturers invest funds to defray the production costs in exchange for which they are entitled to a portion of the profits, if any, from the production. Frequently, the Company selects limited partners from among participants in the presentation of a production. The Company also occasionally invests as a limited partner in its own and in other productions.

                  The Company has two lines of credit and other short term borrowings which expire at various times during 1996 (the "Credit Lines"). The Credit Lines provide for short-term borrowings of up to $1.6 million in the aggregate, with interest ranging from prime plus 3/4% to prime plus 1%. The Credit Lines are collateralized by substantially all of the Company's assets and are guaranteed by certain executive officers of the Company. At September 23, 1996, no amount was outstanding under the Credit Lines and the full amount thereof was available for borrowing. The Company's remaining indebtedness relates primarily to loans, in the approximate aggregate principal amount of $0.7 million, collateralized by buses used in the Company's business.

                  The Company has royalty and employment agreements with certain authors, actors, directors and choreographers and their respective unions. These agreements generally have terms of between one and three years, and provide for minimum compensation levels. Certain of such agreements also provide for incentive bonuses based upon specified goals. The aggregate commitment for future salaries and royalties, excluding bonuses, as of December 31, 1995 was approximately $2.3 million, all of which will be paid during 1996.

                  The Company's principal anticipated capital expenditures over the next several years will relate to investments in equipment for Movietime, possible acquisitions, if suitable opportunities arise, and the production of additional theatrical productions, including "The Hunchback of Notre Dame." The aggregate amount of such capital expenditures is expected to approximate $10.0 million.

                                    BUSINESS

GENERAL

                  The Company acquires domestic and international stage and ancillary rights to theatrical productions, produces and promotes live entertainment, manages and books performances and shows, and merchandises a broad range of products associated with its productions and performers. Prior to 1992, the Company focused primarily on, and generated the majority of its revenue from, the worldwide production of "The Magic of David Copperfield," as well as its management and booking agency and merchandising businesses and was not involved in other large scale productions. In 1992, the Company began to act regularly as producer and co-producer in cases in which the Company determined, based on the responses to its booking inquiries, that the demand for a production was strong. In some cases, the Company also obtained additional rights associated with the show, such as the ability to present the show in certain venues.

                  In keeping with its strategy to further broaden its own business by acquiring entertainment related businesses. On August 28, 1996 the Company acquired all of the issued and outstanding capital stock of Movietime. Movietime has developed and implemented an interactive telecommunications service that provides digital telephone delivery systems to movie theaters.

GROWTH STRATEGY

                  The Company has recently experienced significant growth, primarily as a result of the success of its productions as well as its continued diversification. The Company's strategy has been to integrate the financing, production, booking and ancillary exploitation of live entertainment. The Company believes that its integrated approach enables it to exercise control over the significant aspects of its productions--theater management, theatrical production and promotion, marketing and merchandising.

                  The Company believes that the touring live entertainment industry is a high-growth industry. The Company seeks to acquire touring rights for well-established, popular musicals. The Company's strategy is to use its management and booking division to determine the demand for live entertainment productions prior to financing such productions. The Company plans to exploit its experience and contacts with performers, venues, presenters and sponsors by expanding its operations, as opportunities arise, in the areas of sports, management speakers bureaus, fashion management, corporate sponsorship, music, movies and television. The Company believes that its relationships in the entertainment industry will facilitate its expansion into other areas, particularly with respect to facility management, production and presentation opportunities.

                  The Company also perceives an opportunity to grow through acquisitions of regional, national and international entertainment producers and presenters and related businesses. Consistent with its growth strategy, the Company will also seek to expand its operations, as opportunities arise, by acquiring local and regional companies with market niches in the entertainment industry. The Company believes that there are significant acquisition opportunities available due to the highly fragmented nature of the live entertainment industry.

THE THEATRICAL PRODUCTION BUSINESS

                  The development and production of musical stage productions requires a substantial investment of time and capital. A period of one to 24 months typically elapses between the time a producer acquires the theatrical stage rights and the date on which the production is first performed before the public. The production budgets for the Company's major touring musical productions, including pre-opening advertising costs, typically range from approximately $1 million to $3 million, depending on the nature of the production. By comparison, dramatic productions, musical acts and one-person shows generally have smaller production budgets, shorter preproduction periods and lower operating costs, and tend to occupy smaller theaters for shorter runs.

                  Initially, the producer acquires the theatrical stage rights in a musical work created by a composer, lyricist and book writer (collectively the "Authors"). In consideration for these rights, the Authors typically receive royalties calculated as a percentage of box office receipts and occasionally a share of production profits. The producer then assembles all of the elements necessary to mount the production, first engaging a director. The producer and director, in collaboration with the Authors, select other key creative personnel who are then engaged by the producer. The contractual arrangements with key creative personnel (other than principal performers except in rare circumstances) usually include royalties and, less commonly, production profit participation.

                  Following auditions, performers are customarily engaged by negotiations with talent agents. During a production's preproduction phase, the producers arrange for or coordinate set construction, costume preparation, lighting and sound equipment (leased or purchased), rehearsal and theater bookings and generally develop the production to the point where it is ready to be performed before an audience. Well in advance of the opening, the producer develops and begins to execute a marketing plan for the production.

                  A producer typically finances a theatrical production at least in part with project financing from third parties. A limited partnership or joint venture often is created for that purpose, with the limited partners or joint venturers investing funds to defray the production costs in order to earn a negotiated portion of any production profits. Limited partnerships and joint ventures are common in the theater and motion picture industries and enable producers to limit risk and conserve working capital for other productions. Investors in limited partnerships frequently bear substantially all of the financial risk associated with a production and typically receive approximately 50% of the profits, if any, after their initial investment is recouped.

                  Expenses of developing a production that are incurred prior to the first performance of that production are usually described as preproduction costs or production costs. Preproduction costs include expenses for pre-opening advertising, publicity and promotions, set construction, props, costumes, and salaries and fees paid to the cast, crew, musicians and other creative personnel during rehearsals. In the case of a touring production, preproduction costs also include all expenses associated with moving the production from venue to venue.

                  Expenses incurred after a production's first performance are termed operating costs or running costs. Operating costs include post-opening advertising, publicity and promotions, salaries of the cast, crew and musicians, equipment rental, theater rental, royalties payable to creative personnel and, after the recovery of all production costs, third-party profit participation, if any.

                  For touring productions presented in a series of venues, the allocation between preproduction costs and operating costs is more complicated. For example, for a production that is to tour in four cities, advertising expenses incurred after the first performance in the first city may be operating costs (if incurred in the first city) or preproduction costs (if incurred in any of the other cities before the first performance in that city). Similarly, moving costs typically are accounted for as preproduction costs. As a result, unrecouped preproduction costs of a touring production may fluctuate upward, even if the tour is generating operating profits, depending upon the levels of advertising, moving and other costs incurred during the tour.

                  A production's revenues are only recognized as each performance is presented. While tickets are usually sold well in advance of the performance date, the revenue from each advance ticket is offset by the potential liability that may arise if the performance is not presented and the ticket price must be refunded. The arrangements for investing advance box office receipts and the allocation of interest earned on those funds prior to the performance by which such funds have been generated are often complex and the subject of negotiations among the producer, the theater owner or manager, and any ticket-selling agency engaged for the particular production.

                  Royalties payable to the Authors, to creative production personnel and to producers are generally calculated as a percentage (typically 8% to 16% in total) of box office receipts (gross ticket sales revenues, net only of taxes, credit card charges and other agreed deductions). Alternatively, Authors and creative talent can be remunerated on a profit pool basis whereby they receive an agreed percentage of weekly operating profits (box office receipts net of operating costs).

                  The point at which aggregate operating profits from the production are equivalent to the preproduction costs is called recoupment and operating profits earned by the production thereafter are called production profits. Some royalty arrangements provide that recoupment triggers an increase in the percentage of royalties to which creative personnel are entitled. Of course, for an unsuccessful production recoupment may not occur.

THE COMPANY'S THEATRICAL AND CONCERT PRODUCTIONS

                  GENERAL

                  After the Company or one of its co-producers acquires the right to produce a show, typically by paying a fee to the owner of the rights to the show, the Company secures written offers from local presenters who guarantee the Company minimum levels of weekly revenues. When the Company has secured enough guaranteed contracts, it then finances the show. As is typical in the industry, the Company finances its shows on an individual basis by selling limited partnership interests to investors who assume much of the financial risk associated with the show. The Company acts as general partner and attempts to solicit as limited partners entities that will have a stake in the success of the show, such as presenters and theater owners, as well as other investors. In addition, the Company itself will occasionally have a limited partnership interest in its productions, thereby assuming a greater portion of the risk itself. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General."

                  Since 1992, the Company has acted as producer or co-producer for seven major productions in addition to "The Magic of David Copperfield:" the national tour of "Jesus Christ Superstar," by Andrew Lloyd Webber and Tim Rice, "Man of La Mancha," "Hello, Dolly!" starring Carol Channing, "South Pacific" starring Robert Goulet, "Nutcracker on Ice" starring Olympic gold medal figure skater Oksana Baiul (as well as Olympic figure skaters Brian Boitano and Viktor Petrenko), "The Pointer Sisters Ain't Misbehavin'" and "She Loves Me." In the year ended December 31, 1995, the Company produced or co-produced five productions: "Jesus Christ Superstar," by Andrew Lloyd Webber and Tim Rice, "The Magic of David Copperfield," "She Loves Me," "Hello, Dolly!" and "Nutcracker on Ice." The Company currently is producing or has the rights to produce six additional productions: "Deathtrap," "A Chorus Line," "Gershwin on Ice," "The Pointer Sisters Ain't Misbehavin'," a concert tour of Styx together with Lynyrd Skynyrd and "The Hunchback of Notre Dame."

                  The Company's revenues from its production activities have increased significantly, from $18.2 million in the year ended December 31, 1993 to $31.6 million in the year ended December 31, 1995. For the years ended December 31, 1994 and 1995, production activities accounted for approximately 69.9% and 74.0%, respectively, of the Company's revenues.

                  MAJOR PRODUCTIONS

                  The following is a summary discussion of the major productions that the Company is currently producing or co-producing:

                  "JESUS CHRIST SUPERSTAR"

                  Since the opening of the Company's production of "Jesus Christ Superstar" by Andrew Lloyd Webber and Tim Rice in December 1992, the tour has generated revenues for the Company in excess of $75.5 million. Total pre-production costs for this show were approximately $1.1 million, of which the Company's total capital investment was approximately $0.5 million. The production stars Ted Neeley and Carl Anderson, the original stars from the motion picture, and is currently booked through February, 1997.

                  "DAVID COPPERFIELD"

                  "The Magic of David Copperfield" has been produced by the Company on a continuous basis since 1982, and is presently booked through 1997. The Company's contract with David Copperfield runs through December 2000.

                  "HELLO, DOLLY!"

                  The Company launched a tour of "Hello, Dolly!" starring Carol Channing, in July 1994. The show is expected to tour the United States through the middle of 1997 and to date has generated ticket sales in excess of $35.0 million. Total preproduction costs for this show were approximately $2.5 million, of which the Company's total capital investment was approximately $1.0 million.

                  "AIN'T MISBEHAVIN'"

                  The Company co-owns the North American touring rights for "Ain't Misbehavin'" formerly starring the Pointer Sisters and currently starring Martha Reeves and the Vandellas. The show opened in September 1995 and is scheduled to run through 1996 after which time the Company expects to restage the show to tour smaller markets. To date the show has generated revenues of $7.0 million for the Company and is scheduled to run through February, 1997. Total preproduction costs for this show were approximately $1.2 million, of which the Company's total capital investment was approximately $0.4 million.

                  "DEATHTRAP"

                  The Company is currently co-producing a revival of "Deathtrap," Ira Levin's comedy thriller, and one of the longest running non-musical plays in Broadway history. The Company's revival, which stars Elliott Gould and Mariette Hartley, is the first major touring revival of this show. Preproduction costs associated with this show were approximately $0.8 million, of which the Company's total capital investment aggregated approximately $0.5 million. The show's tour commenced in September 1996.

                  "SINGIN' IN THE RAIN"

                  The Company expects to co-produce a touring production of "Singin' in the Rain," which is based on the movie of the same name. This stage production will feature the original Comden and Green book and is expected to include all of the song-and-dance numbers associated with the cinematic production, such as SINGIN' IN THE RAIN. Preproduction costs associated with this show are expected to aggregate approximately $0.4 million, of which the Company's total capital investment is expected to aggregate approximately $0.2 million. The Company anticipates that the show's tour will commence in January 1997 and has generated approximately 20 weeks in guaranteed bookings to date.

                  "GERSHWIN ON ICE"

                  The Company expects to co-produce "Gershwin on Ice," a tribute celebrating the music of George and Ira Gershwin. The production features 26 Gershwin classics, including RHAPSODY IN BLUE, AN AMERICAN IN PARIS and SOMEONE TO WATCH OVER ME, as well as a cast of thirteen Olympic, World and National Champion skaters, and was conceived to combine grace and athleticism, music and dance, art and sport. The tour is expected to feature some of the most recognizable names in professional figure skating, including Dorothy Hamill and Nancy Kerrigan.

Preproduction costs associated with this show are expected to aggregate approximately $0.3 million, of which the Company's total capital investment is expected to aggregate approximately $0.1 million. The Company anticipates that the show's tour will commence in January 1997.

                  "THE HUNCHBACK OF NOTRE DAME"

                  The Company expects to co-produce this new musical which is based on Victor Hugo's classic novel of the same name. The Company's production was written by Dennis DeYoung (the lead singer and songwriter of Styx). The show is currently in the workshop stage and is expected to be ready for production in 1997. Preproduction costs associated with this show are expected to aggregate approximately $3.0 million, of which the Company's total capital investment is expected to aggregate approximately $1.5 million. The Company anticipates that the show's tour will commence in September 1997.

                  VARIETY SERIES

                  The Company is currently co-producing a variety series in Chicago, Illinois. The series is expected to feature performances by such artists as Wayne Newton, Barry Manilow, the Righteous Brothers, Mannheim Steamroller Christmas Show and David Copperfield.

                  SUMMER MUSIC TOURS

                  The Company has recently completed co-producing two major summer tours in 1996: a 65-city summer tour of the musical group Styx, which is expected to feature all of the band's original members (headed by singer/songwriter Dennis DeYoung), together with Kansas, as well as a coast-to-coast amphitheater tour featuring Lynyrd Skynyrd together with the Doobie Brothers. The Company's total capital investment in these shows is expected to aggregate approximately $0.4 million and $0.3 million, respectively.

MANAGEMENT AND BOOKING

                  The Company acts as the management and booking agent for a variety of live entertainment events. As management and booking agent, the Company is retained by producers to arrange bookings for the tours of various theatrical presentations, musical acts and one person shows. The Company then markets the productions to presenters throughout the world, and is paid a fixed fee or a percentage of proceeds, without investing any of its own capital. The Company currently acts as exclusive management and booking agent for over 23 shows, including "Three Tall Women," "She Loves Me" and the national touring company of "A Chorus Line;" musical acts such as the Newport Jazz All-Stars and the Preservation Hall Jazz Band; and one-person shows such as Hal Holbrook in "Mark Twain Tonight," James Whitmore in "Will Rogers USA," Amanda Plummer in "The Belle of Amherst," Kevin McCarthy in "Give 'Em Hell Harry!" and comedian George Carlin. In addition, the Company's booking division has recently signed an exclusive agreement to represent the new musical "Big," which is now playing on Broadway, for all touring bookings in the U.S. and Canada except for New York, Los Angeles and Toronto.

                  The Company's revenues from its management and booking activities have increased from $0.5 million in the year ended December 31, 1992 to $1.2 million in the year ended December 31, 1995. In 1992, the Company successfully booked and managed "Jesus Christ Superstar" by Andrew Lloyd Webber and Tim Rice. This success was followed by the Company's booking of "Hello Dolly!" starring Carol Channing in 1994 and "She Loves Me" and "The Pointer Sisters Ain't Misbehavin'" in 1995. The Company is currently acting as exclusive booking agent for "Blue Suede Shoes." As a result of these and other successes of its booking and management activities, the Company believes it has become a significant factor in the industry in bringing first class touring Broadway shows to secondary U.S. and major foreign markets. The management and booking division continues to book the Company's touring production of "Jesus Christ Superstar" and has generated $2.0 million in guaranteed bookings for the "Hello, Dolly!" tour. The Company has continued to book long-term clients such as David Copperfield and

Hal Holbrook and the Company's management and booking division has continued to expand the Company's international booking power by booking profitable tours overseas. The management and booking division generated booking guarantees for its clients aggregating in excess of $27.0 million in 1995.

VENUE OPERATIONS

                  The Company is involved in the operation, management and development of venues for the presentation of a wide variety of live entertainment. The Company believes that its relationships in the entertainment industry will facilitate the expansion of its venue operations. As part of its growth strategy, the Company intends to continue to expand its venue operations.

                  NORTH MIAMI PERFORMING ARTS AMPHITHEATER

                  The Company has a long term management contract with the City of North Miami, Florida to develop, construct, manage and operate the City's proposed $2.0 million Amphitheater. The project is planned to be constructed on Biscayne Bay, 15 miles south of Fort Lauderdale and 15 miles north of downtown Miami. The project is currently in the permitting stage, and in addition to permitting, is subject to substantial contingencies relating to environmental concerns.

                  With a planned open air capacity in excess of 25,000 people and an under-roof capacity ranging from 3,000 to 15,000 people, the facility is expected to be capable of accommodating at least one million people per year. If construction were to begin and proceed on schedule, the facility would be expected to open during 1998; however, construction has been delayed as a result of the inability of the City to obtain certain permits and, consequently, the Company is unable to predict when construction will commence.

                  The 30-year term of the Company's management contract with the City of North Miami will commence on the date of occupancy. Pursuant to the agreement, the Company has agreed to pay to the City: (i) an annual minimum return of $0.2 million, which amount will be adjusted annually to reflect changes in the consumer price index but will not exceed $0.5 million per annum,
(ii) a use fee charge equal to 5% of revenues from box office ticket sales for productions presented at the facility and (iii) 5% of the gross revenues received by the Company from concessions and parking. In addition, the Company has agreed to remit a refundable deposit to the City in the sum of $1.5 million (upon the receipt of all governmental approvals required for construction of the facility and approval of a financing package acceptable to the Company), to be applied toward the payment of construction, operation and monitoring costs related to the facility.

                  BUCKEYE LAKE AMPHITHEATER

                  The Company has a long-term oral agreement to manage and book the Buckeye Lake Amphitheater, an outdoor facility located in Columbus, Ohio. The facility accommodates over 50,000 people and is designed to handle large-scale rock music productions. In 1996 the facility booked, among other events, Jimmy Buffet's Margaritaville show. In addition, the Company owns an option to buy 40% of the equity in the real estate and facilities that comprise the Buckeye Lake Amphitheater. The Company intends to invest approximately $500,000 in this facility to modernize its staging area and to refurbish certain of its common areas.

TRANSPORTATION

                  The Company owns ten custom-built sleeper tour buses which it leases to touring productions under long and short term contracts for use in transporting entertainers and crews during a show's tour. In addition, the Company leases various show related equipment to touring productions (i.e., sound systems, rigging and musical equipment). The Company has serviced all of the tours of its own production tours of "The Magic of David Copperfield," "Jesus Christ Superstar" as well as others, with a variety of rentals.

MERCHANDISING AND CONCESSIONS

                  The Company offers merchandise in connection with most of the productions with which it is involved as a producer and/or a promoter, and also in connection with certain other productions on a contract basis. The Company merchandises cast recordings, videos, t-shirts and other memorabilia related to a given show or client. The Company also sells food and beverages at its venues. The Company's merchandising and concession clients in 1995 included tours of "Fiddler on the Roof," "Hello, Dolly!," "Stomp," "A Chorus Line," "Carousel," "Tap Dogs," "Funny Girl", "Applause," "Kerri Strug's U.S. Gymnastics Tour," "Ain't Misbehavin'," "The Magic of David Copperfield" and "Jesus Christ Superstar." In addition, the Company expects to acquire the merchandising rights to an upcoming tour of "Annie."

ADVERTISING, MARKETING AND SPONSORSHIPS

                  The Company's marketing, promotion and sponsorship division oversees diverse production projects for the Company. The division is responsible for advertising and promotion of the Company's various productions. Every television spot, radio spot and print advertisement relating to the Company's productions is produced under the supervision of the Company's in-house marketing staff. Sales figures are monitored on a daily basis so that any marketing mix changes necessary for a production are made promptly.

                  In 1995, the advertising division oversaw the marketing of such diverse events as a Jimmy Buffet Margaritaville concert, the Akron Rib and Music Festival, "Jesus Christ Superstar" and "The Magic of David Copperfield."

MOVIETIME

                  On August 28, 1996, the Company completed the Movietime Merger. Movietime has developed and implemented an interactive telecommunications service called "MovieTime" that provides digital telephone delivery systems to movie theaters. Movietime's digital-based delivery system replaces the analog recording machines now in use at many movie theaters with an interactive digital voicemail system that provides customized, site specific, theater information such as show times, ticket prices, location and travel directions.

                  The Company believes that the MovieTime system enables a theater to increase ticket sales through improved customer service by significantly increasing the number of telephone calls able to reach the theater simultaneously.

                  In connection with its MovieTime service, Movietime enters into contracts with theaters, pursuant to which it currently receives minimal or no service charges, and sells advertising time on the opening announcement of the recorded message. Although the Company anticipates that such sale of advertising time will be the primary source of revenue to be derived from the MovieTime service, the Company believes that additional revenues can be generated through related services, such as advance ticketing and database sales. Movietime has generated only minimal revenues to date.

                  To date, Movietime has entered into service agreements for its MovieTime service with four major theater chains: Cineplex Odeon, Pacific Theaters, Sony Theaters and United Artists. In addition, it is in active negotiations with over 40 independent theaters to provide such service. Movietime's digital network is presently utilized at 60 theaters in nine major markets and has systems in place for operation in an additional 17 markets.

                  The Company believes that there may be significant opportunities for Movietime's interactive telemedia network. The Company intends to pursue a strategy of growth and will seek to penetrate new geographic markets and expand the range of its services. The Company intends to commence a rollout of its network to approximately 200 theaters by February 1997.

COMPETITION

                  The Company competes with a wide range of other entertainment alternatives, including movies, theatrical presentations, sporting events, concerts, and others. Within its own industry segment, the Company competes with other producers and other booking agencies for attractive theatrical properties and artistic talent.

                  The Company's merchandising division services the merchandising needs of the in-house productions, venues and clients represented by the Company, but competes for contracts for other productions with a number of other companies.

                  The Company believes that there is currently only one other company, MovieFone, offering services similar to Movietime's MovieTime service. Like Movietime, MovieFone provides information regarding show times and sells advertising time on the recorded message. MovieFone's service differs in that it serves all theaters in each of its markets with only one central phone number, whereas Movietime's service is theater specific.

PROPERTIES

                  The Company's principal executive offices are located in approximately 2,700 square feet of leased office space in Miami Beach, Florida. The Company leases such space from a corporation owned by Messrs. Krassner and Marsh, the Company's Co-Chairman of the Board and Chief Executive Officer and Co-Chairman of the Board, respectively, pursuant to a lease that expires in 2001 and which provides for an annual rent of $39,000. The Company also leases approximately 3,500 square feet of office space in Aurora, Ohio pursuant to a lease expiring in November 2002. The Company leases such space from Lee Marshall, the Company's President and Chief Operating Officer, for an annual rent of approximately $41,000. See "Certain Transactions."

EMPLOYEES

                  As of August 31, 1996, the Company employed 45 full time employees, including 20 employees engaged in production activities, 12 employees engaged in booking activities and three engaged in venue management and ten in the transportation and leasing division. The Company employs additional personnel as needed on a production-by-production basis.

LEGAL PROCEEDINGS

                  An arbitration proceeding (the "Statement of Claim") has been instituted by Diamond Bullet Corporation, an affiliate of the Company ("DBC"), against Robert L. Ferman ("Ferman"), a former financial advisor to certain of the Constituent Corporations. DBC's claim is for rescission, fraud and breach of fiduciary duty in connection with a consulting agreement (the "Consulting Agreement") under which DBC agreed to pay Ferman a monthly retainer fee of $2,500 and an equity position in DBC in the event that Ferman was successful in locating an acceptable underwriter for a proposed initial public offering of the securities of the Company or its affiliates. The proceeding originated as a state court action between DBC and Ferman. That claim sought the enforcement of a settlement agreement reached by the Company and Ferman pursuant to which DBC agreed to pay a monthly retainer fee of $2,500 and $200,000 in the event DBC or its affiliates were successful in consummating a public offering of any of their securities. Ferman has responded to the Statement of Claim by filing an answer, affirmative defenses and counterclaim (the "Answer"). Ferman's counterclaim seeks damages for fraud in the inducement, anticipatory breach of contract and malicious prosecution. After DBC responded to the Answer, Ferman amended his counterclaim to seek damages relating to the Private Placement. DBC has denied all such claims. The Company intends to seek to recover all compensation paid to Ferman and to rescind Consulting Agreement due to, among other things, Ferman's failure to be properly licensed and his failure to disclose past to DBC NASD administrative proceedings against him which resulted in his suspension from securities trading. Ferman's claims are believed by the Company to approximate $1.0 million. The Company intends to vigorously defend Ferman's counterclaim and to pursue its arbitration proceeding.

                  In October 1994, a former independent contractor filed a complaint against the limited partnership that produces "Jesus Christ Superstar" in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by such limited partnership. A court date has not been set. Management believes, based on the advice of counsel, that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on its financial condition or results of operations.

                                   MANAGEMENT


                  The directors, executive officers and key employees of the Company are as follows:

           NAME         AGE              POSITION
----------------------  ---     ------------------------------------------------

Brad Krassner.........  44      Co-Chairman of the Board and Chief
                                Executive Officer

Joe Marsh.............  43      Co-Chairman of the Board

Lee Marshall..........  39      President, Chief Operating Officer and
                                Director

Steven Chaby..........  30      Chief Financial Officer

H. Yale Gutnick.......  54      Director

Glenn Bechdel.........  52      Vice President, Magic Promotions

Larry Turk............  49      President and Chief Operating Officer,
                                Diamond Bullet Merchandising

Michel Vega...........  29      President, Touring Artists Group

Ronald J. Korn........  56      Director


                  BRAD KRASSNER co-founded MEI and has been the Company's Co-Chairman of the Board and Chief Executive Officer since the consummation of the Merger. Mr. Krassner has had a diversified career in the production, promotion, marketing and merchandising of live entertainment. He has been in the entertainment business since 1974, when he was employed by the marketing department of Ringling Brothers Barnum & Bailey Circus. Over the past 20 years, Mr. Krassner has produced and/or presented a variety of touring shows, including "Ice Capades," "Moscow Circus," "Swatch Watch NYC Fresh Festival" and "The Kool Jazz Festivals." Mr. Krassner is responsible for all of the Company's strategic planning and development and oversees corporate expansion activities.

                  JOE MARSH co-founded MEI and has been the Company's Co-Chairman of the Board since the consummation of the Merger. Mr. Marsh has been the president of Magic Promotions, Inc. since 1988, and is primarily responsible for the production of the tour of "The Magic of David Copperfield." He also oversees the theatrical division, which includes such shows as "Hello, Dolly!" starring Carol Channing, "Jesus Christ Superstar," "Man of La Mancha," "Ken Hill's The Phantom of the Opera," "South Pacific" starring Robert Goulet and "Elvis, a Musical Celebration."
                  LEE MARSHALL co-founded MEI and has been the Company's President, Chief Operating Officer and a director since the consummation of the Merger. Mr. Marshall is responsible for the day-to-day operations of Magic Promotions, Inc., the Company's theatrical production division. He is responsible for supervision of the production and promotion of such shows as "Hello, Dolly!" starring Carol Channing, "Jesus Christ Superstar," "Man of La Mancha," "Ken Hill's The Phantom of the Opera," "South Pacific" starring Robert Goulet and "Elvis, a Musical Celebration." Mr. Marshall also oversees the Company's booking agency division. Mr. Marshall has also served as the secretary and treasurer of Magic Promotions since 1984, and has been the president of Touring Artists Group since 1992.

                  STEVEN CHABY has been Chief Financial Officer and Treasurer of MEI since May 1996 and has held the same positions with the Company since the consummation of the Merger. Mr. Chaby is a certified public accountant in the State of Florida. From 1994 to 1996, Mr. Chaby was an accountant with Ernst & Young/Kenneth Leventhal Real Estate

Group LLP, certified public accountants, in Miami, Florida. From 1991 to 1994, Mr. Chaby worked as an accountant with the certified public accounting firm James and Surman in Boca Raton, Florida.

                  H. YALE GUTNICK has been a director of MEI since May 1996 and has held the same position with the Company since the consummation of the Merger. Mr. Gutnick is the senior shareholder/member of the law firm of Strassburger McKenna Gutnick & Potter, which has offices in Pittsburgh, Pennsylvania and Greensburg, Pennsylvania. Mr. Gutnick graduated with honors from Ohio Wesleyan University in 1964 and from the University of Pittsburgh Law School in 1967. He began his legal career in the Honors Program with the United States Department of Justice in Washington, D.C., where he was a trial and appellate lawyer from 1967 through 1969, when he entered private practice in Pittsburgh, Pennsylvania. In the 25 years he has been in private practice, Mr. Gutnick has specialized in complex civil and criminal litigation and entertainment and media law.

                  RONALD J. KORN, a certified public accountant and an attorney-at-law, has been a director of the Company since September 1996. Since July 1991 Mr. Korn has served as President of Ronald Korn Consulting, a business consulting firm, and as Chairman of the Board of Carole Korn Interiors, Inc., an interior design firm. Since March 1995, Mr. Korn has also served as Executive Distributor of Interior Design Nutritionals, a company engaged in the distribution and marketing of personal care and nutritional products. From 1961 to 1991, Mr. Korn was a partner with the certified public accounting firm of KPMG Peat Marwick, including six years in which Mr. Korn served as Managing Partner of KPMG Peat Marwick's Miami, Florida office. Mr. Korn serves as a director of each of Engle Homes, Inc. and Vacation Break U.S.A., Inc., the common stock of each of which is publicly traded.

                  GLENN BECHDEL, Vice President of Magic Promotions, has been an officer of MEI since 1983. Mr. Bechdel's primary responsibility since co-founding Magic Promotions in 1983 has been to act as operations officer of the transportation and merchandising division of such corporation. Throughout his 13 years with the Company, Mr. Bechdel has been active in all Company business and productions such as "The Magic of David Copperfield," "Elvis, a Musical Celebration," "Jesus Christ Superstar," and "South Pacific," among others.

                  LARRY TURK, the President and Chief Operating Officer of Diamond Bullet Merchandising has been an officer of MEI since 1988, acting from 1988-1993 as the Vice President and Chief Operating Officer of Diamond Bullet Merchandising, and since that date in the offices he now holds.

                  MICHEL VEGA, the President of the Touring Artists Group, has been an officer of MEI since March 1992. Mr. Vega has also served as Vice President and Senior Vice President of Touring Artists Group. Prior to joining the Company, Mr. Vega was the tour director for NAMCO Booking, a theatrical booking agency.

                  The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The Company will reimburse all directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are not employees also receive an annual stipend and a grant of an option to purchase 2,000 shares of Common Stock upon election as a director, and an option to purchase 2,000 shares of Common Stock upon re-election as a director, under the Directors' Stock Option Plan. All such options are required to have an exercise price equal to not less than the fair market value of the Common Stock at the date of grant. Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.

EXECUTIVE COMPENSATION

                  The following table sets forth the total compensation paid or accrued by the Company, for services rendered during 1995 to the Company's Chief Executive Officer and each of the Company's other executive officers whose total 1995 salary and bonus exceeded $100,000 (collectively the "Named Officers"). The Company did not grant any stock awards or stock appreciation rights in 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                  ANNUAL COMPENSATION
                                                                              OTHER ANNUAL     ALL OTHER
         NAME AND PRINCIPAL POSITION                    SALARY       BONUS    COMPENSATION  COMPENSATION(1)(2)
--------------------------------------------------     --------    ---------  ------------  ------------------
Brad Krassner.....................................        -0-         ___        ___        $  471,000
     Chief Executive Officer and Co-Chairman of
     the Board
Joe Marsh.........................................      $300,000      ___        ___        $2,081,057
     Co-Chairman of the Board
Lee Marshall......................................      $130,000      ___        ___        $  760,044
     President and Chief Operating Officer
Glenn Bechdel.....................................      $130,000      ___        ___        $  701,839
     Vice President, Magic Promotions, Inc.
Michel Vega.......................................      $104,000      ___        ___        $   38,905
     President, Touring Artists Group, Inc.

-----------------------------
(1) The aggregate amount of perquisites and other personal benefits provided to each Named Officer is less than 10% of the total annual salary and bonus of such officer.
(2) Each of the Named Officers in the past have received S Corporation distributions based on their interests in certain of the Constituent Corporations. The aggregate of such distributions received by Messrs. Krassner, Marsh, Marshall, Bechdel and Vega in 1995 were $223,210, $2,081,057, $760,044, $701,839 and $38,905, respectively. In addition,
      Mr. Krassner received additional compensation aggregating $247,790 as a result of royalty payments received pursuant to certain contractual rights with respect to certain of the Company's productions ($194,572), and management fees paid by Diamond Bullet Merchandising, Inc. ($53,218).
      See "Certain Transactions" and "Consolidation Transactions and S Corporation Distributions."

EMPLOYMENT AGREEMENTS

                  In July 1996, the Company entered into five-year employment agreements with each of Messrs. Krassner, Marsh, Marshall and Bechdel, which provide for annual base salaries of $150,000, $250,000, $250,000 and $150,000, respectively, with automatic annual increases of $25,000. If any of these executives is terminated for cause, as defined in his employment agreement, the executive is not entitled to receive severance pay. If the executive is terminated without cause, he is entitled to receive his then current salary for the remaining term of the employment agreement but in no event less than two years of such salary. Each of the employment agreements contains a provision that the executive will not compete or engage in a business competitive with the current or anticipated business of the Company for the term of the agreement and for one year thereafter if the executive is terminated for cause or the executive terminates his employment. In addition, each executive agreed not to disclose confidential information of the Company during the term of his employment or thereafter.

STOCK OPTION PLANS

                  Under the Company's 1996 Employee Stock Option Plan (the "Stock Option Plan") and Directors Stock Option Plan (the "Directors Plan", and together collectively with the Stock Option Plan, the "Plans"), 1,700,000 shares of Common Stock and 50,000 shares of Common Stock, respectively, are reserved for issuance upon exercise of options. The Plans are designed to serve as an incentive for retaining qualified and competent employees and directors.

                  The Company's Board of Directors, or a committee thereof, administers and interprets the Stock Option Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company (currently 45 individuals), including officers and directors (whether or not employees) of the Company. The Stock Option Plan provides for the granting of both "incentive stock options" (as defined in Section 422A of the Internal

Revenue Code) and nonstatutory stock options. Options can be granted under the Stock Option Plan on such terms and at such prices as determined by the Board, or a committee thereof, except that the per share exercise price of options will not be less than the fair market value of the Common Stock on the date of grant, and, in the case of an incentive stock option granted to a 10% shareholder, the per share exercise price will not be less than 110% of such fair market value. The aggregate fair market value of the shares covered by incentive stock options granted under the Plans that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

                  Only nonemployee directors are eligible to receive options under the Directors Plan. The Directors Plan provides for an automatic grant of options to purchase 2,000 shares of Common Stock upon a person's election as a director of the Company and an automatic grant of options to purchase 2,000 shares of Common Stock upon such person's re-election as a director of the Company. All such options are required to have an exercise price equal to not less than the fair market value of the Common Stock at the date of grant.

                  Options granted under the Stock Option Plan will be exercisable after the period or periods specified in the option agreement relating to such grant, and options granted under the Directors Plan are exercisable immediately. Options granted under the Plans are not exercisable after the tenth anniversary of the date of grant and are not transferable other than by will or by the laws of descent and distribution. The Plans also authorize the Company to make loans to optionees to enable them to exercise their options.

                  As of the date of this Prospectus, the Company has not granted any options pursuant to the Plans.

401(K) PLAN

                  The Company plans to implement a 401(k) pension plan in the fourth quarter of 1996. The Company currently intends to match employee contributions at a rate to be determined, subject to the availability of funds. The Company is not required to match employee contributions in the future. The plan will be administered by, and offer the funds of, a national mutual fund company which has yet to be selected. The Company match may be made in the Company's Common Stock.

                             PRINCIPAL SHAREHOLDERS

                  The following table sets forth, as of the date of this Prospectus, information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each of the Named Officers, and (iv) all directors and executive officers of the Company as a group.


                                                                                                            PERCENTAGE OF
                                                                                                            OUTSTANDING
                                                                         AMOUNT AND NATURE OF                 SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                  BENEFICIAL OWNERSHIP                OWNED(2)
---------------------------------------                                  --------------------              -------------
Joe Marsh........................................................             8,465,480                        36.7%

Brad Krassner...................................................              3,270,102(3)                     15.0%

Lee Marshall.....................................................             3,450,338                        15.0%

Glenn Bechdel....................................................             3,228,846                        14.0%

H. Yale Gutnick..................................................                 7,000                           *

Michel Vega......................................................               385,069                         1.7%

Larry Turk.......................................................               238,624                         1.0%

Ronald J. Korn...................................................                 2,000                           *

All directors and executive officers as a group (8 persons)......            19,231,569                        82.4%

-------------------------------------

*                 Less than 1%.
(1)               Each beneficial owner has an address in care of Magicworks Entertainment Incorporated, 930 Washington Avenue,
                  Miami Beach, Florida 33139.
(2)               Based on a total of 23,074,299 shares outstanding.
(3)               Excludes 184,110 shares of Common Stock held by Mr. Krassner as nominee on behalf of certain members of his family and as to which Mr. Krassner disclaims beneficial ownership.

                             SELLING SECURITYHOLDERS

                  The shares of Common Stock offered hereby are owned by the Selling Shareholders. The following table sets forth certain information with respect to the ownership of the Common Stock by each Selling Shareholder.

                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Abraxas Partners, Ltd.                                                  3,000                    *                      3,000
Windermere House
404 East Bay Street
P.O. Box SS-6238
Nassau, The Bahamas

Philip Altheim                                                          5,000                    *                      5,000
270 Pond Crossing
Lawrence, NY 11559

Apec Arc, Inc.                                                         10,000                    *                     10,000
c/o Clifford Spelke
2001 Marcus Avenue, Su. N-215
Lake Success, NY 11042

Arbinter-Omnivalor, S.A.                                               80,000                    *                     80,000
4 Cours De Rive
1211 Geneve 3
Switzerland

Jack Balter and Deborah Balter, JTWROS                                  5,000                    *                      5,000
8919 Atwell
Houston, TX  77096

Banca Del Gottardo                                                    100,000                    *                    100,000
Viale Stefano Franscini 8
6901 Lugano, Switzerland
Attn: Diego Lucchini (MFTB)

Banque de Patrimoines Prives Geneve BPG SA                              5,000                    *                      5,000
Attn:  Mr. Dan Caropiche
20-22, Avenue de Miremont
CH-1211 Geneve 25
Switzerland

Banque Populaire Suisse Geneva                                         20,000                    *                     20,000
Attn:  Mr. Laurent Perrin
Case Postale 2054
1211 Geneve 2
Switzerland

Banque Privee Endmond de Rothschild S.A.                               55,000                    *                     55,000
Geneva
Attn: Mrs. Lisiane Spicher
18 rue de Hesse
1204 Geneva, Switzerland

Beatrice Barnett                                                        5,000                    *                      5,000
Attn:  Ian Barnett
c/o 7A Albert Br. Road
London SW11 4PX
England

Gary Barnett                                                            5,000                    *                      5,000
621 South Saltair Avenue
Los Angeles, CA 90049

Banque De Financement & D'Investissement Geneve                        25,000                    *                     25,000
Mr. Marcel Cerutti
2, rue Jean-Petitot
Case postale 5710
1211 Geneve 11, Switzerland

Glenn Bechdel                                                       3,228,846                  14.0%                3,228,846
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Brad Leigh Benjamin                                                   240,000                   1.0%                  240,000
3410 B. 21st Court
Olympia, WA 98501

Oystein Bjorge                                                          5,000                    *                      5,000
Bastadruggen 21
1370 Asker, Norway

George L. Black Trust                                                   5,000                    *                      5,000
11401 Highway 301 North
Thonotosassa, FL  33592

Ronald L. Book, P.A. Employees Profit Sharing Trust                     5,000                    *                      5,000
2999 N.E. 191 Street
Penthouse 6
Aventura, FL 33180


                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Erling U. Borg                                                          5,000                    *                      5,000
P.B. 1128
2601 Lillehammer, Norway

Bostar A/S                                                             20,000                    *                     20,000
Parkveien 55
P.O.B. 2416, Solli
N-0201, Oslo
Norway
Attn: Ove Hoegh
                                                                        5,000                    *                      5,000
Harvey R. Brice BSSC Master Defined Contribution M/P Pension Plan
70 Bethone Street
New York, NY 10014-1758
Attn: Harvey R. Brice

Norman Brooks                                                          60,000                    *                     60,000
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Michael J. Brown                                                      133,333                    *                    133,333
216 E. 95th Street
New York, NY 10128

Lawrence Burstein                                                       5,000                    *                      5,000
114 East 90th Street
Apt. 3-B
New York, NY 10128

C.N. Limited                                                            5,000                    *                      5,000
c/o the Company Secretary
P.O. Box 316, Jardine House No. 1
Wesley Street
St. Helier, Jersey Channel Islands
U.K.

Caco A/S                                                                5,000                    *                      5,000
Apalveien 30
0371 Oslo
Norway
Attn: Ole J. Gjerpen

Cameo Trust Corporation Limited                                        22,000                    *                     22,000
c/o Chris Bateson
Cameo House, 18 Hope Street
Douglas, Isle of Man
British Isles IM1 1AQ

Jeffrey Capas and Katherine Capas, JTWROS                               5,000                    *                      5,000
2808 Palamore Drive
Tampa, FL 33618

Capital Growth International, L.L.C.(5)                               291,615                   1.2%                  291,615
666 Steamboat Road
Greenwich, CT  06830-7150
Attn: Michael Jacobs

Casita Linda Corp.                                                      5,000                    *                      5,000
c/o 7A Albert Br. Road
London SW11 4PX
England

Clariden Bank                                                           5,000                    *                      5,000
Clariden Street, 26
CH-8002 Zurich
Switzerland
Attn: Karl Wiedmer

Rona Coty                                                               5,000                    *                      5,000
7612 Mar Della Terrace
Boca Raton, FL 33433

Crescent Capital Company, LLC                                          25,000                    *                     25,000
135 Wood Road
Braintree, MA 02184-2503
Attn: Richard W. Brown

Philip Datlof, M.D.                                                     5,000                    *                      5,000
17867 Lake Estates Drive
Boca Raton, FL 33496

Delaware Charter Guarantee & Trust Co.                                  2,500                    *                      2,500
TTEE FBO Robert Zelinka IRA
c/o Bear Sterns & Co.
Acct. #686-747-31-1-5 (R. Zelinka IRA)
1 Metro Tech Center
Brooklyn, NY 11021-2859


                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Edgeport Nominees Ltd.                                                 44,000                    *                     44,000
44 Worship Street
London, EC2A 2JT
England
Attn: Ian Goldbart

Emanon Partners, L.P.                                                  47,000                    *                     47,000
237 Park Avenue
Suite 901
New York, NY 10017
Attn: Michael Schaenen

David Ettinger & Beth Ettinger, JTWROS                                  5,000                    *                      5,000
21873 Town Place Drive
Boca Raton, FL 33433
Attn: Mr. and Mrs. D. Ettinger

Falcon Management Corporation                                          10,000                    *                     10,000
James Leitner - President
c/o Anne-Lee Shachian
795 B. Franklin Avenue
Franklin Lakes, NJ 07417

Leonard Frankel                                                        60,000                    *                     60,000
3686 N.W. 195 Lane
Aventura, FL 33180

Jonathan Fryd                                                          45,000                    *                     45,000
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Mitchell Fullerton                                                    240,000                   1.0%                  240,000
3410 B. 21st Court
Olympia, WA 98501

Galaxy Investments, Inc.                                               10,000                    *                     10,000
1280 Terminal Way Suite
Reno, NV 89502
Attn: Gladys Greene, President

Goran Enterprises Limited                                              10,000                    *                     10,000
Rea Brothers (Guernsey) Limited
Attn:  G. D'Arcy
Commerce House
Les Banques, St. Peter Port
Guernsey, GY1 3EZ, Channel Islands

G.P.S. Fund Ltd.                                                       10,000                    *                     10,000
International Trade Center TM 126
Piscadera Bay
Curacao
Netherlands Antilles

Charles L. Greenberg and Donna Greenberg, JTWROS                       10,000                    *                     10,000
120 S.E. 5th Avenue
Apartment #333
Boca Raton, FL 33432
Attn: Mr. and Mrs. Charles L. Greenberg

Greenberg and Panish, APC, Defined Benefit Pension Plan Dated 2/1/88    5,000                    *                      5,000
3832 Wilshire Boulevard
Los Angeles, CA 90010
Attn: Mr. David Greenberg

Bear, Stearns Securities Corp.                                          5,000                    *                      5,000
Custodian David Greenberg
IRA Rollover #402-95170-1-0-353
245 Park Avenue
New York, NY 10167

Susan Greenberg                                                         5,000                    *                      5,000
1185 Corsica Drive
Los Angeles, CA 90272

Donald Gross                                                            5,000                    *                      5,000
474 Fulton Avenue
Hempstead, NY 11550

H. Yale Gutnick                                                         5,000                    *                      5,000
1000 Grandview Avenue, #501
Pittsburgh, PA 15211

Edward Haymes                                                          10,000                    *                     10,000
7108 Queenferry Circle
Boca Raton, FL 33496

Heptagon Investments Limited                                           20,000                    *                     20,000
c/o FSC Summit Trust
5 Rue Cesar Soulie
1260 Nyon
Switzerland

                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Herald Investment Trust PLC                                           300,000                   1.3%                  300,000
c/o Brown Brothers Harriman & Co.
69 Wall Street
New York, NY 10005
Attn: OSG Dept.

Heritage Finance & Trust Co. (Geneva)                                  20,000                    *                     20,000
Acct No.: 4608840
c/o Brown Brothers Harriman, NY
Attn:  OSG Dept.
69 Wall Street
New York, NY 10005

Stanley Hollander IRA                                                  10,000                    *                     10,000
c/o Cowen & Co.
IRA Dept., A/C 58-03120-1-7-44
(S. Hollander IRA)
Financial Square
New York, NY 10005

Intergalactic Growth Fund, Inc.                                        10,000                    *                     10,000
c/o Peter B. Evans
P.O. Box N-341
Charlotte House, Charlotte Street
Nassau, Bahamas

Alan Jacobs                                                            97,205                    *                     97,205
c/o 122 East 42nd Street
New York, New York  10168

Alan D. Jacobson, IRA                                                  10,000                    *                     10,000
6840 Lion's Head
Boca Raton, FL 33496

Lenard E. Jacobson, M.D.                                                5,000                    *                      5,000
150 East 69th Street
New York, NY 10021

Christopher D. Jennings                                                 7,500                    *                      7,500
1431 Warnall Avenue
Los Angeles, CA 90024

Kamdex International Limited                                            5,000                    *                      5,000
Celtic House
Victoria Street
Douglas, Isle of Man
UK 1M1 2SJ
Attn: Martin Neville

A/S Kapitalutvikling                                                    5,000                    *                      5,000
Strandveien 20
N-1324 Lysaker
Norway
Attn: Knut W. Wang

Kensington Partners L.P.                                               40,000                    *                     40,000
c/o Keim Wilson Associates
237 Park Avenue, 9th Floor
New York, NY 10017
Attn:  Richard Keim

Peter Barrington Kirk                                                  15,000                    *                     15,000
Overbergum 22B
1315 Nesoya
Norway

Ronald Koenig                                                          10,000                    *                     10,000
Capital Growth International
660 Steamboat Road, 2nd Floor
Greenwich, CT 06830

Kirsti M.B. Kolbeinsen                                                  5,000                    *                      5,000
Holger Lysto, 23C
0280 Oslo
Norway

Stephen Kornfeld IRA                                                   10,000                    *                     10,000
719 North Ocean Boulevard
Delray Beach, FL 33483

Brad L. Krassner(6)                                                 3,454,212                  15.0%                3,454,212
c/o Magicworks Entertainment Incorporated
930 Washington Ave., 5th Floor
Miami Beach, FL 33139

KTB Enterprises, Ltd.                                                   5,000                    *                      5,000
c/o 7A Albert Br. Road
London SW11 4PX
England
Attn: Ian Barnett

William Kunzweiler                                                     20,000                    *                     20,000
5420 LBJ Freeway, Suite 515
Dallas, TX 75240

                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Legong Investments, N.V.                                               50,000                    *                     50,000
International Trade Center TM 126
Piscadera Bay
Curacao
Netherlands Antilles

Joel Lewis and Patricia Lewis JTWROS                                    5,000                    *                      5,000
11501 N.W. 4th Street
Plantation, FL 33325

Larry Magrid and Barbara Magrid, JTWROS                                 5,000                    *                      5,000
1231 Vine Street
Philadelphia, PA 19107
Attn: Larry Magrid

Dr. Mannie Magrid and Jeanette Magrid, JTWROS                           5,000                    *                      5,000
8111 Meadow Crest
Houston, TX   77071

William P. Marino                                                       5,000                    *                      5,000
1041 4th Street N.E.
New Philadelphia, OH 44663

Brian W. Marsh                                                          5,000                    *                      5,000
6167 Harmony Valley Road
Newcomerstown, OH 43832

Joe Marsh                                                           8,465,480                  36.8%                8,465,480
2040 North Bay Road
Miami Beach, FL

John J. Marsh, Jr.                                                      5,000                    *                      5,000
217 Gooding Avenue, N.W.
New Philadelphia, OH 44663

Lee Marshall                                                        3,450,338                  15.0%                3,450,338
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Gordon R. Miller, M.D.                                                  5,000                    *                      5,000
10250 Collins Avenue, #304
Bal Harbor, FL  33154

Morgan Steel Ltd.                                                      20,000                    *                     20,000
c/o P. Kevin Perry
One Sydney Mount, Circular Rd.
Douglas, Isle of Man, U.K.

Napier Brown Holdings Ltd.                                             15,000                    *                     15,000
International House
1 St. Katherine's Way
London E1 9UN
England
Attn: A.S.P. Drake

Ronald L. Nilsen and Carolyn M. Nilsen, JTWROS                          5,000                    *                      5,000
22 Candlestick Road
Clementon, NJ 08021
Attn: Ronald L. Nilsen

Panache Partnership                                                    20,000                    *                     20,000
c/- Azzurra
P.O. Box 12075
Penrose Auckland, New Zealand

Sid Paterson                                                            5,000                    *                      5,000
1385 York Avenue
New York, NY 10021

Sherry E. Perrupato                                                     5,000                    *                      5,000
2635 South Holbrook Street
Philadelphia, PA 19142

Pictet & Cie                                                            5,000                    *                      5,000
29 bd Georges-Favon
1204 Geneva
Switzerland
Attn: Claude-Alain Cherubini

Cowen & Company                                                         2,500                    *                      2,500
IRA Dept. Asher Plaut
IRA #58-03134
Financial Square
New York, NY 10005

Pyramid Partners, LP                                                   11,300                    *                     11,300
c/o Steven Blatt
Tanner Mainstain Hoffer
10866 Wilshire Blvd., 10th Floor
Los Angeles, CA 90024

                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
David Rees                                                             20,000                    *                     20,000
22B Stafford Court
174 Kensington High Street
London W8 7DJ
England

P.G. Ridgwell                                                          15,000                    *                     15,000
c/o Napier Brown Holdings Ltd.
International House
1 St. Katherine's Way
London E1 9UN
England

Republic National Bank of NY (Luxembourg) SA                           65,000                    *                     65,000
32, Boulevard Royal
L-2449 Luxembourg
Attn: Jean-Louis Thill

Trond Ronning                                                           5,000                    *                      5,000
Revesporet 9B
N-1347
Hosle, Norway

Rosebud Capital Growth Fund Ltd.                                      168,000                    *                    168,000
Charlotte House
Charlotte Street
Nassau, Bahamas
Attn: Dawn E. Davies

Cheryl Lynn Rubin                                                       5,000                    *                      5,000
Billingstadaasen 20
Billingstad 1362, Norway

Bear, Stearns Securities Corp.                                          5,000                    *                      5,000
Custodian Allan Rudnick
IRA Rollover #402-95158-1-6-300
245 Park Avenue
New York, NY 10167

Rush & Co.                                                            160,000                    *                    160,000
c/o European Stockbrokers, Ltd.
20 Conduit Street
London W1R 9TD
England
Attn: Philip Gould

Saracen International Incorporated                                     15,000                    *                     15,000
Celtic House, 3rd Floor
Victoria Street
Douglas, Isle of Man
UK 1M1 2SJ
Attn: Luay Allawi

Albert Schmier                                                          5,000                    *                      5,000
17879 Lake Estates Drive
Boca Raton, FL 33496

Seth H. Schreiber                                                       5,000                    *                      5,000
460 West 34th Street
New York, NY 10001

SEIF Limited                                                           15,000                    *                     15,000
c/o Barings (Guernsey) Ltd.
Arnold House, St. Julian's Ave.
St. Peter Port
Guernsey, GY1 3DA, Channel Islands
Attn: Shaun Baker

Richard Shack                                                         112,650                    *                    112,650
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Hy Shapiro
2400 South Dixie Highway
Miami, FL 33133

Walter Shealy                                                          20,000                    *                     20,000
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Steven Simon                                                           53,333                    *                     53,333
Autolend
930 Washington Avenue
Miami Beach, FL 33139

Skips A/S Canopus                                                       5,000                    *                      5,000
c/o Knut W. Wang
Standveien 20
1324 Lysaker Norway

                                     - 42 -

                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Skips A/S Lodd                                                          5,000                    *                      5,000
P.O. Box 2472 Solli
0202 Oslo, Norway

Fred Snitzer                                                            5,000                    *                      5,000
75 Henry Street
Brooklyn, NY 11201

Daniel Sokoloff and Deena Sokoloff, as Tenants by the Entirety          5,000                    *                      5,000
10230 Seagrape Way
Palm Beach Gardens, FL 33418
Attn: Daniel Sokoloff

Clifford W. Spelke                                                     10,000                    *                     10,000
2001 Marcus Avenue, Su. N-215
Lake Success, NY 11042

Adam Spivak                                                             5,000                    *                      5,000
136 Chinaberry Drive
Lafayette, PA 19444

Allen Spivak                                                            5,000                    *                      5,000
713 Waverly Road
Bryn Mawr, PA 19010

Merrill Lynch Acct. #53M 13719 (R. Spivak)                             10,000                    *                     10,000
Suite 210A
794 Pennllyn Pike
Bluebill, PA 19422
Attn: Adam Goldman

Orrin S. Stern and Jeffrie K. Stern TBE                                 5,000                    *                      5,000
2409 N.W. 64th Street
Boca Raton, FL 33496
Attn: Orrin S. Stern

Sylvaner Corporation                                                    5,000                    *                      5,000
c/o 7A Albert Br. Road
London SW11 4PX
England

James D. Tate                                                          73,114                    *                     73,114
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Larry Turk                                                            238,624                   1.0%                  238,624
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Matias A. Vega and Carmella K. Vega JTWROS                              5,000                    *                      5,000
31 Gedney Way
Chappaqua, NY 10510
Attn: Matias A. Vega

Michel Vega                                                           385,069                   1.7%                  385,069
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Vital Miljo AS                                                          5,000                    *                      5,000
Raadfhusgaten 7B
0151 Oslo, Norway
Attn: Bjarne Odegaard

W&P Bank & Trust Company Ltd.                                          30,000                    *                     30,000
Cumberland House
27 Cumberland Street
Nassau, Bahamas
Attn: Pascal Cristiano

Dr. Lawrence S. Weisman IRA                                            20,000                    *                     20,000
c/o Bear Sterns Corp.
IRA Acct #: 689-95590-14-E73
245 Park Avenue
New York, NY 10167

Dr. Lawrence S. Weisman                                                 5,000                    *                      5,000
12216 134th Way
Scottsdale, AZ 85259-2235

Mark L. Weiss and Tobi Weiss, JTWROS                                    5,000                    *                      5,000
12926 Cherry Road
North Miami, FL 33181
Attn: Mark L. Weiss

Joel S. Weissglass                                                      5,000                    *                      5,000
14 Takolusa Drive
Holmdel, NJ 07733-1232

Lago Wernstedt and Mi Wernstedt                                        10,000                    *                     10,000
Fritiofsy 5
S-18264 Djursholm
430908-0838
Attn: Lago Wernstedt


                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Ruth Zelinka                                                            2,500                    *                      2,500
200 E. 57th Street
Apt. 11-B
New York, NY 10022

------------------------------------
 *       Less than 1%.
(1) Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the Common Stock indicated as beneficially owned thereby.
(2) In accordance with Rule 13d-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares that are not outstanding, but that are issuable pursuant to (i) the exercise of outstanding Warrants and (ii) the conversion of the Notes, all of which are exercisable or convertible within 60 days of the date of this Prospectus, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person. These amounts do not include the exercise of certain warrants to purchase an aggregate of 500,000 shares of Common Stock. See "Description of Securities."
(3) These share amounts include up to an aggregate of 1,481,643 shares which may be issued to certain Selling Shareholders either upon (i) the conversion of the Notes or (ii) upon the exercise of the Redeemable Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.
(4) With respect to the Selling Shareholders, it has been assumed that all their shares so offered will be sold. Further, these amounts include shares which may be issued to certain Selling Shareholders upon conversion of accrued interest payable upon their Notes.
(5) Does not include the shares owned of record by various officers and/or employees of Capital Growth International, LLC, including Messrs. R. Koenig and A. Jacobs, whose share totals are included elsewhere in this table.
(6) Includes 184,110 Shares held by Mr. Krassner as nominee on behalf of certain members of his family and as to which Mr. Krassner disclaims beneficial ownership.

PLACEMENT AGENT WARRANTS

                  The following table sets forth certain information with respect to the beneficial ownership of the Company's outstanding Placement Agent Warrants as of August 30, 1996, and as adjusted to reflect the sale of such Warrants offered by the holder thereof.

                                             BEFORE OFFERING
                                        ----------------------------
      NAME AND ADDRESS                    WARRANTS         PERCENT            WARRANTS OFFERED
-------------------------------------   ------------   -------------          ----------------
Capital Growth International, L.L.C.       500,000           100%                  500,000
666 Steamboat Road
Greenwich, CT  06830-7150
Attn:  Michael Jacobs

        RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN SELLING SHAREHOLDERS

                  Capital Growth International, LLC acted as the placement agent in connection with the Private Placement and received compensation therefor in the form of cash and securities. See "Certain Transactions." The following Selling Shareholders may be deemed affiliates of Capital Growth: Ronald Koenig, Alan L. Jacobs and Stanley Hollander IRA.

                              CERTAIN TRANSACTIONS

                  MEI was formed in June 1996 for the purpose of combining the operations of the Constituent Corporations. Effective at the closing of the Private Placement, MEI issued shares of Common Stock to the shareholders of each of the Constituent Corporations in exchange for their respective interests in the Constituent Corporations, as a result of which each of the Constituent Corporations became a wholly-owned subsidiary of the Company. The number of shares of Common Stock issued to each such shareholder was determined by mutual agreement, based on their respective ownership interests in the Constituent Corporations.

                  Prior to being consolidated with MEI, the Constituent Corporations operated as S corporations under the applicable provisions of the Code. In connection therewith, the Constituent Corporations declared and paid distributions during 1995 in the amounts of $223,210, $2,081,057 and $760,041 and $701,839 to Messrs. Krassner, Marsh, Marshall and Bechdel, respectively. In 1996, the Company declared and paid distributions to Messrs. Krassner, Marsh, Marshall and Bechdel in the respective amounts of $82,839, $1,410,300, $470,100 and $470,100. Such distributions were in addition to the salaries paid to Messrs. Marsh, Marshall and Bechdel.

                  In May 1996, the Company entered into a lease agreement with respect to its Miami Beach office with a corporation that is owned by Messrs. Krassner and Marsh. The agreement calls for monthly lease payments of $3,250 for a five-year term. The agreement further provides for annual increases of $200 per month during its term. The Company paid rent pursuant to a prior lease for such property for the year ended December 31, 1995 in the amount of $39,000.

                  In November 1994, the Company entered into a lease for its Ohio office, which is owned by Mr. Marshall. The agreement calls for monthly rental payments of approximately $3,417, and expires in November 2002. The Company paid rent pursuant to such lease during 1995 in the aggregate amount of $33,000.

                  In November 1995, one of the Constituent Corporations issued to an individual its convertible promissory note in the amount of $100,000 exchangeable into shares of common stock of such Constituent Corporation. Such individual assigned such convertible promissory note to Mr. Krassner in exchange for 75,167 shares of the Company owned by Mr. Krassner. Mr. Krassner then canceled the note, and, as a result, the Company extinguished an $89,235 of a $100,000 debt owed by Mr. Krassner to the Company, leaving a balance owing from the Company to Mr. Krassner of $10,765 with respect to such debt.

                  In July and September 1996, the Company closed the Private Placement in which it received gross proceeds of $10,371,500. A total of 120 investors purchased Units in the Private Placement. Brad Krassner, Joe Marsh, Lee Marshall and H. Yale Gutnick, a director of the Company, also invested in the Private Placement (purchasing 11,000, 22,000, 11,000 and 5,000 Shares of Common Stock and $25,500, $51,000, $25,500 and $12,500 of principal amount of Notes, respectively.

                  All of the Company's indebtedness under its existing lines of credit has been personally guaranteed by Messrs. Krassner, Marsh, Marshall and Bechdel. The Company anticipates that no further personal guarantees of the Company's indebtedness by its executive officers will be made.

                  The Company has paid management fees for accounting, general management, office and other administrative services to Diamond Bullet Corporation, an entity controlled by Mr. Krassner. Such fees aggregated $53,218 and $75,378 in 1995 and 1994, respectively.

                  As of June 30, 1996, Movietime was indebted to the Company in the amount of $459,398 plus accrued interest. The Company obtained such funds under a credit line with Merrill Lynch. As a result of the Company's acquisition of Movietime, the indebtedness to the Company was eliminated in consolidation and the Company became indebted to Merrill Lynch.

                  Messrs. Krassner, Marsh, Marshall and Bechdel owned 31.1%, 6.7%, 3.9% and 2.7%, respectively, of the issued and outstanding common stock of Movietime immediately prior to the Company's acquisition of Movietime, which ownership interests were exchanged for 373,333, 80,827, 47,268 and 31,905 shares of the Company, respectively. See "Principal Shareholders".

                  In connection with the Private Placement, the Company paid Capital Growth (as the placement agent for such Private Placement) an aggregate cash commission of $790,120 and a nonaccountable expense allowance of $172,530.

                  In addition, the Company issued to Capital Growth and its designees an aggregate of 488,820 shares of the Company's Common Stock and an aggregate of 500,000 Placement Agent Warrants. These Shares and the Shares underlying the Placement Agent Warrants are included in this offering.

                  The Company has agreed to indemnify Capital Growth against certain liabilities in connection with the Private Placement, including liabilities under the Securities Act.

                  The Company has retained Capital Growth for a period of twenty-four months at a fee of $2,500 per month, to render various financial advisory services thereto, and specified fees for additional financings and other transactions.

FUTURE TRANSACTIONS

                  The Company will require that any future transactions between the Company and its officers, directors, principal shareholders and the affiliates of the foregoing persons be on terms no less favorable to the Company than could be reasonably obtained in arm's length transactions with independent third parties, and that any transactions not in the ordinary course of business also be approved by a majority of the Company's outside independent directors who are disinterested in the transaction.

                            DESCRIPTION OF SECURITIES

                  COMMON STOCK - The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share. Each holder of Common Stock is entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued will be, fully paid and nonassessable. To vary the rights of the Common Stock the approval of holders of a majority of the outstanding shares of Common Stock is required.

                  PREFERRED STOCK - The Company's Articles of Incorporation authorize the issuance of 5,000,000 shares of Preferred Stock, $.001 par value. The Preferred Stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine. The rights, preferences and limitations of separate series of Preferred Stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights

(if any) and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over common shareholders. Unless the nature of a particular transaction and applicable statute require such approval, the Board of Directors has the authority to issue these shares without shareholder approval. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without any further action by shareholders.

NOTES

                  The following is a brief summary of certain provisions of the Notes, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Notes, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

                  MATURITY; INTEREST - The principal amount of the Notes, together with any accrued but unpaid interest thereon, is due and payable July 30, 2001 (the "Maturity Date") unless converted by the holder or prepaid by the Company. The Notes bear interest at a rate of 10% per annum. Interest shall be paid semi-annually on June 30 and December 31, commencing December 31, 1996.

                  CONVERSION OPTION - All, but not less than all, of the principal amount and accrued but unpaid interest on each Note may be converted at the option of the holder at any time prior to the Maturity Date or prepayment at a conversion price of $3.50 per share (subject to adjustment for stock splits, combinations and reclassifications).

                  PREPAYMENT - All, but not less than all, of the outstanding principal amount of the Notes, together with accrued but unpaid interest, may be prepaid at the option of the Company (a) provided that the Circumstances (as defined below) exist, or (b) at any time, provided that for each $3.50 (subject to adjustment under certain circumstances) in principal amount of each Note that is prepaid, the Company shall issue to the holder thereof one Redeemable Warrant. Each Redeemable Warrant entitles the holder thereof to purchase one share of Common Stock (the "Redeemable Warrant Shares") at an exercise price of $3.50 per share (subject to adjustment for stock splits, combinations and reclassifications). The Redeemable Warrants may be redeemed by the Company at $.10 per Redeemable Warrant, provided that the Circumstances exist.

                  The "Circumstances" shall exist if (i) the Securities are registered under the Act and applicable state "blue sky" law, (ii) a current prospectus is then available for the sale of the Securities, and (iii) the closing bid price of the Common Stock as reported by Nasdaq, the OTC Bulletin Board, or such other market on which the Common Stock is then traded, equals or exceeds the Threshold Price for the twenty consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption or prepayment, as the case may be. The Threshold Price with respect to the prepayment of the Notes and the redemption of the Redeemable Warrants is $5.00 per share.

                  COVENANTS - The Company has covenanted so long as the Notes are outstanding, to: (a) punctually pay principal and interest, when due; (b) maintain its corporate existence and the corporate existence of each of MPIO and Magic Promotions, Inc., each of which is a wholly-owned subsidiary of the Company (the "Specified Subsidiaries") and keep its various rights and franchises and those of the Specified Subsidiaries in good standing; (c) pay or discharge all taxes, assessments and governmental charges; (d) comply in all material respects with all applicable federal, state and local laws and regulations; (e) refrain from paying dividends or redeeming equity securities;
(f) refrain from creating or incurring liens on its assets or properties unless incurred in connection with business purposes; and (g) limit "insider" or affiliate transactions with the Company to those which are on terms which are fair to the Company and which are reasonably similar to, or more beneficial to the Company than terms available from third parties.

                  EVENTS OF DEFAULT - The following events shall constitute events of default under the Notes: (a) if the Company defaults in the payment or performance of its obligations under the Notes or the Note Escrow Agreement executed in connection with the Private Placement; (b) if the Company or a Specified Subsidiary is dissolved or liquidated or fails to maintain its corporate existence; (c) if the Company or a Specified Subsidiary is the subject of bankruptcy, insolvency or reorganization proceedings; (d) if the Company or a Specified Subsidiary ceases its usual business; (e) if the Company's warranties, representations or statements of fact in the Notes or the Note Escrow Agreement were false or misleading when made; or
(f) if a receiver or trustee is sought against the Company, or a Specified Subsidiary or any of their property, which is not dismissed within 60 days.

REDEEMABLE WARRANTS

                  The following is a brief summary of certain provisions of the Redeemable Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Redeemable Warrant Certificates, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

                  Upon prepayment of the Notes under certain circumstances, the Company will deliver to the subject noteholder a Redeemable Warrant for each $3.50 in principal amount of the Note that is prepaid. Warrant certificates for the Redeemable Warrants may be exchanged for new certificates of different denominations, and may be exercised or transferred by presenting them at the appropriate office described in the certificates representing the Redeemable Warrants.

                  Each Redeemable Warrant entitles the registered holder to purchase one share of Common Stock (the "Warrant Shares") at an exercise price of $3.50 per Warrant Share (subject to adjustment for stock splits, combinations and reclassifications) at any time prior to redemption from the date of issuance until the Maturity Date. The exercise price of the Redeemable Warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the Securities offered hereby. Redeemable Warrants may be redeemed by the Company at $.10 per share on thirty days' notice at any time, if the Circumstances exist.

                  Each Redeemable Warrant may be exercised by surrendering the warrant certificate, with the subscription form attached to the warrant certificate properly completed and executed, together with payment of the exercise price to the warrant agent. The Redeemable Warrants may be exercised in whole or from time to time in part. If less than all of the Redeemable Warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of Redeemable Warrants.

                  The Redeemable Warrants do not confer upon the holders thereof any voting, dividend or other rights as shareholders of the Company.

                  The Redeemable Warrants are not exercisable or redeemable unless, at the time of the exercise or redemption, the Company has a current prospectus covering the shares of Common Stock issuable upon the exercise of such warrants, or such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of such warrants.

TRANSFER AGENT

                  The transfer agent and registrar for the Common Stock is Interwest Transfer & Trust Company.

                              PLAN OF DISTRIBUTION

                  This Prospectus covers the sale of Shares by the Selling Shareholders. See "Principal and Selling Shareholders." Any distribution of the Shares by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may change from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on NMS or on one or more exchanges on which the securities are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices; or (d) by any other legally available means.

                  The Company will not receive any proceeds from the sale of the Shares offered hereby. The aggregate proceeds to the Selling Shareholders from the securities offered hereby will be the offering price less applicable commissions or discounts, if any. There is no assurance that the Selling Shareholders will sell any of the securities offered hereby.

                  The Selling Shareholders and such underwriters, brokers, dealers or agents, upon effecting a sale of securities, may be considered "underwriters" as that term is defined in the Securities Act. Sales effected through agents, brokers or dealers will ordinarily involve payment of customary brokerage commissions although some brokers or dealers may purchase such shares as agents for others or as principals for their own account. The Selling Shareholders will pay any sales commissions or other sellers' compensation applicable to such transactions. A portion of any proceeds of sales and discounts, commissions or other sellers' compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

                  Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the securities offered hereby may not simultaneously engage in market making activities for the Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Shareholder and any other person who participates in a distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and may affect the marketability of the securities and the ability of any person to engage in market making activities for the Common Stock.

                  At the time a particular offering of securities is made, to the extent required, a Prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the purchase price or the public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for securities purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

                  In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions of such exemption have been satisfied.

                  The Company has agreed that it will bear all costs, expenses and fees in connection with the registration or qualification of the securities under federal and state securities laws. The Company and each Selling Shareholder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the securities, including liabilities arising under the Securities Act.

                         SHARES ELIGIBLE FOR FUTURE SALE

                  As of August 31, 1996, the Company had 23,000,299 shares of Common Stock outstanding. Of these shares, 22,689,179 shares being registered pursuant to the registration statement of which this Prospectus forms a part will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act.

                  In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

                  In connection with the Private Placement, all of the Company's officers and directors, the MEI Shareholders and the shareholders of Movietime have agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period ending December 30, 1997.

                  No prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                  LEGAL MATTERS

                  The legality of the Common Stock offered hereby will be passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., Miami, Florida.

                                     EXPERTS

                  The combined financial statements of Magicworks Entertainment Incorporated at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995; the combined financial statements of Magic Promotion, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995; the financial statements of Diamond Bullet Merchandising as of December 31, 1995 and for the year then ended; the financial statements of Movietime Entertainment, Inc. as of December 31, 1995 and for the period from May 24, 1995 (inception) to December 31, 1995; the historical supplemental pooled financial statements of Magic Promotion, Inc. and Movietime Entertainment, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                      MAGICWORKS ENTERTAINMENT INCORPORATED

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                     PAGE

---------------------------------------------------------------------------------------------------------------------------
MAGIC PROMOTION, INC. CONDENSED COMBINED FINANCIAL
STATEMENTS
        Independent Auditors' Report--Ernst & Young, LLP............................................................. F-3
        Condensed Combined Balance Sheets for the Years Ended December 31, 1995, 1994
           and 1993.................................................................................................. F-4
        Condensed Combined Statements of Income for the Years Ended December 31, 1995,
           1994 and 1993............................................................................................. F-5
        Condensed Combined Statements of Changes in Stockholders' Equity Ended Decemmber
           31, 1995, 1994, 1993 and 1992............................................................................. F-6
        Condensed Combined Statements of Cash Flows for the Years Ended December 31,
           1995, 1994 and 1993....................................................................................... F-7
        Notes to Condensed Combined Financial Statements .............................................................F-9



DIAMOND BULLET MERCHANDISING CONDENSED FINANCIAL STATEMENTS
        Independent Auditors' Report - Ernst & Young..................................................................F-19
        Condensed Balance Sheets for the Year Ended December 31, 1995.................................................F-20
        Condensed Statements of Income for the Year Ended December 31, 1995...........................................F-21
        Condensed Statements of Stockholders' Deficit.................................................................F-22
        Condensed Statements of Cash Flows for the Year Ended December 31, 1995.......................................F-23
        Notes to Condensed Financial Statements.......................................................................F-24



MOVIETIME ENTERTAINMENT, INC. CONDENSED FINANCIAL STATEMENTS
        Independent Auditors' Report - Ernst & Young LLP..............................................................F-27
        Condensed Balance Sheets - June 30, 1996 and December 31, 1995................................................F-28
        Condensed Statement of Operation..............................................................................F-29
        Condensed Statements of Stockholders' Deficit.................................................................F-30
        Condensed Statements of Cash Flows............................................................................F-31
        Notes to Condensed Financial Statements.......................................................................F-32



                                       F-1





MAGIC PROMOTION, INC. AND MOVIETIME ENTERTAINMENT, INC.
HISTORICAL CONDENSED SUPPLEMENTAL POOLED FINANCIAL
STATEMENTS
        Independent Auditors' Report - Ernst & Young, LLP.............................................................F-35
        Historical Condensed Supplemental Pooled Balance Sheets ......................................................F-36
        Historical Condensed Supplemental Pooled Statements of Income - for the Years Ended
           December 31, 1995, 1994 and 1993...........................................................................F-37
        Historical Supplemental Pooled Statements of Changes in Stockholders' Equity
            for the Years Ended December 31, 1995, 1994 and 1993......................................................F-38
        Historical Condensed Supplemental Pooled Statements of Cash Flows - for the Years
           Ended December 31, 1995, 1994 and 1993.....................................................................F-39
        Notes to Historical Condensed Supplemental Pooled Financial Statements .......................................F-41



MAGICWORKS ENTERTAINMENT INCORPORATED CONDENSED COMBINED
FINANCIAL STATEMENTS
        Independent Auditors' Report--Ernst & Young, LLP..............................................................F-53
        Condensed Combined Balance Sheet - for the Years Ended December 31, 1995, 1994
            and 1993..................................................................................................F-54
        Condensed Combined Statements of Income - for the Years Ended December 31, 1995,
            1994 and 1993.............................................................................................F-55
        Condensed Combined Statements of Changes in Capital - for the Years Ended December 31,
            1995, 1994 and 1993.......................................................................................F-56
       Condensed Combined Statements of Cash Flows - for the Years Ended December 31,
            1995, 1994 and 1993.......................................................................................F-57
        Notes to Condensed Combined Financial Statements..............................................................F-58
        Condensed Combined Balance Sheets for the Six Month Period Ended June 30, 1996
           and the Year Ended Deecember 31, 1995(Unaudited)...........................................................F-71
        Condensed Combined Statements of Income for the Six Month Period Ended June 30,
           1996 and 1995 (Unaudited)................................................................................. F-72
        Condensed Combined Statements of Cash Flows for the Six Month Period ended
           June 30, 1996 and 1995 (Unaudited)........................................................................ F-73
        Notes to Condensed Combined Financial Statements .............................................................F-74

MAGICWORKS ENTERTAINMENT INCORPORATED PRO FORMA COMBINED FINANCIAL
STATEMENTS
        Magicworks Entertainment Incorporated Pro Forma Combined Financial Statements.................................P-1
        Pro Forma Combined Balance Sheet (Unaudited) as of June 30, 1996 .............................................P-2
        Pro Forma Combined Statements of Income (Unaudited) for the Six Month Period Ended
            June 30, 1996 ............................................................................................P-3
        Pro Forma Combined Statements of Income (Unaudited) for the Year Ended
            December 31, 1995.........................................................................................P-4

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Magic Promotion, Inc.

We have audited the accompanying combined balance sheets of Magic Promotion, Inc. (the Company) as of December 31, 1995 and 1994, and the related combined statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Magic Promotion, Inc. at December 31, 1995 and 1994, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                          Ernst & Young LLP

September 13, 1996
Miami, Florida

                              MAGIC PROMOTION, INC.

                             COMBINED BALANCE SHEETS

                                                              DECEMBER 31
                                                          1995           1994
                                                       ----------     ----------
ASSETS
Current assets:
   Cash and cash equivalents                           $  734,945     $1,903,936
   Accounts receivable                                  1,107,451        525,172
   Preproduction costs, net                             1,508,314      1,058,681
   Notes receivable from affiliates                       159,520        460,057
   Other current assets                                   353,463         71,128
                                                       ----------     ----------
Total current assets                                    3,863,693      4,018,974

Property and equipment, net                             1,091,010        195,233
Investments in partnerships                               199,677        452,336
Advances and deposits                                     293,850        219,318
Deferred costs                                            207,823         94,462
Management agreements, net                                364,415        385,834
                                                       ==========     ==========
Total assets                                           $6,020,468     $5,366,157
                                                       ==========     ==========

LIABILITIES AND CAPITAL
Current liabilities:
   Accounts payable and accrued liabilities            $1,111,590     $2,063,931
   Current maturities of long-term debt                   137,870         97,882
   Short-term debt                                      1,128,138           --
   Due to affiliates                                      265,243         86,500
                                                       ----------     ----------
Total current liabilities                               2,642,841      2,248,313

Long-term debt, less current maturities                   392,699         94,484
Commitments and contingencies

Minority interests                                      1,496,453      1,422,306

Stockholders' equity:
   Common stock, $1 par value; 100 shares
     authorized; 100 shares issued and
     outstanding                                              100            100
   Additional paid-in capital                              50,174         50,174
   Retained earnings                                    1,438,201      1,550,780
                                                       ----------     ----------
Total stockholders' equity                              1,488,475      1,601,054
                                                       ==========     ==========
Total liabilities and stockholders' equity             $6,020,468     $5,366,157
                                                       ==========     ==========

SEE ACCOMPANYING NOTES.



                              MAGIC PROMOTION, INC.

                          COMBINED STATEMENTS OF INCOME

                                                   YEAR ENDED DECEMBER 31
                                            1995            1994            1993
                                        ------------    ------------    ------------
Revenues:

   Production                           $ 31,638,078    $ 23,313,026    $ 18,151,149
   Promotion                               6,668,672       6,268,273      10,009,734
   Merchandising                           1,160,519         687,755         876,740
   Other                                   1,237,126         873,032         475,630
                                        ------------    ------------    ------------
                                          40,704,395      31,142,086      29,513,253

Operating expenses:

   Talent and other show                  33,346,544      25,871,621      23,561,001
   Salaries, wages and benefits            1,185,911         975,400         877,983
   Cost of goods sold                        408,697         470,775         589,356
   General and administrative              1,160,873         801,361         551,888
                                        ------------    ------------    ------------
                                          36,102,025      28,119,157      25,580,228

Income from operations                     4,602,370       3,022,929       3,933,025

Other income (expense):

   Interest income                           108,427          32,076           3,835
   Interest expense                          (60,488)        (19,590)        (16,369)
   From investments in noncombined
     productions
                                             418,679         417,071         364,976
   Minority interests                     (1,688,531)     (1,535,495)     (2,108,791)
                                        ------------    ------------    ------------

Net income                                 3,380,457       1,916,991       2,176,676

Pro forma adjustment for income taxes     (1,318,378)       (747,626)       (848,904)
                                        ------------    ------------    ------------

Pro forma net income                    $  2,062,079    $  1,169,365    $  1,327,772
                                        ============    ============    ============

SEE ACCOMPANYING NOTES.


                              MAGIC PROMOTION, INC.

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                            ADDITIONAL
                                 COMMON      PAID-IN       RETAINED
                                 STOCK       CAPITAL       EARNINGS        TOTAL
                              -----------   -----------   -----------    -----------
Balances, December 31, 1992   $       100   $    50,174   $   562,640    $   612,914
Distributions                        --            --      (1,748,626)    (1,748,626)
Net income                           --            --       2,176,676      2,176,676
                              -----------   -----------   -----------    -----------
Balances, December 31, 1993           100        50,174       990,690      1,040,964
Distributions                        --            --      (1,356,901)    (1,356,901)
Net income                           --            --       1,916,991      1,916,991
                              -----------   -----------   -----------    -----------
Balances, December 31, 1994           100        50,174     1,550,780      1,601,054
Distributions                        --            --      (3,493,036)    (3,493,036)
Net income                           --            --       3,380,457      3,380,457
                              ===========   ===========   ===========    ===========
Balances, December 31, 1995   $       100   $    50,174   $ 1,438,201    $ 1,488,475
                              ===========   ===========   ===========    ===========

SEE ACCOMPANYING NOTES.


                              MAGIC PROMOTION, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                                                            YEAR ENDED DECEMBER 31
                                                     1995           1994           1993
                                                  -----------    -----------    -----------
OPERATING ACTIVITIES

Net income                                        $ 3,380,457    $ 1,916,991    $ 2,176,676
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                  2,367,598        707,464      1,492,077
     Write-down of investment in partnerships         101,994         16,500           --
     Minority interests                             1,688,531      1,535,495      2,108,791
     (Increase) decrease in:
       Accounts receivable                           (582,279)        63,655       (402,868)
       Other current assets                          (282,335)       (35,601)       (25,427)
       Preproduction costs                         (2,690,538)    (1,676,245)      (389,540)
       Advances and deposits                          (74,532)          (230)       (10,136)
     Increase (decrease) in:
       Accounts payable and accrued liabilities      (952,341)     1,595,421        240,946
                                                  -----------    -----------    -----------
Net cash provided by operating activities           2,956,555      4,123,450      5,190,519

INVESTING ACTIVITIES
Purchase of property and equipment                   (959,137)       (41,227)      (184,009)
Investments in partnerships                           150,665       (153,342)      (234,000)
Notes receivable from affiliates                      300,537        (78,289)      (169,552)
Investment in management agreements                   (41,914)      (130,000)          --
                                                  -----------    -----------    -----------
Net cash used by investing activities                (549,849)      (402,858)      (587,561)

                                        F-7


                              MAGIC PROMOTION, INC.

                  COMBINED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                      YEAR ENDED DECEMBER 31
                                                1995           1994           1993
                                             -----------    -----------    -----------
FINANCING ACTIVITIES
Due to affliates                             $   178,743    $    52,600    $   (80,000)
Proceeds of borrowings                         1,731,326        239,909        115,320
Repayment of borrowings                         (264,985)      (413,979)          --
Payment of deferred costs                       (113,361)       (94,462)          --
Distributions to minority interests           (2,740,158)    (1,950,932)    (2,949,710)
Capital contributions from minority
   interests                                   1,125,774      1,691,200         70,000
Distributions                                 (3,493,036)    (1,356,901)    (1,748,626)
                                             -----------    -----------    -----------
Net cash used by financing activities         (3,575,697)    (1,832,565)    (4,593,016)
                                             -----------    -----------    -----------
Net (decrease) increase in cash and
   cash equivalents                           (1,168,991)     1,888,027          9,942
Cash and cash equivalents at
   beginning of year                           1,903,936         15,909          5,967
                                             ===========    ===========    ===========
Cash and cash equivalents at
   end of year                               $   734,945    $ 1,903,936    $    15,909
                                             ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION
Cash paid during the year for interest       $    60,488    $    19,590    $    16,369
                                             ===========    ===========    ===========

NONCASH INVESTING AND FINANCING ACTIVITIES
Distribution of notes receivable
   from Stockholders                           $   809,563    $      --      $      --
                                             ===========    ===========    ===========

SEE ACCOMPANYING NOTES.

                              MAGIC PROMOTION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS OF COMBINED SUBSIDIARIES

Magic Promotion, Inc. and Magic Promotions Inc. (collectively, Magic or the Company) were formed in 1984 and 1993, in the states of Ohio and Florida, respectively, as S-Corporations to produce and promote live theatrical entertainment and to provide ancillary services including merchandising and transportation. Magic is owned by Messrs. Marsh, Marshall and Bechdel (collectively, the Stockholders). Magic owns a 50.0% interest in The Judas Company (Judas), a 57.1% interest in Dolliko and a 77.88% interest in the Impossible Touring Company (Impossible) and a 33.33% interest in the Ain't Misbehavin' Company (Ain't Misbehavin), each of which is a general partnership involved in equity and non-equity theatrical production which commenced operations during 1993 and 1994. In October 1995, Impossible commenced a new show with Magic owning a 77.88% interest. The Company has included the accounts of Judas, Dolliko, Ain't Misbehavin and Impossible in its combined financial statements as the Stockholders exercise significant control over operating and financial policies of these general partnerships. The interests of Ain't Misbehavin, Judas, Dolliko and Impossible not owned by Messrs. Marsh, Marshal and Bechdel are presented as minority interests in the combined financial statements. Promotion revenues from Ain't Misbehavin, Judas, Dolliko and Impossible included in the combined statements of income were $4,930,471, $3,075,627, and $5,081,851 in 1995, 1994 and 1993, respectively. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and investments in short-term highly liquid financial instruments, primarily time deposits and money market accounts, with original maturities of three months or less. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of 10 years for leasehold improvements, 3 to 7 years for furniture and equipment and 10 years for vehicles.

                              MAGIC PROMOTION, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT (CONTINUED)

Repairs of property and equipment and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.

PREPRODUCTION COSTS

Preproduction costs consist mainly of rehearsal salaries, set design and construction expenditures incurred prior to the first performance of the theatrical productions. These costs are amortized over the terms of the respective shows, which range from 12 to 24 months.

DEFERRED COSTS

Deferred costs consist mainly of professional fees incurred in connection with the proposed private offering of securities by the Company (see Note 10). The costs associated with the private offering which totaled $207,823 and $94,462 at December 31, 1995 and 1994, respectively, will be deducted from the net proceeds of the private securities offering or accounted for as deferred financing costs based on the types of securities sold.

MANAGEMENT AGREEMENTS

Management and booking agreements consist primarily of the cost to acquire certain booking rights. Those costs are being amortized over the terms of the respective agreements. Amortization expense related to these agreements amounted to $63,333, $29,166 and $7,500, for 1995, 1994 and 1993, respectively.
Accumulated amortization was $99,999 and $36,666 at December 31, 1995 and 1994, respectively.

REVENUES

Revenues are recognized when earned, which is generally at the time of the theatrical performance or entertainment events. Cash received in advance of a performance is reflected in other current liabilities in the accompanying balance sheets.

                              MAGIC PROMOTION, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUES (CONTINUED)

The Company provides an allowance for losses on accounts receivable based on a monthly review of the outstanding receivables and evaluation of their collectibility.

The Company's revenues are primarily derived from the production and promotion of live theater throughout the United States, Canada and Mexico. Changes in the entertainment preferences of the general populations could affect the Company's future revenues.

INCOME TAXES

The Company and its shareholders have elected to be treated as either S-Corporations under Subchapter S of the Internal Revenue Code or are general partnerships. As such, the stockholders or partners include their proportionate share of the Company's income in their respective tax returns.

Upon completion of the transaction discussed in Note 10, the Company will become subject to state and U.S. corporate income tax.

The accompanying combined statements of income include pro forma adjustments for income taxes which would have been recorded had the Company been subject to federal and state corporate income taxes, based on the tax laws in effect during those periods and statutory rates applied to pre-tax accounting income.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

                              MAGIC PROMOTION, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

   Cash and short-term debt - the carrying amounts of these items are a reasonable estimate of their fair value.

   Long-term debt - interest rates currently available to the Company either fluctuate with the prime rate of the lending institution or are comparable to current market rates, and thus the carrying value of long-term debt approximates fair value.

INVESTMENTS IN PARTNERSHIPS

The Company has limited partnership and joint venture interests, ranging from 1% to 10%, in various theatrical productions. Because the Company does not exercise significant influence over the operating and financial policies of these productions, these investments are carried in the accompanying combined balance sheets at cost and income is only recognized when received in the form of distributions.

The Company has four joint venture interests ranging from 25% to 35%, in various seasonal productions. Because of the short-term nature of these productions, the investments are carried in the accompanying combined balance sheets at cost and revenue is recognized using the cost recovery method, whereby no income is recognized until the investment is recouped.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. The Company incurred approximately $5,200,000, $4,000,000 and $8,100,000 in advertising expense for the years ended December 31, 1995, 1994 and 1993, respectively, which is included in talent and other show expenses in the accompanying combined statements of income.

                              MAGIC PROMOTION, INC.

2. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1995 and 1994 consist of the following:

                                                       1995              1994
                                                    ----------        ----------

Leasehold improvements                              $   64,444        $   64,444
Furniture and equipment                                 48,898            44,949
Vehicles                                             1,254,646           299,458
Vehicle under capital lease                            198,500           198,500
                                                    ----------        ----------
                                                     1,566,488           607,351
Less accumulated depreciation                          475,478           412,118
                                                    ==========        ==========
Property and equipment, net                         $1,091,010        $  195,233
                                                    ==========        ==========

3. SHORT-TERM DEBT

Short-term debt consists of the following at December 31, 1995:

$350,000 unsecured demand promissory note,
   interest at prime rate charged by
   Society National Bank plus 3/4%,
   interest due monthly. Guaranteed by
   certain Stockholders of the Company.                              $   340,982

$500,000 unsecured commercial demand note,
   interest at prime rate charged by
   National City Bank plus 1.0%, interest
   due quarterly. Guaranteed by certain
   Stockholders of the Company.                                          435,156

$400,000 note payable, interest at 10%,
   interest due monthly, collateralized
   by vehicles.                                                          352,000

                                                                      ----------
Total short-term debt                                                 $1,128,138
                                                                      ==========

The weighted average interest rate on the short-term debt was 9.58% as of December 31, 1995.

                              MAGIC PROMOTION, INC.

4. LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                                            1995          1994
                                                          --------      --------

10.90% note payable, principal and interest
   due monthly through May 2000.
   Collateralized by vehicle.                             $120,627      $   --

10.75% note payable, principal and interest
   due monthly through August 1999 .
   Collateralized by vehicle.                              148,610          --

10.75% note payable, principal and interest
   due monthly through October 2000.
   Collateralized by vehicle.                              166,807          --

7.5% unsecured note payable, principal and
   interest due monthly through December
   1994. Guaranteed by certain Stockholders
   of the Company.                                            --          50,000

9.0% note payable, principal and interest
   due monthly through October 1997.
   Collateralized by a vehicle.                             53,747        81,286

Capital lease obligation payable in monthly
   installments through September 1997
   including interest imputed at a rate of
   10%, collateralized by a vehicle.                        40,778        61,080
                                                          --------      --------
                                                           530,569       192,366
Less current maturities                                    137,870        97,882
                                                          ========      ========
Total long-term debt                                      $392,699      $ 94,484
                                                          ========      ========

                              MAGIC PROMOTION, INC.

Scheduled maturities of long-term debt are as follows:

         Year Ending December 31:
         1996                                                $137,870
         1997                                                 136,874
         1998                                                 105,710
         1999                                                 100,275
         2000                                                  49,840
                                                             --------
         Total maturities of long-term debt                  $530,569
                                                             ========

5. MANAGEMENT AGREEMENTS

The Company entered into management agreements with Niko Associates (Niko) for daily general operations management during the entire periods of production of Dolliko, Judas and Impossible. Management fees are calculated based on fixed weekly fees ranging from $2,000 to $5,000 per performance week plus the reimbursement of certain overhead related costs. Management fees paid by the Company to Niko amounted to $309,498, $238,408 and $191,300 in 1995, 1994 and
1993, respectively, and are reflected in talent and other show expenses in the accompanying statements of income.

6. EMPLOYEE BENEFIT PLANS

Effective January 1, 1988, Magic initiated a Money Purchase Plan and Trust (the
Plan) for all full-time employees who have completed one year of service and are at least 21 years of age. Magic contributes an amount not to exceed 25% of the participating employee's compensation or $30,000. In addition, the Plan permits Magic to make additional discretionary contributions to the Plan. Total contributions to the Plan by Magic were $65,000, $66,446, and $20,268 in 1995, 1994 and 1993, respectively. Employees vest in the Company's discretionary contributions at the rate of 20% per year upon completion of two years of service.

                              MAGIC PROMOTION, INC.

7. LEASES

The Company leases office space from affiliated (See Note 8) and non-affiliated entities under operating lease agreements which extend through December 31, 1997. The following is a schedule of approximate future minimum lease payments required under such non-cancelable operating leases at December 31, 1995:

         Year Ending December 31:
         1996                                                    $37,515
         1997                                                     37,515
                                                                 =======
         Total minimum lease payments                            $75,030

                                                                 =======

Rent expense amounted to $41,111, $36,914 and $21,676 for the years ended December 31, 1995, 1994 and 1993, respectively, and is included in general and administrative expenses in the accompanying combined statements of income.

8. RELATED PARTY TRANSACTIONS

In the normal course of its business, the Company conducts business with entities related through common ownership.

The Company has entered into two three-year noncancellable operating leases for office space with related entities. The Company is required to pay taxes, maintenance, insurance and utility costs. Payments under these leases totaled $41,111, $36,914 and $21,676 in 1995, 1994 and 1993, respectively.

The Company has notes receivable from entities controlled by certain Stockholders with an outstanding balance, including accrued interest, of $159,520 and $460,057 at December 31, 1995 and 1994, respectively. Interest income related to these receivables totaled $84,520, $28,589 and $-0- in 1995, 1994 and 1993, respectively. These unsecured notes, which bear interest at prime plus 2.9%, are due on demand.

The Company has payables due to certain Stockholders with an outstanding balance (including accrued interest), of approximately $265,243 and $86,500 at December 31, 1995 and 1994, respectively. These payables bear no interest and have no stated repayment terms.

                              MAGIC PROMOTION, INC.

8. RELATED PARTY TRANSACTIONS (CONTINUED)

The Company has entered into an agreement with an entity controlled by certain Stockholders which provided for the exclusive booking during the entire periods of production of Judas, Impossible, Dolliko and Ain't Misbehavin. Booking expense related to these agreements was approximately $400,800, $403,000 and $306,250 for 1995, 1994 and 1993, respectively, and is reflected in talent and other show expenses in the accompanying statement of income.

9. COMMITMENTS AND CONTINGENCIES

The Company has royalty and employment agreements with certain authors, actors, directors and choreographers and their respective unions. These agreements are generally one to three years in length and provide for minimum compensation levels. These agreements may include incentive bonuses based upon specified goals. The aggregate commitment for future salaries and royalties, excluding bonuses, as of December 31, 1995 was approximately $2,288,000, which will be paid during 1996.

In October 1994, a former independent contractor filed a complaint against Judas in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by Judas. A court date has not been set. Management of Judas believes that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on the Company's combined financial condition or results of operations.

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company that provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.

                              MAGIC PROMOTION, INC.

10. SUBSEQUENT EVENTS

On July 30, 1996, the Company, along with other entities affiliated through common ownership, became wholly-owned subsidiaries of Magicworks Entertainment Incorporated (Magicworks) through a stock exchange transaction. Contemporaneous with this transaction, Magicworks consummated a $10 million private placement offering of units consisting of unsecured senior convertible notes and common stock. Also, contemporaneous with these transactions, Magicworks merged with and into Shadow Wood Corporation, an inactive public company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Diamond Bullet Merchandising, Inc.

We have audited the accompanying balance sheet of Diamond Bullet Merchandising, Inc. (the Company) as of December 31, 1995, and the related statements of income, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Bullet Merchandising, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year the ended, in conformity with generally accepted accounting principles.


                                                Ernst & Young LLP

September 11, 1996
Miami, Florida

                       DIAMOND BULLET MERCHANDISING, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1995


ASSETS
Current assets:
   Cash                                                            $   58,331
   Accounts receivable                                                 11,290
   Inventories                                                        160,930
   Other current assets                                                44,781
                                                                   ---------
Total current assets                                                  275,332

Furniture and equipment, net of accumulated
   depreciation of $34,701                                              4,858
Due from affiliates                                                   827,571
                                                                   ----------
Total assets                                                       $1,107,761
                                                                   ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued liabilities                        $  315,645
   Short-term debt                                                    792,351
   Due to stockholders                                                 95,338
                                                                   ----------
Total current liabilities                                           1,203,334

Contingency

Stockholders' deficit:
   Common stock, $1 par value;
     100 shares authorized; 100 shares issued and outstanding             100
   Additional paid-in capital                                             900
   Accumulated deficit                                                (96,573)
                                                                   ----------
Total stockholders' deficit                                           (95,573)
                                                                   ==========
Total liabilities and stockholders' deficit                        $1,107,761
                                                                   ==========


SEE ACCOMPANYING NOTES.

                       DIAMOND BULLET MERCHANDISING, INC.

                               STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995


Merchandising revenues                                 $1,313,695

Operating expenses:
   Cost of goods sold                                   1,053,667
   Salaries, wages and benefits                            85,795
   General and administrative                             140,036
                                                       -----------
                                                        1,279,498
                                                       -----------

Income from operations                                     34,197

Interest expense                                           (6,417)
                                                       -----------
Net income                                                 27,780

Pro forma adjustment for income taxes                     (10,834)
                                                       -----------

Pro forma net income                                   $   16,946
                                                       ===========


SEE ACCOMPANYING NOTES.


                       DIAMOND BULLET MERCHANDISING, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                          YEAR ENDED DECEMBER 31, 1995



                                                ADDITIONAL
                                   COMMON         PAID-IN       ACCUMULATED
                                    STOCK         CAPITAL         DEFICIT          TOTAL
                                  ---------     ----------      -----------      ---------
Balance at December 31, 1994
                                  $     100      $     900       $(124,353)      $(123,353)
Net income                             --             --            27,780          27,780
                                  ---------      ---------       ---------       ---------
Balance at December 31, 1995
                                  $     100      $     900       $ (96,573)      $ (95,573)
                                  =========      =========       =========       =========


SEE ACCOMPANYING NOTES.

                       DIAMOND BULLET MERCHANDISING, INC.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995


OPERATING ACTIVITIES
Net income                                                            $  27,780
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortization                                      107,913
     Increase in:
       Accounts receivable                                              (11,290)
       Inventories                                                      (16,289)
       Other current assets                                            (100,000)
     Increase in:
       Accounts payable and accrued liabilities                          51,455
                                                                      ---------
Net cash provided by operating activities                                59,569

INVESTING ACTIVITIES
Purchase of equipment                                                    (4,893)
Notes receivable from affiliates                                       (715,620)
                                                                      ---------
Net cash used in investing activities                                  (720,513)

FINANCING ACTIVITIES
Proceeds of borrowings                                                  792,351
Repayments of advances from stockholders                                (78,684)
                                                                      ---------
Net cash provided by financing activities                               713,667
                                                                      ---------
Net increase in cash                                                     52,723
Cash at beginning of year                                                 5,608
                                                                      ---------
Cash at end of year                                                   $  58,331
                                                                      =========


SEE ACCOMPANYING NOTES.

                     DIAMOND BULLET MERCHANDISING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1995


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Diamond Bullet Merchandising, Inc. (DBM) was formed in 1988 in the state of Florida to sell souvenir related merchandise to theatrical productions produced by an affiliate and to third parties throughout the United States.

INVENTORIES

Inventories consist of goods held for sale which are valued at the lower of cost, determined on a first-in first-out basis, or net realizable value.

FURNITURE AND EQUIPMENT

Furniture and equipment are carried at cost less accumulated depreciation. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of 3 to 7 years.

Repairs and minor replacements and renewals are charged to maintenance expense, which is included in general and other administrative expenses, as incurred.

INCOME TAXES

The Company has elected to be treated as an S-Corporation under Subchapter S of the Internal Revenue Code. As such, the stockholders include their proportionate share of the Company's income in their respective tax returns.

Upon completion of the transaction discussed in Note 5, the Company will become subject to state and U.S. corporate income tax.

The accompanying statement of income includes a pro forma adjustment for income taxes which would have been recorded had the Company been subject to federal and state corporate income taxes, based on the tax laws in effect during the year and statutory rates applied to pre-tax accounting income.

                       DIAMOND BULLET MERCHANDISING, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's cash, short term debt, due from affiliates and due to stockholders approximate their fair market values.

2. SHORT-TERM DEBT

Short-term debt consisted of a $750,000 revolving credit line, of which $692,351 was outstanding at December 31, 1995. The line of credit accrued interest at a 30-day commercial paper rate charged by Merrill Lynch plus 2.9% (8.7% at December 31, 1995) payable monthly through August 31, 1996, at which time the principal balance was due. The line of credit was collateralized by certain assets of the Company and was guaranteed by certain stockholders of the Company. On August 5, 1996 the Company repaid the entire outstanding balance of this revolving credit line with proceeds from the private placement as discussed in
Note 5.

Short-term debt also includes a $100,000 unsecured convertible note payable to one of the Company's stockholders which accrues interest at 8.5% and matures in November 1996. On January 1, 1996 the stockholder exercised his option to convert the outstanding balance of the note to 10 shares of the Company's common stock.

3. RELATED PARTY TRANSACTIONS

In the normal course of its business, the Company conducts business with its stockholders and their respective affiliates.

The Company has amounts due to certain stockholders with an aggregate outstanding balance, including accrued interest, of approximately $95,338 at December 31, 1995. These amounts bear interest at 8.5% and have no stated repayment terms.

Fees paid by the Company for accounting, general management, office and other administrative services to affiliates were $53,218 and are included in general and administrative expenses in the accompanying statement of income.

The Company has advanced $552,772 of proceeds received from the Company's revolving credit line to certain affiliates. The Company allocated interest expense to these affiliates related to these advances of $6,417 in 1995.

Additionally, the Company has advanced funds aggregating $274,799 to certain affiliates. These advances do not bear interest and have no stated repayment terms.

4. CONTINGENCY

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company that provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.

5. SUBSEQUENT EVENTS

On July 30, 1996, the Company, along with other companies affiliated through common ownership, became wholly-owned subsidiaries of Magicworks Entertainment Incorporated, (Magicworks) through a stock exchange transaction. Contemporaneous with this transaction, Magicworks consummated a $10 million private placement offering of units consisting of unsecured senior convertible notes and the Company's common stock. Also, contemporaneous with these transactions, Magicworks merged with and into Shadow Wood Corporation, an inactive public company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Movietime Entertainment, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Movietime Entertainment, Inc. (A Development Stage Company) as of December 31, 1995, and the related statements of operations, stockholders' deficit and cash flows for the period from May 24, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Movietime Entertainment, Inc. (A Development Stage Company) at December 31, 1995, and the results of its operations and its cash flows for the period from May 24, 1995 (inception) through December 31, 1995, in conformity with generally accepted accounting principles.

                                                   Ernst & Young LLP


September 13, 1996
Miami, Florida

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                DECEMBER 31, 1995


ASSETS
Current assets:
   Cash                                                               $   4,477
Equipment, net of accumulated depreciation of $13,292                   146,208
                                                                      =========
Total assets                                                          $ 150,685
                                                                      =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued liabilities                           $   1,152
   Due to affiliates and stockholder                                    430,158
                                                                      ---------
Total current liabilities                                               431,310

Commitments

Stockholders' deficit:
   Common stock, $1 par value; 500 shares authorized;
     405 shares issued and outstanding                                      405
   Additional paid-in capital                                           122,176
   Subscriptions receivable                                                (243)
   Deficit accumulated during the development stage                    (402,963)
                                                                      ---------
Total stockholders' deficit                                            (280,625)
                                                                      ---------
Total liabilities and stockholders' deficit                           $ 150,685
                                                                      =========

SEE ACCOMPANYING NOTES.

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

     For the Period from May 24, 1995 (inception) through December 31, 1995

Expenses:
   Salaries, wages and benefits                                        $ 165,401
   General and administrative                                            232,732
                                                                       ---------
                                                                         398,133

Interest expense                                                           4,830

                                                                       ---------
Net loss                                                              $(402,963)
                                                                      =========

SEE ACCOMPANYING NOTES.


                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' DEFICIT


                                                                                                      DEFICIT
                                                                                                    ACCUMULATED
                                        SHARES OF                   ADDITIONAL                       DURING THE
                                         COMMON         COMMON        PAID-IN      SUBSCRIPTIONS    DEVELOPMENT
                                         STOCK          STOCK         CAPITAL       RECEIVABLE         STAGE          TOTAL
                                       ---------      ---------     ----------     -------------    -----------     --------
Common stock subscriptions                  243       $     243      $   --          $(243)         $    --        $    --
Contribution of net assets for
   common stock                             162             162       122,176         --                 --          122,338
Net loss                                                                                             (402,963)      (402,963)
                                       --------       ---------      --------        -----          ---------      ---------
BALANCE AT DECEMBER 31, 1995                405       $     405      $122,176        $(243)         $(402,963)     $(280,625)
                                       ========       =========      ========        =====          =========      =========

SEE ACCOMPANYING NOTES.

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

     For the Period from May 24, 1995 (inception) through December 31, 1995

OPERATING ACTIVITIES
Net loss                                                       $(402,963)
Adjustment to reconcile net loss to net cash used in
   operating activities:
     Depreciation                                                 13,292
     Decrease in:
       Accounts payable and accrued liabilities                  (36,010)
                                                               ----------
Net cash used in operating activities                           (425,681)

FINANCING ACTIVITIES
Proceeds from borrowings from affiliates and stockholder         430,158
                                                               ----------
Net cash provided by financing activities                        430,158

                                                               ----------
Net increase in cash at December 31, 1995                      $   4,477
                                                               =========

SEE ACCOMPANYING NOTES.

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Movietime Entertainment, Inc. (Movietime or the Company) was formed on May 24, 1995, in the state of Florida, to develop and operate interactive digital phone systems that provide telephone advertising, information and ticketing services to the motion picture industry.

On August 10, 1995, certain stockholders contributed equipment with an estimated fair market value of $159,500 and accounts payable of $37,162 to the Company in exchange for 162 shares of common stock.

DEVELOPMENT STAGE

The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development and markets for its products. Accordingly, the financial statements of the Company have been prepared in accordance with the accounting and reporting principles prescribed by Statement of Financial Accounting Standards (SFAS) No. 7 ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISE, issued by the Financial Accounting Standards Board. During 1996, the Company commenced its planned principal operations.

EQUIPMENT

Equipment is carried at cost less accumulated depreciation. Equipment is depreciated using the straight-line method over its estimated useful life of 5 years.

Repairs and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.

ADVERTISING COSTS

Advertising costs are expensed as incurred. The Company incurred approximately $19,000 in advertising costs for the period ending December 31, 1995.

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company and its stockholders have elected to be treated as an S-Corporation under Subchapter S of the Internal Revenue Code. As such, the stockholders include their proportionate share of the Company's income or loss in their respective tax returns.

Upon completion of the transaction discussed in Note 4, the Company will be a wholly owned subsidiary of a company that is subject to state and U.S. corporate income tax.

Since the Company has incurred losses during its development stage and the utilization of such losses on a carry-forward basis is not ascertainable, no pro forma benefit for income taxes has been provided.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and due to affiliates and stockholder approximate their fair values.

2. RELATED PARTY TRANSACTIONS

The Company has amounts payable to companies affiliated by common ownership with an aggregate outstanding balance, including accrued interest, of $405,158 at December 31, 1995. These amounts bear interest at prime plus 2.9% and are due upon demand. Interest expense related to these borrowings totaled $4,830 for the period ended December 31, 1995. No interest was paid during the period.

The Company received a non-interest bearing advance in the amount of $25,000 from a stockholder. The advance is due upon demand.

                 MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


3. COMMITMENTS

The Company has two employment agreements which expire on May 25, 1997. The agreements provide for incentive bonuses based upon specified goals. The aggregate commitment for future salaries, excluding bonuses, as of December 31, 1995 was approximately $192,000.

On December 20, 1995, the Company entered into a service contract with a vendor (the Vendor) to supply voice mail information services. The agreement calls for an initial fee of $34,950 payable on or before January 31, 1996. The agreement also requires a minimum subscription of thirty movie theaters to each of the vendor's fifteen service centers. If the Company does not satisfy such obligation, Movietime shall pay the vendor $175 per subscriber under the minimum requirement as defined in the agreement.

4. SUBSEQUENT EVENT

On August 28, 1996, the Company entered into a merger agreement with Magicworks Entertainment Incorporated (Magicworks) whereby Magicworks issued 1,199,999 shares of its common stock in exchange for all issued and outstanding common shares of Movietime. As a result, Movietime became a wholly owned subsidiary of Magicworks.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Magic Promotion, Inc. and
   Movietime Entertainment, Inc.

We have audited the accompanying historical supplemental pooled balance sheets of Magic Promotion, Inc. and Movietime Entertainment, Inc. (the Company) as of December 31, 1995 and 1994, and the related historical supplemental pooled statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the historical supplemental pooled financial position of Magic Promotion, Inc. and Movietime Entertainment, Inc. at December 31, 1995 and 1994, and the historical supplemental pooled results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                            Ernst & Young LLP

September 13, 1996
Miami, Florida

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

                  HISTORICAL SUPPLEMENTAL POOLED BALANCE SHEETS

                                                               DECEMBER 31
                                                            1995         1994
                                                          ---------    ---------
ASSETS
Current assets:
   Cash and cash equivalents                             $  739,422   $1,903,936
   Accounts receivable                                    1,107,451      525,172
   Notes receivable from affiliates                         159,520      460,057
   Preproduction costs, net                               1,508,314    1,058,681
   Other current assets                                     353,463       71,128
                                                          ---------    ---------
Total current assets                                      3,868,170    4,018,974

Property and equipment, net                               1,237,218      195,233
Investments in partnerships                                 199,677      452,336
Advances and deposits                                       293,850      219,318
Deferred costs                                              207,823       94,462
Management agreements, net                                  364,415      385,834
                                                          ---------    ---------
Total assets                                             $6,171,153   $5,366,157
                                                          =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities              $1,112,742   $2,063,931
   Short-term debt                                        1,128,138         --
   Due to affiliates                                        695,401       86,500
   Current maturities of long-term debt                     137,870       97,882
                                                          ---------    ---------
Total current liabilities                                 3,074,151    2,248,313

Long-term debt, less current maturities                     392,699       94,484
Minority interests                                        1,496,453    1,422,306
Commitments and contingencies

Stockholders' equity:
   Common stock, $1 par value:100 shares
     authorized; 100 shares issued and outstanding              100          100
   Additional paid-in capital                               172,512       50,174
   Retained earnings                                      1,035,238    1,550,780
                                                          ---------    ---------
Total stockholders' equity                                1,207,850    1,601,054
                                                          ---------    ---------
Total liabilities and stockholders' equity               $6,171,153   $5,366,157
                                                          =========    =========

SEE ACCOMPANYING NOTES.


                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

               HISTORICAL SUPPLEMENTAL POOLED STATEMENTS OF INCOME

                                                   YEAR ENDED DECEMBER 31
                                            1995            1994            1993
                                        ------------    ------------    ------------
Revenues:
   Production                           $ 31,638,078    $ 23,313,026    $ 18,151,149
   Promotion                               6,668,672       6,268,273      10,009,734
   Merchandising                           1,160,519         687,755         876,740
   Other                                   1,237,126         873,032         475,630
                                        ------------    ------------    ------------
                                          40,704,395      31,142,086      29,513,253

Operating expenses:
   Talent and other show                  33,346,544      25,871,621      23,561,001
   Salaries, wages and benefits            1,351,312         975,400         877,983
   Cost of goods sold                        408,697         470,775         589,356
   General and administrative              1,393,605         801,361         551,888
                                        ------------    ------------    ------------
                                          36,500,158      28,119,157      25,580,228

Income from operations                     4,204,237       3,022,929       3,933,025

Other income (expense):
   Interest income                           108,427          32,076           3,835
   Interest expense                          (65,318)        (19,590)        (16,369)
   From investments in noncombined
     productions                             418,679         417,071         364,976
   Minority interests                     (1,688,531)     (1,535,495)     (2,108,791)
                                        ------------    ------------    ------------

Net income                                 2,977,494       1,916,991       2,176,676

Pro forma adjustment for income taxes     (1,318,378)       (747,626)       (848,904)
                                        ------------    ------------    ------------

Pro forma net income                    $  1,659,116    $  1,169,365    $  1,327,772
                                        ============    ============    ============

SEE ACCOMPANYING NOTES.



                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

                         HISTORICAL SUPPLEMENTAL POOLED

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                               ADDITIONAL
                                    COMMON       PAID-IN       RETAINED
                                    STOCK        CAPITAL       EARNINGS        TOTAL
                                 -----------   -----------   -----------    -----------
Balances, December 31, 1992      $       100   $    50,174   $   562,640    $   612,914
Distributions                           --            --      (1,748,626)    (1,748,626)
Net income                              --            --       2,176,676      2,176,676
                                 -----------   -----------   -----------    -----------
Balances, December 31, 1993      $       100        50,174       990,690      1,040,964
Distributions                           --            --      (1,356,901)    (1,356,901)
Net income                              --            --       1,916,991      1,916,991
                                 -----------   -----------   -----------    -----------
Balances, December 31, 1994      $       100        50,174     1,550,780      1,601,054
Contribution of net assets              --         122,338          --          122,338
Distributions                           --            --      (3,493,036)    (3,493,036)
Net income                              --            --       2,977,494      2,977,494
                                 -----------   -----------   -----------    -----------
Balances, December 31, 1995      $       100   $   172,512   $ 1,035,238    $ 1,207,850
                                 ===========   ===========   ===========    ===========

SEE ACCOMPANYING NOTES.



                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

             HISTORICAL SUPPLEMENTAL POOLED STATEMENTS OF CASH FLOWS

                                                           YEAR ENDED DECEMBER 31
                                                      1995          1994            1993
                                                  -----------    -----------    -----------
OPERATING ACTIVITIES

Net income                                        $ 2,977,494    $ 1,916,991    $ 2,176,676
Adjustments to reconcile net income to net
   cash provided by operating activities:

     Depreciation and amortization                  2,380,890        707,464      1,492,077
     Write-down of investment in
       partnerships
                                                      101,994         16,500           --
     Minority interests                             1,688,531      1,535,495      2,108,791
     (Increase) decrease in:
       Accounts receivable                           (582,279)        63,655       (402,868)
       Other current assets                          (282,335)       (35,601)       (25,427)
       Preproduction costs                         (2,690,538)    (1,676,245)      (389,540)
       Advances and deposits                          (74,532)          (230)       (10,136)
     Increase (decrease) in:
       Accounts payable and accrued
       liabilities                                   (988,351)     1,595,421        240,946
                                                  -----------    -----------    -----------
Net cash provided by operating activities           2,530,874      4,123,450      5,190,519

INVESTING ACTIVITIES
Purchase of property and equipment                   (959,137)       (41,227)      (184,009)
Investments in partnerships                           150,665       (153,342)      (234,000)
Notes receivable from affiliates                      300,537        (78,289)      (169,552)
Investment in management and booking
  agreements                                          (41,914)      (130,000)          --
                                                  -----------    -----------    -----------
Net cash used by investing activities                (549,849)      (402,858)      (587,561)


                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

       HISTORICAL SUPPLEMENTAL POOLED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                              YEAR ENDED DECEMBER 31
                                                        1995           1994           1993
                                                     -----------    -----------    -----------

FINANCING ACTIVITIES
Due to affiliates                                    $   608,901    $    52,600    $   (80,000)
Proceeds of borrowings                                 1,731,326        239,909        115,320
Repayment of borrowings                                 (264,985)      (413,979)          --
Payment of deferred costs                               (113,361)       (94,462)          --
Distributions to minority interests                   (2,740,158)    (1,950,932)    (2,949,710)
Capital contributions from minority
   interests                                           1,125,774      1,691,200         70,000
Distributions                                         (3,493,036)    (1,356,901)    (1,748,626)
                                                     -----------    -----------    -----------
Net cash used by financing activities                 (3,145,539)    (1,832,565)    (4,593,016)
                                                     -----------    -----------    -----------
Net (decrease) increase in cash and
   cash equivalents                                   (1,164,514)     1,888,027          9,942
Cash and cash equivalents at
   beginning of year                                   1,903,936         15,909          5,967
                                                     ===========    ===========    ===========
Cash and cash equivalents at
   end of year                                       $   739,422    $ 1,903,936    $    15,909
                                                     ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH
FLOW INFORMATION

Cash paid during the year for interest               $    60,488    $    19,590    $    16,369
                                                     ===========    ===========    ===========
NON-CASH INVESTING AND FINANCING ACTIVITIES
Contribution of assets, net of liabilities
   assumed of                                        $    37,162    $   122,338    $      --
                                                     ===========    ===========    ===========
Distribution of notes receivable
   from affiliates                                   $   809,563    $      --      $      --
                                                     ===========    ===========    ===========

SEE ACCOMPANYING NOTES.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

          NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The historical supplemental pooled financial statements include the assets, liabilities and operations of Magic Promotion, Inc. and Movietime Entertainment, Inc. (collectively, the Company). All significant intercompany balances and transactions have been eliminated in the historical supplemental pooled financial statements.

The historical supplemental pooled financial statements have been prepared for purposes of presenting the historical pooled results of Magic Promotion, Inc. and Movietime Entertainment, Inc., as a result of the acquisition of Movietime by Magicworks Entertainment Incorporated, as discussed in Note 10.

NATURE OF OPERATIONS OF CONSOLIDATED SUBSIDIARIES

Magic Promotion, Inc. and Magic Promotions, Inc. (collectively Magic) were formed in 1984 and 1993, in the states of Ohio and Florida, respectively, as S-Corporations to produce and promote live theatrical entertainment and to provide ancillary services including merchandising and transportation. Magic is owned by Messrs. Marsh, Marshall and Bechdel. Magic owns a 50.0% interest in The Judas Company (Judas), a 57.1% interest in Dolliko and a 77.88% interest in the Impossible Touring Company (Impossible) and a 33.33% interest in the Ain't Misbehavin' Company (Ain't Misbehavin), four general partnerships involved in equity and non-equity theatrical production which commenced operations during 1993 and 1994. In October 1995, Impossible commenced a new show with Magic owning a 77.88% interest. The Company has included the accounts of Judas, Dolliko and Impossible in its combined financial statements as the stockholders exercise significant control over operating and financial policies of these general partnerships. The interests of Ain't Misbehavin, Judas, Dolliko and Impossible not owned by Magic are presented as minority interests in the combined financial statements. Promotion revenues from Ain't Misbehavin, Judas, Dolliko and Impossible included in the supplemental pooled statements of income were $4,930,471, $3,075,627, and $5,081,851 in 1995, 1994 and 1993,
respectively.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NATURE OF OPERATIONS OF CONSOLIDATED SUBSIDIARIES (CONTINUED)

Movietime Entertainment, Inc. (Movietime) was formed on May 24, 1995 in the state of Florida as an S-Corporation to develop and operate interactive phone systems that provide telephone advertising information and ticketing services to the motion picture industry. Movietime has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development and markets for its products. During 1996, Movietime commenced its planned principal operations.

On August 10, 1995, certain stockholders contributed equipment with an agreed-upon market value of $159,500 and accounts payable of $37,162 to Movietime in exchange for shares of common stock.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and investments in short-term highly liquid financial instruments, primarily time deposits and money market accounts, with original maturities of three months or less. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of 10 years for leasehold improvements, 3 to 7 years for furniture and equipment and 10 years for vehicles.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT (CONTINUED)

Repairs of property and equipment and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.

PREPRODUCTION COSTS

Preproduction costs consist mainly of rehearsal salaries, set design and construction expenditures incurred prior to the first performance of the theatrical productions. These costs are amortized over the terms of the respective shows, which range from 12 to 24 months.

DEFERRED COSTS

Deferred costs consist mainly of professional fees incurred in connection with the proposed private offering of debt and equity securities by the Company (see
Note 10). The costs associated with the private offering which totaled $207,823 and $94,462 at December 31, 1995 and 1994, respectively, will be deducted from the net proceeds of the private offering or accounted for as deferred financing costs based on the types of securities sold.

MANAGEMENT AGREEMENTS

Management agreements consist primarily of the cost to acquire certain booking rights and the rights. Those costs are being amortized over the terms of the respective agreements. Amortization expense related to these agreements amounted to $63,333, $29,166 and $7,500, for 1995, 1994 and 1993, respectively.
Accumulated amortization was $99,999 and $36,666 at December 31, 1995 and 1994, respectively.

REVENUES

Revenues are recognized when earned, which is generally at the time of the theatrical performance or entertainment events. Cash received in advance of a performance is reflected in other current liabilities in the accompanying balance sheets.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUES (CONTINUED)

The Company provides an allowance for losses on accounts receivable based on a monthly review of the outstanding receivables and evaluation of their collectibility.

The Company's revenues are primarily derived from the production and promotion of live theater throughout the United States, Canada and Mexico. Changes in the entertainment preferences of the general populations could affect the Company's future revenues.

INCOME TAXES

The Company and its shareholders have elected to be treated as either S-Corporations under Subchapter S of the Internal Revenue Code or are general partnerships. As such, the stockholders or partners include their proportionate share of the Company's income in their respective tax returns.

Upon completion of the transaction discussed in Note 10, the Company will become subject to state and U.S. corporate income tax.

The accompanying combined statements of operations include pro forma adjustments for income taxes which would have been recorded had the Company been subject to federal and state corporate income taxes, based on the tax laws in effect during those periods and statutory rates applied to pre-tax accounting income.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

   Cash and short-term debt - carrying amounts of these items are a reasonable estimate of their fair value.

   Long-term debt - interest rates currently available to the Company either fluctuate with the prime rate of the lending institution or are comparable to current market rates, and thus their carrying value approximates fair value.

INVESTMENTS IN PARTNERSHIPS

The Company has limited partnership and joint venture interests, ranging from 1% to 10%, in various theatrical productions. Because the Company does not exercise significant influence over the operating and financial policies of these productions, these investments are carried in the accompanying combined balance sheets at cost and income is only recognized when received in the form of distributions.

The Company has four joint venture interests ranging from 25% to 35%, in various seasonal productions. Because of the short-term nature of these productions, the investments are carried in the accompanying combined balance sheets at cost and revenue is recognized using the cost recovery method, whereby no income is recognized until the investment is recouped.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. The Company incurred approximately $5,200,000, $4,000,000 and $8,100,000 in advertising expense for the years ended December 31, 1995, 1994 and 1993, respectively, which is included in talent and other show operating expenses in the accompanying supplemental pooled statements of income.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)

2. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1995 and 1994 consist of the following:

                                                        1995             1994
                                                     ----------       ----------
Leasehold improvements                               $   64,444       $   64,444
Furniture and equipment                                 208,398           44,949
Vehicles                                              1,254,646          299,458
Vehicle under capital lease                             198,500          198,500
                                                     ----------       ----------
                                                      1,566,488          607,351
Less accumulated depreciation and
   amortization                                         488,770          412,118
                                                     ----------       ----------
Property and equipment, net                          $1,237,218       $  195,233
                                                     ==========       ==========

3. SHORT-TERM DEBT

Short-term debt consists of the following at December 31, 1995:

$350,000 unsecured demand promissory
   note, interest at prime rate charged
   by Society National Bank plus 3/4%,
   principal and interest due monthly.
   Guaranteed by certain stockholders
   of the Company.                                                   $   340,982

$500,000 unsecured commercial demand
   note, interest at prime rate
   charged by National City Bank plus
   1.0%, principal and interest due
   quarterly. Guaranteed by certain
   stockholders of the Company.                                          435,156

$400,000 note payable, principal and
   interest due at 10%, principal and
   interest due monthly, collateralized
   by vehicles.

                                                                         352,000
                                                                       ---------
Total short-term debt                                                 $1,128,138
                                                                       =========

The weighted average interest rate on the short-term debt was 9.58% as of December 31, 1995.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)


4. LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                                            1995          1994
                                                          --------      --------

10.90% note payable, principal and interest
   due monthly through May 2000
   Collateralized by vehicle                              $120,627      $   --

10.75% note payable, principal and interest
   due monthly through August 1999
   Collateralized by vehicle                               148,610          --

10.75% note payable, principal and interest
   due monthly through October 2000
   Collateralized by vehicle                               166,807          --

7.5% unsecured note payable, principal and
   interest due monthly through December
   1994. Personally guaranteed by certain
   stockholders of the Company                                --          50,000

9.0% note payable, principal and interest
   due monthly through October 1997
   Collateralized by a vehicle                              53,747        81,286

Capital lease obligation payable in monthly
   installments through September 1997
   including interest imputed at a rate of
   10%, collateralized by a vehicle                         40,778        61,080
                                                          --------      --------
                                                           530,569       192,366
Less current maturities                                    137,870        97,882
                                                          ========      ========
Total long-term debt                                      $392,699      $ 94,484
                                                          ========      ========

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)


4. LONG-TERM DEBT (CONTINUED)

Scheduled maturities of long-term debt are as follows:

         Year Ending December 31:
         1996                                            $137,870
         1997                                             136,874
         1998                                             105,710
         1999                                             100,275
         2000                                              49,840
                                                         --------
         Total maturities of long-term debt              $530,569
                                                         ========

5. MANAGEMENT AGREEMENTS

The Company entered into management agreements with Niko Associates (Niko) for daily general operations management during the entire periods of production of Dolliko, Judas and Impossible. Management fees are calculated based on fixed weekly fees ranging from $2,000 to $5,000 per performance week plus the reimbursement of certain overhead related costs. Management fees paid by the Company to Niko amounted to $309,498, $238,408 and $191,300 in 1995, 1994 and
1993, respectively, and are reflected in talent and other show expenses in the accompanying statements of income.

6. EMPLOYEE BENEFIT PLANS

Effective January 1, 1988, Magic initiated a Money Purchase Plan and Trust (the
Plan) for all full-time employees who have completed one year of service and are at least 21 years of age. Magic contributes an amount not to exceed 25% of the participating employee's compensation or $30,000. In addition, the Plan permits Magic to make additional discretionary contributions to the Plan. Total contributions to the Plan by Magic were $65,000, $66,446 and $20,268 in 1995, 1994 and 1993, respectively. Employees vest in the Company's discretionary contributions at the rate of 20% per year upon completion of two years of service.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)


7. LEASES

The Company leases office space from affiliated (See Note 8) and non-affiliated entities under operating lease agreements which extend through December 31, 1997. The following is a schedule of approximate future minimum lease payments required under such non-cancelable operating leases at December 31, 1995:

         Year Ending December 31:
         1996                                         $37,515
         1997                                          37,515
                                                      -------
         Total minimum lease payments                 $75,030
                                                      =======

Rent expense amounted to $41,111, $36,914 and $21,676 for the years ended December 31, 1995, 1994 and 1993, respectively, and is included in general and administrative expenses in the accompanying combined statements of income.

8. RELATED PARTY TRANSACTIONS

In the normal course of its business, the Company conducts business with entities related through common ownership.

The Company has entered into two three-year noncancelable operating leases for office space with related entities. The Company is required to pay taxes, maintenance, insurance and utility costs. Payments under these leases totaled $41,111, $36,914 and $21,676 in 1995, 1994 and 1993, respectively.

The Company has notes receivable from entities controlled by certain Stockholders with an outstanding balance, including accrued interest, of $159,520 and $460,057 at December 31, 1995 and 1994, respectively. Interest income related to these receivables totaled $84,520, $28,589 and $-0- in 1995, 1994 and 1993, respectively. These unsecured notes, which can be extended with prior written notice, bear interest at prime plus 2.9% and are due in 1996.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)


8. RELATED PARTY TRANSACTIONS (CONTINUED)

The Company has payables due to companies affiliated by common ownership with an aggregate outstanding balance, including accrued interest, of $405,158 at December 31, 1995. These amounts bear interest at prime plus 2.9% and are due upon demand. Interest expense related to these borrowings totaled $4,830 for the year ended December 31, 1995.

The Company has payables due to certain stockholders with an outstanding balance (including accrued interest), of approximately $265,243 and $86,500 at December 31, 1995 and 1994, respectively. These payables bear no interest and have no stated repayment terms.

The Company received a noninterest bearing advance in the amount of $25,000 from a stockholder. The advance is due upon demand.

The Company has entered into an agreement with an entity controlled by certain stockholders which provided for the exclusive booking during the entire periods of production of Judas, Impossible, Dolliko and Ain't Misbehavin. Booking expense related to these agreements was $400,800, $403,000 and $306,250 for 1995, 1994 and 1993, respectively, and is reflected in talent and other show expenses in the accompanying statement of income.

9. COMMITMENTS AND CONTINGENCIES

The Company has royalty and employment agreements with certain authors, actors, directors and choreographers and their respective unions. These agreements are generally one to three years in length and provide for minimum compensation levels. These agreements may include incentive bonuses based upon specified goals. The aggregate commitment for future salaries and royalties, excluding bonuses, as of December 31, 1995 was approximately $2,480,000, which will be paid during 1996.

In October 1994, a former independent contractor filed a complaint against Judas in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by Judas. A court date has not been set. Management of Judas believes that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on the Company's combined financial condition or results of operations.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)


9. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company that provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event, the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.

The Company has employment agreements with two of its executives which expire on May 25, 1997. The agreements provide for incentive bonuses based upon specified goals. The aggregate commitment for future salaries, excluding bonuses, as of December 31, 1995 was approximately $192,000.

On December 20, 1995, the Company entered into a service agreement with a vendor (the Vendor) to supply voice mail information services. The agreement calls for an initial fee of $34,950 payable on or before January 31, 1996. The agreement also requires a minimum subscription of thirty movie theaters to each of the Vendor's fifteen service centers. If the Company does not satisfy such obligation, Movietime shall pay the Vendor $175 per subscriber under the minimum requirement, as defined in the agreement.

10. SUBSEQUENT EVENTS

On July 30, 1996, the Company, along with other entities affiliated through common ownership, became wholly-owned subsidiaries of Magicworks Entertainment, Incorporated, (Magicworks), through a stock exchange transaction. Contemporaneous with this transaction, Magicworks consummated a $10 million private placement offering of units consisting of unsecured senior convertible notes and common stock. Also, contemporaneous with these transactions, Magicworks merged with and into Shadow Wood Corporation, an inactive public company.

                            MAGIC PROMOTION, INC. AND
                          MOVIETIME ENTERTAINMENT, INC.

    NOTES TO HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS (CONTINUED)



10. SUBSEQUENT EVENTS (CONTINUED)

On August 28, 1996, Magicworks entered into a merger agreement with Movietime whereby Magicworks issued 1,999,999 shares of its common stock in exchange for all issued and outstanding common stock of Movietime. As a result, Movietime became a wholly-owned subsidiary of Magicworks. This transaction has been accounted for as a pooling of interests.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Principals of
Magicworks Entertainment

We have audited the accompanying combined balance sheets of the entities listed in Note 1 (Magicworks Entertainment) as of December 31, 1995 and 1994, and the related combined statements of income, changes in capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the entities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Magicworks Entertainment at December 31, 1995 and 1994, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                           Ernst & Young LLP


April 11, 1996
Miami, Florida

                            MAGICWORKS ENTERTAINMENT

                             COMBINED BALANCE SHEETS


                                                              DECEMBER 31
                                                          1995           1994
                                                       ----------     ----------

ASSETS
Current assets:
   Cash and cash equivalents                           $  862,127     $1,955,315
   Accounts receivable                                  1,196,297        615,073
   Inventories                                            160,930        144,641
   Preproduction costs, net                             1,508,314      1,058,681
   Other current assets                                   354,663         72,328
                                                        ----------    ----------
Total current assets                                    4,082,331      3,846,038

Property and equipment, net                             1,153,096        259,373
Investments in partnerships                               347,783        502,220
Advances and deposits                                     343,194        281,089
Notes receivable from affiliates                          665,419        460,057
Deferred costs                                            564,032        319,373
Management and booking agreements, net                    454,442        538,121
                                                       ----------     ----------

                                                       $7,610,297     $6,206,271
                                                       ==========     ==========

LIABILITIES AND CAPITAL
Current liabilities:
   Current maturities of long-term debt                $  137,870     $   97,882
   Accounts payable and accrued liabilities             1,480,979      2,223,060
   Short-term debt                                      1,920,489           --
   Due to affiliates                                      398,819        485,680
                                                       ----------     ----------
Total current liabilities                               3,938,157      2,806,622

Long-term debt, less current maturities                   392,699         94,484

Minority Interests                                      1,470,457      1,404,860

Commitments and contingencies

Capital:
   Common stock                                             8,000          8,000
   Partners' capital/retained earnings                  1,800,984      1,892,305
                                                        ----------    ----------
                                                        1,808,984      1,900,305
                                                        ----------    ----------

                                                       $7,610,297     $6,206,271
                                                       ==========     ==========

SEE ACCOMPANYING NOTES



                            MAGICWORKS ENTERTAINMENT

                          COMBINED STATEMENTS OF INCOME


                                                 YEAR ENDED DECEMBER 31
                                          1995           1994            1993
                                     ------------    ------------    ------------
Revenues:
   Production                        $ 31,638,078    $ 23,346,244    $ 18,250,149
   Promotion                            6,668,672       6,268,273      10,009,734
   Merchandising                        2,474,214       2,338,619       2,461,577
   Other                                1,953,135       1,463,057       1,445,791
                                      -----------     -----------     -----------
                                       42,734,099      33,416,193      32,167,251


Operating expenses:
   Talent and other show               32,945,744      25,449,871      23,254,751
   Salaries, wages and benefits         1,890,938       1,529,300       1,333,330
   Cost of goods sold                   1,462,364       1,824,102       1,860,777
   General and administrative           1,743,081       1,436,139       1,161,347
                                      -----------     -----------     -----------
                                       38,042,127      30,239,412      27,610,205


Income from operations                  4,691,972       3,176,781       4,557,046

Other income (expense):
   Interest income                        109,060          14,801           6,579
   Interest expense                       (88,015)        (20,011)        (79,686)
   From investments in productions        418,679         417,071         364,976
   Minority interests                  (1,446,888)     (1,460,444)     (1,828,358)
                                      -----------     -----------     -----------

Net income                              3,684,808       2,128,198       3,020,557

Pro forma adjustment for
   income taxes                        (1,437,075)       (829,997)     (1,178,017)
                                      -----------     -----------     -----------

Pro forma net income                 $  2,247,733    $  1,298,201    $  1,842,540
                                      ===========     ===========     ===========

SEE ACCOMPANYING NOTES

                            MAGICWORKS ENTERTAINMENT

                    COMBINED STATEMENTS OF CHANGES IN CAPITAL


                                                    PARTNERS'
                                                    CAPITAL/
                                        COMMON      RETAINED
                                        STOCK       EARNINGS           TOTAL
                                        ------     -----------      -----------

Balance at December 31, 1992            $8,000     $   646,748      $   654,748
Capital contributions                     --             2,682            2,682
Distributions                             --        (2,289,002)      (2,289,002
Net income                                --         3,020,557        3,020,557
                                        ------      ----------       ----------
Balance at December 31, 1993             8,000       1,380,985        1,388,985
Distributions                             --        (1,616,878)      (1,616,878)
Net income                                --         2,128,198        2,128,198
                                        ------      ----------       ----------
Balance at December 31, 1994             8,000       1,892,305        1,900,305
Capital contributions                     --            40,000           40,000
Distributions                             --        (3,816,129)      (3,816,129)
Net income                                --         3,684,808        3,684,808
                                        ------      ----------       ----------
Balance at December 31, 1994            $8,000     $ 1,800,984      $ 1,808,984
                                        ======      ==========       ==========

SEE ACCOMPANYING NOTES


                            MAGICWORKS ENTERTAINMENT

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31
                                                              1995             1994              1993
                                                            ---------        ---------         ---------
OPERATING ACTIVITIES
Net income                                                 $3,684,808       $2,128,198        $3,020,557
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                            219,894          163,391           141,870
     Write-down of investment in partnerships                 101,994           68,715                 -
     Minority interests                                     1,446,888        1,460,444         1,828,358
     (Increase) decrease in:
       Accounts receivable                                   (581,224)          15,032          (478,661)
       Inventories                                            (16,289)           2,598            29,217
       Other current assets                                  (282,335)         (35,601)          (11,064)
       Preproduction costs                                   (449,633)      (1,058,681)        1,038,426
       Advances and deposits                                  (62,105)          76,344            34,958
     Increase (decrease) in:
       Accounts payable and accrued liabilities              (742,081)       1,315,195           468,588
                                                            ---------        ---------         ---------
Net cash provided by operating activities                   3,319,917        4,135,635         6,072,249

INVESTING ACTIVITIES
Investment in cultural facility                               (82,634)         (20,054)          (51,894)
Due to affiliates                                             (86,861)          24,247            38,296
Notes receivable from affiliates                             (205,362)         (57,464)          (66,756)
Purchase of property and equipment                           (966,024)         (46,260)         (216,292)
Investments in partnerships                                    52,443         (132,941)         (309,500)
Investment in management and
   booking agreements                                         (63,914)        (160,289)                -
                                                            ---------        ---------         ---------
Net cash used by investing activities                      (1,352,352)        (392,761)         (606,146)

FINANCING ACTIVITIES
Proceeds of  borrowings                                     2,523,677          142,027                 -
Repayment of  borrowings                                     (264,985)        (326,054)         (331,608)
Increase in public offering costs                            (162,025)         (94,462)                -
Distributions to minority interests                        (2,507,065)      (1,882,764)       (2,675,110)
Capital contributions from minority interests               1,125,774        1,691,200            70,000
Distributions                                              (3,816,129)      (1,616,878)       (2,289,002)
Capital contributions                                          40,000                -             2,682
                                                            ---------        ---------         ---------
Net cash used by financing activities                      (3,060,753)      (2,086,931)       (5,223,038)
                                                            ---------        ---------         ---------
Net (decrease) increase in cash and
   cash equivalents                                        (1,093,188)       1,655,943           243,065
Cash and cash equivalents at
   beginning of year                                        1,955,315          299,372            56,307
                                                            ---------        ---------         ---------
Cash and cash equivalents at end of year                   $  862,127       $1,955,315        $  299,372
                                                            =========        =========         =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                     $   66,905       $   28,726        $   58,200
                                                            =========        =========         =========
NON-CASH INVESTING AND FINANCING ACTIVITIES
Distribution of notes receivable to affiliates             $  666,288       $        -        $        -
                                                            =========        =========         =========

SEE ACCOMPANYING NOTES

                            MAGICWORKS ENTERTAINMENT

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of certain wholly-owned and majority-owned partnerships, joint ventures and corporations owned by Messrs. Marsh, Marshall, Krassner, Turk and Bechdel (collectively the "Principals"). The principal businesses include Magic Promotion Inc., Diamond Bullet Merchandising, Inc., Touring Artists Group, Inc., Performing Arts Management of North Miami, Inc., The Judas Company, Dolliko, The Impossible Touring Company and certain affiliated entertainment production and promotion related entities (collectively "Magicworks Entertainment" or the "Company"). The Company's fiscal year ends on December 31. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

These entities have been combined for purposes of ultimately consummating a financing transaction.

NATURE OF OPERATIONS OF CONSOLIDATED SUBSIDIARIES

Magic Promotion Inc. and Magic Promotions Inc. (collectively "Magic") were formed in 1984 and 1993, in the states of Ohio and Florida, respectively, as S-Corporations to produce and promote live theatrical entertainment and to provide ancillary services including merchandising and transportation. Magic is wholly-owned by the Principals. Magic owns a 50.0% interest in The Judas Company ("Judas"), a 57.1% interest in Dolliko, a 77.88% interest in the Impossible Touring Company ("Impossible") and a 33.33% interest in the Ain't Misbehavin' Company ("Ain't Misbehavin"), four general partnerships involved in equity and non-equity theatrical production which commenced operations during 1993 and 1994. In October 1995, the Impossible Touring Company commenced a new show with Magic owning a 77.88% interest. The Company has included the accounts of Judas, Dolliko and Impossible in its combined financial statements as the Principals exercise significant control over operating and financial policies of these general partnerships. The interests of Ain't Misbehavin, Judas, Dolliko and Impossible not owned by Magic are presented as minority interests in the combined financial statements. Promotion revenues from Ain't Misbehavin, Judas, Dolliko and Impossible included in the combined statements of income were $4,930,471, $3,075,627 and $5,081,851 in 1995, 1994 and 1993, respectively.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NATURE OF OPERATIONS (CONTINUED)

Touring Artists Group, Inc. ("TAG") was formed in 1993, in the states of Ohio and Florida as an S-Corporation to promote live theatrical performances and other entertainment related events throughout the United States on behalf of the Company and third parties. TAG is wholly-owned by the Principals.

In March 1992, TAG, acquired certain assets and assumed certain liabilities of National Artists Management Company, Inc. ("NAMCO"). The acquisition has been accounted for by the purchase method of accounting. The purchase price of $395,000 approximated the fair value of the net assets acquired, which primarily consisted of management contracts. The operating results of this acquisition are included in the Company's combined results of operations from the date of acquisition.

Performing Arts Management of North Miami, Inc. ("PAM") was formed in January 1991 in the state of Florida as an S-Corporation to operate, manage and engage in the business of development, management and promotion of cultural performance centers. The Principals own 59.5% of PAM.

Diamond Bullet Merchandising, Inc. ("DBM") was formed in 1988 in the state of Florida as an S-Corporation to sell souvenir related merchandise for Company produced and third party theatrical productions. DBM is wholly-owned by the Principals.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and investments in short-term highly liquid financial instruments, primarily time deposits and money market accounts, with original maturities of three months or less. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values.

INVENTORIES

Inventories are valued at the lower of cost, determined on a first-in first-out basis, or net realizable value.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of 10 years for leasehold improvements, 3 to 7 years for furniture and equipment and 10 years for buses.

Repairs of property and equipment and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.

PREPRODUCTION COSTS

Preproduction costs consist mainly of rehearsal salaries, set design and construction expenditures incurred prior to the first performance of the theatrical productions. These costs are amortized over the terms of the respective shows, which range from 12 to 24 months.

DEFERRED COSTS

Deferred costs consist mainly of pre-opening legal and professional fees incurred in connection with The Performing Art Center of North Miami (see Note
5) and the proposed private offering by the Company discussed in Note 10. The costs relating to the Performing Arts Center which totaled $307,545 and $224,911 at December 31, 1995 and 1994, respectively, will be amortized over a maximum period of three years, upon commencement of the facility's operations which is anticipated to be in late 1997. The costs associated with the private offering which totaled $256,487 and $94,462 at December 31, 1995 and 1994, respectively, will be deducted from the net proceeds of the private offering which is anticipated to occur in 1996.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MANAGEMENT AND BOOKING AGREEMENTS

Management and booking agreements consist primarily of the cost to acquire certain booking rights and the rights to develop, construct, manage and operate a cultural facility, as discussed in Note 5. Those costs are being amortized over the terms of the respective agreements. Amortization expense related to these agreements amounted to $147,593, $93,951 and $69,761, for 1995, 1994 and 1993, respectively. Accumulated amortization was $359,067 and $233,473 at December 31, 1995 and 1994, respectively.

REVENUES

Revenues are recognized when earned, which is generally at the time of the theatrical performance or entertainment events. Cash received in advance of a performance is reflected in other current liabilities in the accompanying balance sheets.

The Company provides an allowance for losses on accounts receivable based on a monthly review of the outstanding receivables and evaluation of their collectibility.

A substantial portion of the Company's revenues are derived from the production and promotion of live theater throughout the United States, Canada and Mexico. Changes in the entertainment preferences of the general populations could affect the Company's future revenues.

INCOME TAXES

The Company and its shareholders have elected to be treated as either S-Corporations under Subchapter S of the Internal Revenue Code or are general partnerships. As such, the stockholders or partners include their proportionate share of the Company's income in their respective tax returns.

Upon completion of the transaction discussed in Note 10, the Company will become subject to state and U.S. corporate income tax.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

The accompanying combined statements of operations include pro forma adjustments for income taxes which would have been recorded had the Company been subject to federal and state corporate income taxes, based on the tax laws in effect during those periods and statutory rates applied to pre-tax accounting income.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

   Cash, receivables, accounts payable, accrued liabilities and short-term debt
   - carrying amounts of these items are a reasonable estimate of their fair value.

   Long-term debt - interest rates currently available to the Company either fluctuate with the prime rate of the lending institution or are comparable to current market rates, and thus their carrying value approximates fair value.

INVESTMENTS IN PARTNERSHIPS

The Company has limited partnership and joint venture interests, ranging from 1% to 10%, in various theatrical productions. Because the Company does not exercise significant influence over the operating and financial policies of these productions, these investments are carried in the accompanying combined balance sheets at cost and income is only recognized when received in the form of distributions.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS IN PARTNERSHIPS (CONTINUED)

The Company has four joint venture interests ranging from 25% to 35%, in various seasonal productions. Because of the short-term nature of these productions, the investments are carried in the accompanying combined balance sheets at cost and revenue is recognized using the cost recovery method, whereby no income is recognized until the investment is recouped.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. The Company incurred approximately $5,200,000, $4,000,000 and $8,100,000 in advertising expense for the years ended December 31, 1995, 1994 and 1993, respectively, which is included in talent and other show operating expenses in the accompanying combined statements of income.

2. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1995 and 1994 consist of the following:

                                                          1995             1994
                                                        ---------        -------

   Leasehold  improvements                             $   65,868       $ 65,868
   Furniture and equipment                                176,092         80,115
   Vehicles                                             1,254,646        384,600
   Vehicle under capital lease                            198,500        198,500
                                                        ---------        -------
                                                        1,695,106        729,083

   Less accumulated depreciation
    and amortization                                      542,010        469,710
                                                        ---------        -------

   Property and equipment, net                         $1,153,096       $259,373
                                                        =========        =======

3. SHORT-TERM DEBT

Short-term debt consists of the following at December 31, 1995:


$750,000 revolving credit line, interest at
   30-day commercial paper rate charged
   by Merrill Lynch plus 2.9% payable monthly
   through August 31, 1996 at which time the
   principal balance is due. Outstanding
   borrowings are collateralized by certain
   assets of the Company and are guaranteed
   by certain Principals of the Company.         $    692,351

$350,000 unsecured demand promissory note,
   interest at prime rate charged by
   Society National Bank plus 3/4%,
   interest due monthly. Personally
   guaranteed by certain Principals
   of the Company.                                    340,982

$500,000 unsecured commercial demand note,
   interest at prime rate charged by
   National City Bank plus 1.0%, payment
   of interest to be paid quarterly.
   Personally guaranteed by certain
   Principals of the Company.                         435,156


$400,000 note payable, interest at 10%
   principal due monthly, collateralized
   by vehicles.                                       352,000


$100,000 unsecured convertible note,
   interest at 8.5%,  principal and
   interest convertible to 24% of stock
   in DBM, due in November, 1996.                     100,000
                                                 ------------

Total short-term debt                            $  1,920,489
                                                 ============

4. LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                                            1995       1994
                                                          --------   ---------

   10.90% note payable, principal due monthly
      through May 2000. Collateralized by vehicle         $120,627   $   --


   10.75% note payable, principal due monthly
      through August 1999.  Collateralized by
      vehicle                                              148,610       --


    10.75% note payable, principal due monthly
      through October 2000. Collateralized
      by vehicle
                                                           166,807       --

   7.5% unsecured note payable, principal due
      monthly through December 1994
      Personally guaranteed by certain
      Principals of the Company
                                                              --       50,000

   9.0% note payable, principal due monthly
      through October 1997. Collateralized
      by a vehicle                                          53,747     81,286


    Capital lease obligation payable in
      monthly installments through
      September 1997 including interest
      imputed at a rate of 10%,
      collateralized by a vehicle
                                                            40,778     61,080
                                                          --------   --------

                                                           530,569    192,366

   Less current maturities                                 137,870     97,882
                                                          --------   --------

   Total long-term debt                                   $392,699   $ 94,484
                                                          ========   ========

Scheduled maturities of long-term debt are as follows:

       YEAR ENDING
       DECEMBER 31,                                      AMOUNT
       ------------                                     --------

         1996                                          $ 137,870
         1997                                            136,874
         1998                                            105,710
         1999                                            100,275
         2000                                             49,840
                                                        --------

   Total maturities of long-term debt                  $ 530,569
                                                        ========

5. MANAGEMENT AGREEMENTS

GENERAL MANAGER AGREEMENTS

The Company entered into management agreements with Niko Associates ("Niko") for daily general operations management during the entire periods of production of Dolliko, Judas and Impossible. Management fees are calculated based on fixed weekly fees ranging from $2,000 to $5,000 per performance week plus the reimbursement of certain overhead related costs. Management fees paid by the Company to Niko amounted to $309,498, $238,408, and $191,300 in 1995, 1994 and
1993, respectively, and are reflected in talent and other show expenses in the accompanying statements of income.

MANAGEMENT OPERATING AGREEMENT

In May 1992, the Company and the City of North Miami, Florida (the "City") entered into an agreement to develop, construct, manage and operate a cultural facility for the performing and visual arts exclusively on behalf of the City. The project will be owned by the City and is expected to be funded through the issuance of 40 year industrial development revenue bonds without recourse to the City. The term of the agreement will commence on the date of occupancy (expected to be November 1997) and will continue for a period of 30 years.

Pursuant to the agreement, the Company will receive gross revenues, as defined, generated by the facility and has agreed to pay to the City; (i) an annual minimum return of $200,000 adjusted annually to reflect changes in the consumer price index, but not to exceed $500,000 per annum, (ii) a use fee charge equivalent to 5% of box office ticket sale revenue, and (iii) 5% of the gross monies actually received by the Company for concessions and parking. In addition, the Company has agreed to deposit with the City upon the approval by all federal, state, county and local regulatory and administrative agencies with jurisdiction over the project the refundable sum of $1,500,000, which is to be applied toward the payment of construction, operation and monitoring costs of the facility. In the event the cash flow generated by the facility is not sufficient to pay the interest and principal on the bonds, the management rights will revert to the City.

The Company's investment in this project which includes legal, feasibility and architectural costs and the cost related to acquiring the management agreement totaled approximately $600,000 and $500,000 at December 31, 1995 and 1994, respectively. The recoverability of these costs is dependent on the resolution of certain entitlement and permitting issues which have prevented development and construction of the project.

6. EMPLOYEE BENEFIT PLANS

Effective January 1, 1988, Magic initiated a Money Purchase Plan and Trust (the "Plan") for all full-time employees who have completed one year of service and are at least 21 years of age. Magic contributes an amount not to exceed 25% of the participating employee's compensation or $30,000. In addition, the Plan permits Magic to make additional discretionary contributions to the Plan. Total contributions to the Plan by Magic were $69,000, $70,446, and $68,815 in 1995, 1994 and 1993, respectively. Employees vest in the Company's discretionary contributions at the rate of 20% per year upon completion of two years of service.

7. LEASES

The Company leases a bus under a capital lease. Future minimum rentals under this capital lease at December 31, 1995 are as follows:

   YEAR ENDING
   DECEMBER 31,                                            AMOUNT
   ------------                                            ------

     1996                                             $    25,497
     1997                                                  19,123
                                                       ----------
   Total minimum lease payments                            44,620
   Less amount representing interest                        3,842
                                                       ----------
   Net obligation                                          40,778
   Less current portion                                    22,428
                                                       ----------
   Long-term portion                                  $    18,350
                                                       ==========

The capital lease obligation is included in long-term debt in the accompanying balance sheets.

The Company leases office space from affiliated (See Note 8) and non-affiliated entities under operating lease agreements which extend through December 31, 1997. The following is a schedule of approximate future minimum lease payments required under such non-cancelable operating leases at December 31, 1995:

   YEAR ENDING
   DECEMBER 31,                                          AMOUNT
   ------------                                          ------

     1996                                             $    86,032
     1997                                                  37,515
                                                       ----------
   Total minimum lease payments                       $   123,547
                                                       ==========

Rent expense amounted to $137,200, $137,021 and $98,250 for the years ended December 31, 1995 , 1994 and 1993, respectively, and is included in general and administrative expenses in the accompanying combined statements of income.

8. RELATED PARTY TRANSACTIONS

In the normal course of its business, the Company conducts business with its Principals and their respective affiliates.

Fees paid by the Company for accounting, general management, office and other administrative services to entities controlled by the Principals were $53,218, $75,378, and $78,984 in 1995, 1994 and 1993, respectively, and are reflected in general and administrative expenses in the accompanying combined statements of income.

In 1991 and 1993, the Company entered into two three-year noncancellable operating leases for office space with related entities. The Company is required to pay taxes, maintenance, insurance and utility costs. Payments under these leases totalled $71,824, $74,726, and $59,488 in 1995, 1994 and 1993,
respectively.

The Company has notes receivable from entities controlled by certain Principals with an outstanding balance, including accrued interest, of $665,419 and $460,057 at December 31, 1995 and 1994, respectively. Interest income related to these receivables totaled $84,520, $28,589 and $-0- in 1995, 1994 and 1993, respectively. These unsecured notes bear interest at prime plus 2.9% and are due in 1996.

 The Company has payables due to certain Principals with an outstanding balance, including accrued interest, of approximately $398,819 and $485,680 at December 31, 1995 and 1994, respectively. Interest expense related to these payables totaled $83,518, $62,408 and $45,200 in 1995, 1994 and 1993, respectively. These payables have no stated repayment terms.

9. COMMITMENTS AND CONTINGENCIES

The Company has royalty and employment agreements with certain authors, actors, directors and choreographers and their respective unions. These agreements are generally one to three years in length and provide for minimum compensation levels. These agreements may include incentive bonuses based upon specified goals. The aggregate commitment for future salaries and royalties, excluding bonuses, as of December 31, 1995 was approximately $2,288,000, which will be paid during 1996.

In October 1994, a former independent contractor filed a complaint against Judas in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by Judas. A court date has not been set. Management of Judas believes that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on the Company's combined financial condition or results of operations.

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company that provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.

10. SUBSEQUENT EVENTS

The Company intends to consummate a $10 million private placement offering of units consisting of unsecured senior convertible notes and the Company's common stock. Management expects to use the proceeds from the offering, after deducting offering expenses, to repay certain loans and to provide working capital for expanding the Company's operations and for general corporate purposes.

Immediately after the closing of the offering, the Company intends to merge with and into a corporation whose stock is publicly tradeable.


                            MAGICWORKS ENTERTAINMENT

                        CONDENSED COMBINED BALANCE SHEETS


                                                               JUNE 30         DECEMBER 31
                                                                  1996                1995
                                                         ------------------------------------
                                                            (Unaudited)           (Note)
ASSETS
Current assets:
  Cash and cash equivalents                                 $1,415,718          $  862,127
  Accounts receivable                                        2,109,007           1,196,297
  Inventories                                                  159,497             160,930
  Preproduction costs, net                                     227,164           1,508,314
  Due from affiliates                                          653,127             665,419
  Other current assets                                         104,009             354,663
                                                         ------------------------------------
Total current assets                                         4,668,522           4,747,750

Property and equipment, net                                  1,126,158           1,153,096
Investments in partnerships                                    801,603             347,783
Advances and deposits                                        1,048,041             343,194
Deferred costs                                                 783,730             564,032
Intangible assets, net                                         416,717             454,442
                                                         ------------------------------------

Total assets                                                $8,844,771          $7,610,297
                                                         ====================================

LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities                                             $1,463,447          $1,480,979
  Current maturities of long-term                              208,080             137,870
    debt
  Short-term debt                                            2,230,394           1,920,489
  Due to affiliates                                            503,575             398,819
                                                         ------------------------------------
Total current liabilities                                    4,405,496           3,938,157
                                                         ------------------------------------

Long-term debt, less current
  maturities                                                   565,500             392,699
Commitments and contingencies
Minority interest                                              600,971           1,470,457

Stockholders' equity:
  Common stock,, $1 par value; 100
    shares authorized; 100 share
    issued and outstanding                                         800                 800
  Additional paid-in capital                                    59,974              59,974
  Retained earnings                                          3,212,030           1,748,210
                                                         ------------------------------------
Total stockholders' equity                                   3,272,804           1,808,984
                                                         ------------------------------------

Total liabilities and stockholders' equity                   8,844,771          $7,610,297
                                                         ====================================


Note: The balance sheet at December 31, 1995 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements

SEE ACCOMPANYING NOTES
                                        F-71

                         MAGICWORKS ENTERTAINMENT, INC.

                     CONDENSED COMBINED STATEMENTS OF INCOME


                                                       JUNE 30
                                               1996                 1995
                                        --------------------------------------
                                                     (Unaudited)
Revenues:
  Production                             $  16,361,156        $  14,721,453
  Promotion                                  5,126,007            4,573,186
  Merchandising                              1,134,213            1,211,935
  Other                                      1,098,078              495,396
                                        --------------------------------------
Total revenues                              23,719,454           21,001,970
                                        --------------------------------------


Operating expenses:
  Talent and other show                     17,925,381           14,698,421
  Salaries, wages and benefits               1,032,670              819,250
  Cost of goods sold                           876,917              847,952
  General and other operating expenses       1,259,556              901,076
                                        --------------------------------------
                                            21,094,524           17,266,699
                                        --------------------------------------


Income from operations                       2,624,930            3,735,271

Other income (expense):
  Interest income                                5,187               30,516
  Interest expense                            (168,911)             (21,490)
  From investments in noncombining
    productions                                 27,165              270,812
  Minority interests                          (488,548)          (1,417,782)
                                        --------------------------------------

Net income                                   1,999,823            2,597,327

Pro forma adjustments for income taxes        (779,931)          (1,012,958)
                                        --------------------------------------

Pro forma net income                      $  1,219,892        $   1,584,369
                                        ======================================



SEE ACCOMPANYING NOTES.


                         MAGICWORKS ENTERTAINMENT, INC

                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS


                                                                         SIX MONTHS ENDED
                                                                               JUNE 30
                                                                     1996                  1995
                                                              ----------------------------------------
                                                                           (Unaudited)
OPERATING ACTIVITIES
  Net income                                                     $ 1,999,823           $ 2,597,327

  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization                                  1,456,740               717,583
    Write-down of investment in partnerships                            --                  49,994
    Minority interest                                                488,548             1,417,782
    (Increase) decrease in:
      Accounts receivable                                           (912,710)              192,981
      Inventories                                                      1,433                92,904
      Other current assets                                           250,654              (193,764)
      Preproduction costs                                               --                (399,685)
      Advances and deposits                                         (704,847)              (14,191)
     (Decrease) in:
      Accounts payable and accrued liabilities                       (17,532)           (1,024,317)
                                                              ----------------------------------------
Net cash provided from operating activitie                         2,562,109             3,436,614


INVESTING ACTIVITIES
  Investment in cultural facility                                    (21,714)              (16,452)
  Due to affiliates                                                  104,756               (67,401)
  Notes receivable from affilates                                     12,292              (246,682)
  Purchase of property and equipment                                 (39,098)             (138,443)
  Investments in partnerships                                       (453,820)               85,958
  Investments in management and
    booking agreements                                               (71,829)              (25,000)
                                                              ----------------------------------------
Net cash used in investment activities                              (469,413)             (408,020)

FINANCING ACTIVITIES
  Proceeds of borrowings                                             879,905               301,608
  Repayment of  borrowings                                          (326,989)              (74,989)
  Increase in offering costs                                        (197,984)             (118,076)
  Distributions to minority interests                             (1,358,034)           (2,015,696)
  Distributions                                                     (536,003)           (1,892,471)
                                                              ----------------------------------------
Net cash used by financing activities                             (1,539,105)           (3,799,624)
                                                              ----------------------------------------
Net increase (decrease) in cash
  and cash equivalents                                               553,591              (771,030)
Cash and cash equivalents at
  beginning of period                                                862,127             1,955,315
                                                              ----------------------------------------
Cash and cash equivalents at
  end of period                                                  $ 1,415,718           $ 1,184,285
                                                              ========================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for inte$est                              78,843           $    17,705
                                                              ========================================


SEE ACCOMPANYING NOTES

                         MAGICWORKS ENTERTAINMENT, INC.
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                  June 30, 1996


1.  BASIS OF PRESENTATION

The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

2.  CONTINGENCIES

In October 1994, a former independent contractor filed a complaint against Judas in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by Judas. A court date has not been set. Management of Judas believes that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on Judas' financial condition or results of operations.

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company threat provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.

                     MAGICWORKS ENTERTAINMENT INCORPORATED
                    PRO FORMA COMBINED FINANCIAL STATEMENTS

     The Consolidation complies with the requirements of SAB Topic 5:G (SAB 48) and should therefore be accounted for at the historical cost basis of the transferors. The following unaudited pro forma condensed combined financial statements present the Consolidation accounted for as a purchase at book value by MPIO, which will begin to consolidate the other Constituent Corporations.
The pro forma condensed combined financial statements also present the Movietime Acquisition accounted for as a pooling of interests in accordance with APB No. 16. The pro forma information assumes that the Consolidation and Movietime Acquisition had occurred as of the beginning of the respective periods presented in the Pro Forma Condensed Combined Statements of Operations.

     The pro forma condensed combined financial statements also give effect to the Merger and the Private Placement as if these transactions occurred as of the beginning of the respective periods presented in the Pro Forma Condensed Combined Statements of Operations.

     The unaudited pro forma condensed combined financial information as set forth is derived from, and should be read in conjunction with, the combined financial statements of the Company. The following pro forma financial data is presented for informational purposes only and is not necessarily indicative of the results of the future operations of the Company or the actual results that would have been achieved had the transactions been consummated prior to the periods presented.

                      MAGICWORKS ENTERTAINMENT INCORPORATED
                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                              AS OF JUNE 30, 1996

                         MAGIC/                   DIAMOND       TOURING   PERFORMING
                         MOVIETIME  SHADOW WOOD  BULLET         ARTISITS  ARTS
                         POOLED (G) CORPORATION  MERCHANDISING  GROUP     MANAGEMENT   SUBTOTAL(A)    TOTAL(B)
                         ---------- -----------  -------------  --------  ----------   -----------    --------
Assets
Current assets:
  Cash and cash
    equivalents          $1,149,294       $0        $38,485      $234,815      $379      $273,679    $1,422,973


  Accounts receivable     2,016,018        0         10,958        87,987         0        98,945     2,114,963
  Preproduction
    costs, net              227,164        0              0             0         0             0       227,164
  Inventories                     0        0        159,497             0         0       159,497       159,497
  Notes receivable
    from affiliates          75,000        0        899,177             0         0       899,177       974,177
  Other current assets      102,809        0         46,200             0         0        46,200       149,009
                         --------------------------------------------------------------------------------------
Total current assets      3,570,285        0      1,154,317       322,802       379     1,477,498     5,047,783

  Property and
    equipment, net        1,174,674        0         24,048        57,694         0        81,742     1,256,416
  Investments in
    partnerships            691,382        0              0       110,221         0       110,221       801,603
  Advances and deposits     997,278        0              0         5,763         0         5,763     1,003,041
  Deferred costs, net       341,040        0         12,722        50,973   378,995       442,690       783,730



  Management and booking
    agreements, net         342,255        0              0        74,462         0        74,462       416,717
                         --------------------------------------------------------------------------------------
                         $7,116,914       $0     $1,191,087      $621,915  $379,374    $2,192,376    $9,309,290
                         ======================================================================================
Liabilities and Equity
Current liabilities:
  Accounts payable and
    accrued liabilities  $1,111,785  $21,047       $332,593       $52,646  $108,026      $514,312    $1,626,097
  Current maturities of
    long-term debt          208,080        0              0             0         0             0       208,080
  Short-term debt         1,518,133        0        712,261             0         0       712,261     2,230,394
  Due to affiliates         979,179        0        177,389        45,330   301,121       523,840     1,503,019
                         --------------------------------------------------------------------------------------
Total current liabilities 3,817,177   21,047      1,222,243        97,976   409,147     1,750,413     5,567,590
                         --------------------------------------------------------------------------------------
Long-term debt, less
  current maturities        565,500        0              0             0         0             0       565,500


Minority interests          628,992        0              0             0         0             0       628,992

Commitments and
  contingencies                   0        0              0             0         0             0             0

Capital:
  Common stock                  100      389            100           100       500         1,089         1,189



  Preferred stock                 0        0              0             0         0             0             0
  Additional paid-in-
    capital               1,056,489  117,637            900           900         0       119,437     1,175,926






  Partners' capital/
   retained earnings      1,048,656 (139,073)       (32,156)      522,939   (30,273)      321,437     1,370,093
                         --------------------------------------------------------------------------------------
                          2,105,245  (21,047)       (31,156)      523,939   (29,773)      441,963     2,547,208
                         --------------------------------------------------------------------------------------
                         $7,116,914       $0     $1,191,087      $621,915  $379,374     $2,192,37    $9,309,290
                         ======================================================================================
                                  0        0              0             0         0             0             0


                         PROFORMA
                         ADJUSTMENTS   COMBINED
                         -----------   --------
Assets
Current assets:
  Cash and cash
    equivalents          $8,919,350 (F)$10,319,461
                            333,000 (J)
                          ($355,862)(K)
  Accounts receivable                    2,114,963
  Preproduction
    costs, net                             227,164
  Inventories                              159,497
  Notes receivable
    from affiliates        (321,050)(I)    653,127
  Other current assets      (45,000)(I)    104,009
                         -------------------------
Total current assets      8,530,438     13,578,221

  Property and
    equipment, net                       1,256,416
  Investments in
    partnerships                           801,603
  Advances and deposits      45,000 (I)  1,048,041
  Deferred costs, net     1,082,150 (F)  1,116,069
                           (768,311)(F)
                             37,000 (J)
                            (18,500)(J)
  Management and booking
    agreements, net                        416,717
                         -------------------------
                         $8,907,777    $18,217,067
                         =========================

Liabilities and Equity
Current liabilities:
  Accounts payable and
    accrued liabilities    ($91,066)(I) $1,535,031
  Current maturities of
    long-term debt                         208,080
  Short-term debt                        2,230,394
  Due to affiliates        (231,984)(I)  1,271,035
                         -------------------------
Total current liabilities  (323,050) 0   5,244,540
                         -------------------------
Long-term debt, less
  current maturities      5,000,750 (F)  5,751,250
                            185,000 (J)

Minority interests          (28,021)(I)    600,971

Commitments and
  contingencies                                  0

Capital:
  Common stock               19,000 (C)     23,074
                              2,000 (H)
                                811 (E)
                                 74 (I)
  Preferred stock                 0 (D)          0
  Additional paid-in-
    capital               4,998,750 (F)  5,197,118
                            (19,000)(C)
                           (768,311)(F)
                               (811)(E)
                            184,926 (K)
                           (355,862)(J)
                            (18,500)(I)
  Partners' capital/
   retained earnings         30,021 (I)  1,400,114
                         -------------------------
                          4,073,098      6,620,306
                         -------------------------
                         $8,907,777    $18,217,067
                         =========================
                                  0              0

  Pro Forma Adjustments
  ---------------------
  (A) Total of ShadowWood, Diamond Bullet Merchandising, Touring Artists Group, and Performing Arts Management.
  (B)  Total of (A) and (G).
  (C) To record the effect of the reverse merger agreement between, Magic Promotions, Diamond Bullet Merchandising, Touring Artists Group, and Performing Arts Management and ShadowWood Corporation which transpired on July 30, 1996. The transaction has been accounted for as a reverse acquisition using the purchase method of accounting.
  (D) After the merger, 5,000,000 shares of preferred stock will be authorized, par value $.001 per share, no shares issued and outstanding.
  (E) After the reverse merger, acquistion of Movietime and the private placements, 50,000,000 shares of common stock authorized, par value $.001 per share, 23,074,299 shares issued and outstanding.
  (F)  To record the effect of the private placement transaction which sold
       400.06 units at a price per unit of $25,000 ($12,500 debt and $12,500 stock at $2.50/share). The transaction, which closed on 07/30/96, grossed $10,001,500 less $1,082,150 in commissions and closing costs. In addition, 50% of the closing costs relating to the private placement have been netted against additional paid-in capital and 50% have been capitalized as deferred financing costs to be amortized over five years.
  (G) Magic Promotions, Inc. and Movietime Entertainment, Inc. combined using the pooling method of accounting.
  (H) To record the effect of the Movietime merger with Magic Promotions which transpired on August 26, 1996. The transaction has been accounted for as an acquisition using the pooling method of accounting.
  (I)  To eliminate intercompany transactions between Magic, TAG, DBM, and PAM.
  (J)  To record the effect of the private placement transaction which sold
       14.8 units at a price per unit of $25,000 ($12,500 debt and $12,500 stock at $2.50/share). The transaction, which closed on 09/27/96, grossed $370,000 less $37,000 in commissions and closing costs.In addition, 50% of the closing costs relating to the private placement have been netted against additional paid-in capital and 50% have been capitalized as deferred financing costs to be amortized over five years.
  (K)  To record aditional costs relating to the registering of the stock.
       All costs are to be netted against additional paid-in capital.

                         MAGICWORKS ENTERTAINMENT, INC.
               PRO FORMA COMBINED STATEMENTS OF INCOME (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996


                       MAGIC/                      DIAMOND        TOURING    PERFORMING
                       MOVIETIME      SHADOW WOOD  BULLET         ARTISITS   ARTS
                       POOLED (G)     CORPORATION  MERCHANDISING  GROUP      MANAGEMENT   SUBTOTAL(A)   TOTAL(B)
                       ----------     -----------  -------------  --------   ----------   -----------   --------
Revenues:
  Production           $16,361,156         $0         $0                $0       $0              $0   $16,361,156
  Promotion              5,126,007          0          0                 0        0               0     5,126,007
  Merchandising            297,632          0    836,581                 0        0         836,581     1,134,213
  Other                    369,330          0          0         1,070,885        0       1,070,885     1,440,215
                        -----------------------------------------------------------------------------------------
                        22,154,125          0    836,581         1,070,885        0       1,907,466    24,061,591

Operating Expenses:
  Talent and
    other show          17,974,772          0          0           175,459        0         175,459    18,150,231
  Salaries, wages
    and benefits           747,411          0     63,120           329,011        0         392,131     1,139,542
  Cost of goods sold       249,937          0    626,980                 0        0         626,980       876,917
  General and
    administrative       1,118,815     11,874     75,571           452,188        0         539,633     1,658,448

                        -----------------------------------------------------------------------------------------
                        20,090,935     11,874    765,671           956,658        0       1,734,203    21,825,138

Income from operations   2,063,190    (11,874)    70,910           114,227        0         173,263     2,236,453

Other income(expense):
  Interest income            4,786          0          0               401        0             401         5,187
  Interest expense        (174,170)         0     (6,493)                0   (5,548)        (12,041)     (186,211)
  From investments
    in production           27,165          0          0                 0        0               0        27,165
  Minority interests      (513,137)         0          0                 0        0               0      (513,137)
                          ---------------------------------------------------------------------------------------

Net income               1,407,834    (11,874)    64,417           114,628   (5,548)        161,623     1,569,457

Pro forma adjustment
  for income              (702,677)     4,631    (25,123)          (44,705)   2,164         (63,033)     (612,088)
                          ---------------------------------------------------------------------------------------
Pro forma net
  income (loss)           $705,157    ($7,243)   $39,294           $69,923  ($3,384)        $98,590      $957,369
                          =======================================================================================
Per share data:
  Primary earnings
   per share
  Weighted average
    common shares
      outstanding
  Fully dilutive
    earnings per share
  Weighted average
   common shares &
   common stock
   equivalents
   outstanding


                        PROFORMA
                        ADJUSTMENTS    COMBINED
                        -----------   ---------
Revenues:
  Production                        $16,361,156
  Promotion                           5,126,007
  Merchandising                       1,134,213
  Other                 (330,500)(E)  1,109,715
                        -----------------------
                        (330,500)    23,731,091

Operating Expenses:
  Talent and
    other show          (224,850)(E) 17,925,381
  Salaries, wages
    and benefits          (7,159)(E)  1,132,383
  Cost of goods sold                    876,917
  General and
    administrative        77,819 (B)  1,637,776
                         (98,491)(E)
                        -----------------------
                        (252,681)    21,572,457

Income from operations   (77,819)     2,158,634

Other income(expense):
  Interest income                         5,187
  Interest expense      (259,288)(C)   (445,499)
  From investments
    in production                        27,165
  Minority interests      24,589 (E)   (488,548)
                        -----------------------

Net income              (312,518)     1,256,939

Pro forma adjustment
  for income             121,882 (D)   (490,206)
                       ------------------------
Pro forma net
  income (loss)        ($190,636)      $766,733
                        =======================
Per share data:
  Primary earnings
   per share                              $0.03
  Weighted average
    common shares
      outstanding                    23,074,299
  Fully dilutive
    earnings per share                    $0.04
  Weighted average
   common shares &
   common stock
   equivalents
   outstanding                       25,055,942

(A) Includes the historical financial information of Magicworks Entertainment, Inc. and Movietime Entertainment, Inc.
(B) To reflect amortization of deferred finance costs for the six months ended June 30, 1996.
(C) To reflect interest expense on the debt portion of the securities issued in the private placement for the six month period ended June 30, 1996.
(D)  Tax adjustment due to (B) and (C).
(E)  To eliminate the intercompany transactions between Magic, TAG, DBM and PAM.

                         MAGICWORKS ENTERTAINMENT, INC.
                    PRO FORMA COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                 MAGIC/                      DIAMOND              TOURING     PERFORMING
                                 MOVIETIME      SHADOW WOOD  BULLET               ARTISITS    ARTS
                                 POOLED(G)      CORPORATION  MERCHANDISING        GROUP       MANAGEMENT    SUBTOTAL(A)   TOTAL(B)
                                 ----------     -----------  -------------        ---------   -----------   -----------   ---------
Revenues:
  Production                     $31,638,078         $0               $0               $0       $0                 $0   $31,638,078
  Promotion                        6,668,672          0                0                0        0                  0     6,668,672
  Merchandising                    1,160,519          0        1,313,695                0        0          1,313,695     2,474,214
  Other                            1,237,126          0                0        1,186,809        0          1,186,809     2,423,935
                                  -------------------------------------------------------------------------------------------------
                                  40,704,395          0        1,313,695        1,186,809        0          2,500,504    43,204,899

Operating Expenses:
  Talent and other show           33,346,544          0                0                0        0                  0    33,346,544
  Salaries, wages and benefits     1,351,312          0           85,795          627,294        0            713,089     2,064,401
  Cost of goods sold                 408,697          0        1,053,667                0        0          1,053,667     1,462,364
  General and administrative       1,393,605      6,029          140,036          504,110        0            650,175     2,043,780
                                  -------------------------------------------------------------------------------------------------
                                  36,500,158      6,029        1,279,498        1,131,404        0          2,416,931    38,917,089

Income from operations             4,204,237     (6,029)          34,197           55,405        0             83,573     4,287,810

Other income(expense):
  Interest income                    108,427          0                0              633        0                633       109,060
  Interest expense                   (65,318)         0           (6,417)               0  (21,110)           (27,527)      (92,845)
  From investments in production     418,679          0                0                0        0                  0       418,679
  Minority interests              (1,688,531)         0                0                0        0                  0    (1,688,531)
                                  -------------------------------------------------------------------------------------------------
                                  (1,226,743)         0           (6,417)             633  (21,110)           (26,894)   (1,253,637)

Net income                         2,977,494     (6,029)          27,780           56,038  (21,110)            56,679     3,034,173

Pro forma adjustment for income   (1,318,378)     2,351          (10,834)         (21,855)   8,233            (22,105)   (1,183,327)
                                  -------------------------------------------------------------------------------------------------
Pro forma net income (loss)       $1,659,116    ($3,678)         $16,946          $34,183 ($12,877)           $34,574    $1,850,846
                                  =================================================================================================
  Primary earnings per share
  Weighted average common shares outstanding
  Fully dilutive earnings per share
  Weighted average common shares & common stock equivalents outstanding



                                 PROFORMA
                                 ADJUSTMENTS      COMBINED
                                 -----------      --------
Revenues:
  Production                                   $31,638,078
  Promotion                                      6,668,672
  Merchandising                                  2,474,214
  Other                            (470,800)(E)  1,953,135
                                   -----------------------
                                   (470,800)    42,734,099

Operating Expenses:
  Talent and other show            (400,800)(E) 32,945,744
  Salaries, wages and benefits       (8,062)(E)  2,056,339
  Cost of goods sold                             1,462,364
  General and administrative        155,637 (B)  2,137,479
                                    (61,938)(E)
                                   -----------------------
                                   (315,163) 0  38,601,926

Income from operations             (155,637)     4,132,173

Other income(expense):
  Interest income                                  109,060
  Interest expense                 (518,575)(C)   (611,420)
  From investments in production                   418,679
  Minority interests                241,643 (E) (1,446,888)
                                   -----------------------
                                   (276,932)    (1,530,569)

Net income                         (432,569)     2,601,604

Pro forma adjustment for income     168,702 (D) (1,014,626)
                                   -----------------------
Pro forma net income (loss)       ($263,867)    $1,586,978
                                   =======================
Per share data:
  Primary earnings per share                         $0.07
  Weighted average common shares                23,074,299
  Fully dilutive earnings per share                  $0.08
  Weighted average common shares &
    common stock equivalents outstanding         25,055,942

(A) Includes the historical financial information of Magicworks Entertainment, Inc. and Movietime Entertainment, Inc.
(B) To reflect deferred private placement cost amortization through December 31, 1995, as if the acquistion took place on January 1, 1995.
(C) To reflect interest expense on the debt portion of the securities issued in the private placement for the period ended December 31, 1995.
(D)  Tax adjustment due to (B) and (C).
(E)  To eliminate the intercompany transactions between Magic, TAG, DBM and PAM.

================================================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY JURISDICTION IN WHICH SUCH OFFER TO OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                                TABLE OF CONTENTS

Available Information..............................................  2
Prospectus Summary.................................................  3
Risk Factors.......................................................  7
The Merger......................................................... 11
Consolidation Transactions and S Corporation Distributions......... 11
Use of Proceeds.................................................... 12
Price Range of Common Stock........................................ 12
Capitalization..................................................... 14
Selected Combined Financial Data................................... 15
Selected Combined Pro Forma Financial Data......................... 16
Management's Discussion and Analysis of Financial Condition
  and Results of Operations........................................ 17
Business........................................................... 23
Management......................................................... 32
Principal Shareholders............................................. 36
Selling Securityholders............................................ 37
Certain Transactions............................................... 45
Description of Securities.......................................... 46
Plan of Distribution............................................... 49
Shares Eligible for Future Sale.................................... 50
Legal Matters...................................................... 50
Experts............................................................ 50
Index to Financial Statements..................................... F-1

                            ------------------------



                               26,226,465 SHARES

                                   MAGICWORKS
                                 ENTERTAINMENT
                                  INCORPORATED


                            ------------------------
                                   PROSPECTUS
                            ------------------------

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                        The Registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:

Securities and Exchange Commission registration fee.............       $
NASD filing fee.................................................
Printing expenses...............................................       $77,000
Accounting fees and expenses....................................      $305,027
Legal fees and expenses.........................................      $488,306
Listing fees....................................................
Fees and expenses (including legal fees) for qualifications
under state securities laws.....................................       $15,000
Transfer agent's fees and expenses..............................
Miscellaneous...................................................
                                                                   ------------
Total...........................................................      $
                                                                   ============

                        All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated.


ITEM 14.                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                        The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify and may insure its officers and directors to the fullest extent not prohibited by law. The Registrant has also entered into an agreement (the form of which is filed as Exhibit 10.___ hereto) with each of its directors and executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

ITEM 15.                RECENT SALES OF UNREGISTERED SECURITIES.

                        No securities that were not registered under the 1933 Act have been issued or sold by the Registrant within the past three years except as follows:

                                                                                                                          CASH
          AMOUNT AND TYPES OF SECURITIES                        DATE OF SALE                PURCHASER(S)             CONSIDERATION
-------------------------------------------------------      -------------------     ---------------------------     -------------
414.86 Units(1)                                              July 30, 1996 and       Various private placement        $10,371,500
(2,074,300 shares of common stock, and $5,185,750            September 27, 1996      "accredited" investors and
(principal amount) unsecured senior convertible notes)                               foreign investors

______ Units(1)                                                July 30, 1996         Capital Growth International,             --(2)
488,820 shares of Common Stock and 500,000 Warrants                                  LLC

--------------------------

(1) Each unit consisted of (a) an unsecured senior convertible note in the principal amount of $12,500, which bears interest at the rate of 10% per annum, and (b) 5,000 shares of the Company's Common Stock, $.001 par value. A total of ________ units sold in the Private Placement were sold without registration in reliance upon Regulation S under the Securities Act. Capital Growth International, L.L.C., acted as placement agent for the Private Placement for which it was paid a non-accountable expense allowance of $207,430 and sales commissions of $829,720.
(2) Issued as consideration pursuant to a Placement Agent Agreement dated June 16, 1996 between MEI and Capital Growth International, L.L.C.

                        The aforementioned issuances and sales were made in reliance upon the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The purchasers of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the securities may not be offered, sold or transferred other than pursuant to an effective registration statement under the 1933 Act, or an exemption from such registration requirements. The Company will place stop transfer instructions with its transfer agent with respect to all such securities.

ITEM 16.                EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                        (a)    Exhibits:

                               EXHIBIT             DESCRIPTION
                               -------             -----------
                                 3.1          Registrant's Articles of Incorporation
                                 4.2          Form of Redeemable Common Stock Purchase Warrant
                                 4.3          Form of Unsecured Senior Convertible Note
                                10.1          Registrant's Stock Option Plan
                                10.2          Registrant's Directors Stock Option Plan
                                10.3          Form of Indemnification Agreement between Registrant and each of Registrant's
                                              Directors and Executive Officers
                                10.4          Employment Agreement, dated as of July 22, 1993, between Touring Artists Group Inc.
                                              and Michel Vega
                                10.5          Employment Agreement dated June 30, 1996 but effective as of August 1, 1996 between the Registrant and Joe Marsh
                                10.6          Employment Agreement dated June 30, 1996 but effective as of August 1, 1996 between the Registrant and Brad L. Krassner
                                10.7          Employment Agreement dated June 30, 1996 but effective as of August 1, 1996 between the Registrant and Lee Marshall
                                10.8          Employment Agreement dated June 30, 1996 but effective as of August 1, 1996 between
                                              Magic Promotions, Inc. and Glenn Bechdel
                                10.9          Note Escrow Agreement dated as of July 30, 1996 by and among the Registrant Capital
                                              Growth International, L.L.C. and Sterling National Bank and Trust Company of New York
                                10.10         Equipment Lease dated August, 1994 by and between Magic Promotions, Inc. and Star
                                              Trax, Inc.
                                21.1          Subsidiaries of Registrant
                                23.2          Consents of Ernst & Young LLP

---------------------

*  To be filed by amendment

                        (b)           Financial Statement Schedules:

                        Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and therefore have been omitted.


ITEM 17.                UNDERTAKINGS

                        (a)           The undersigned registrant hereby
undertakes:

                                      (1)           To file, during any period
in which offers or sales are being made, a post-effective amendment to this registration statement:

                                                    (i)          To include any
prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                                    (ii)         To reflect in
the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                                    (iii)        To include any
additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement. and

                                      (2)           That, for the purpose of
determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      (3)           To remove from registration
by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        (b) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        (d)           The undersigned registrant hereby

undertakes that:

                                      (1)           For purposes of determining
any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                                      (2)           For the purpose of
determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida, on September 27, 1996.

                                     MAGICWORKS ENTERTAINMENT INCORPORATED

                                     By: /s/ BRAD KRASSNER
                                         ---------------------------------------
                                         Brad Krassner, Co-Chairman of the Board
                                         and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brad Krassner and Lee Marshall and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys- in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                       TITLE                          DATE
      ---------                       -----                          ----

/s/ BRAD KRASSNER        Co-Chairman of the Board and         September 27, 1996
--------------------     Chief Executive Officer
Brad Krassner            (Principal Executive Officer)

/s/ JOE MARSH            Co-Chairman of the Board             September 27, 1996
--------------------
Joe Marsh

/s/ LEE MARSHALL         President, Chief Operating Officer   September 27, 1996
--------------------     and Director
Lee Marshall

/s/ STEVEN CHABY         Chief Financial Officer and          September 27, 1996
--------------------     Treasurer (Principal Financial and
Steven Chaby             Accounting Officer)

/s/ H. YALE GUTNICK      Director                             September 27, 1996
--------------------
H. Yale Gutnick

/s/ RONALD J. KORN       Director                             September 27, 1996
--------------------
Ronald J. Korn